Filed pursuant to Rule 424(b)(3)
Registration No. 333-125546

SUPPLEMENT NO. 17 DATED APRIL 26, 2007

TO PROSPECTUS DATED MARCH 3, 2006

APPLE REIT SEVEN, INC.

The following information supplements the prospectus of Apple REIT Seven, Inc. dated March 3, 2006 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus, Supplement No. 7 (which is cumulative and replaces all prior Supplements) and this Supplement No. 17 (which replaces all Supplements other than Supplement No. 7).

Status of the Offering	S – 3
Risk Factors	S – 3
Recent Developments	S – 4
Acquisitions and Related Matters	S – 5
Summary of Contracts	S – 10
Additional Properties	S – 12
Management	S – 15
Selected Financial Data	S – 19
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S – 20
Experts	S – 29
Experience of Prior Programs	S – 30
Index to Financial Statements	F – 1

The prospectus, and each supplement, contains forward-looking statements. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

“Courtyard by Marriott,” “Fairfield Inn,” “TownePlace Suites,” “Springhill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn & Suites,” “Homewood Suites,” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on March 15, 2006. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of April 24, 2007, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	47,352,094	520,873,040	468,785,736

Total	52,113,999	$570,873,040	$513,785,736

RISK FACTORS

We are expanding our discussion in the prospectus to include the subsection and information below. The risk factors set forth below are in addition to all of the risk factors contained in the prospectus under the heading “Risk Factors,” which begins on page 14 of the prospectus.

Additional Offering Risk Factors

In 2006, our distributions included a partial return of the purchase price paid for Units.

To maintain its REIT status the Company is required to distribute at least 90% of its ordinary income. Distributions in 2006 totaled $12.5 million and were paid monthly at a rate of $0.073334 per common share. For the same period the Company’s cash generated from operations was approximately $5.2 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, the Company has had significant amounts of cash earning interest at short term money market rates. As a result, the difference between distributions paid and cash generated from operations has been funded from proceeds from our offering of Units, and this portion of distributions is expected to be treated as a return of capital for federal income tax purposes. The Company intends to continue paying dividends on a monthly basis at an annualized rate of $0.88 per common share. Since a portion of distributions has to date been funded with proceeds from the offering of Units, the Company’s ability to maintain its current intended rate of distribution will be based on its ability to fully invest its offering proceeds and thereby increase its cash generated from operations. Since there can be no assurance of the Company’s ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties.

Our distributions to our shareholders may continue to be sourced in part from offering proceeds or indebtedness, but the extent of such sourcing from offering proceeds is expected to decline as our operations continue.

We may be more likely to return offering proceeds as a part of distributions to shareholders early in our operations. This is because as proceeds are raised in the offering, it is not always possible immediately to invest them in real estate properties that generate our desired return on investment. There may be a “lag” or delay between the raising of offering proceeds and their investment in real estate properties. Persons who acquire Units relatively early in our offering, as compared with later investors, may receive a greater return of offering proceeds as part of the earlier distributions. If investors receive different amounts of returns of offering proceeds as distributions based upon when they acquire Units, the investors will experience different rates of return on their invested capital and some investors may have less net cash per Unit invested after distributions than other investors. Further, offering proceeds that are returned to investors as part of distributions to them will not be available for investments in properties.

RECENT DEVELOPMENTS

Recent Purchases

On April 24, 2007, one of our wholly-owned subsidiaries closed on the purchase of an entity holding a hotel in Prattville, Alabama with 84 guest rooms. The gross purchase price was $9,303,470. This hotel is part of a group of three hotels originally covered by separate and related purchase agreements. We have previously purchased an entity holding another hotel within this group. A purchase agreement remains in effect for the entity holding the final hotel in this group, although certain required conditions to closing remain unsatisfied. As a result, there can be no assurance at this time that a closing will occur with respect to the remaining hotel. Further information about the hotels in this group, including the hotels we currently own, is provided in other sections below.

On April 24, 2007, our wholly-owned subsidiaries closed on the purchase of three entities, each of which holds one hotel. Two of the hotels are located in Florida and one is located in Georgia. These hotels contain a total of 236 guest rooms. The aggregate gross purchase price was $23,784,453. These hotels are part of a group of four hotels originally covered by separate and related purchase agreements. The two hotels in Florida serve as collateral for existing loans. In each such case, the entity we purchased continues to serve as the borrower under the applicable loan. In addition, we have caused other wholly-owned subsidiaries to assume the obligations of the indemnitor or guarantor of the applicable loan. A purchase agreement remains in effect for the entity holding the final hotel in this group, although certain required conditions to closing remain unsatisfied. As a result, there can be no assurance at this time that a closing will occur with respect to the remaining hotel. Further information about the hotels in this group, including the hotels we currently own, is provided in other sections below.

Recent Purchase Contracts

On April 4, 2007, one of our wholly-owned subsidiaries entered into a purchase contract for the potential purchase of a hotel in Memphis, Tennessee with 140 guest rooms. An initial deposit of $100,000 was required under the purchase contract. The gross purchase price for this hotel will be $11,100,000. The purchase contract has certain unsatisfied conditions to closing, and there can be no assurance at this time that our contracting subsidiary will purchase this hotel.

Source of Payments

The total gross purchase price for our recent purchases, which resulted in our ownership of four additional hotels, was funded by the proceeds of our ongoing offering of units. We also used such proceeds to make the deposit payment mentioned above and to pay $661,758, representing 2% of the total gross purchase price for our recent purchases, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

As a result of our recent purchase, we currently own a total of 28 hotels, which are located in the states indicated in the map below:

ACQUISITIONS AND RELATED MATTERS

Acquisitions

Our hotels have been leased to our wholly-owned subsidiaries, as the lessees, under separate hotel lease agreements. For simplicity, these lessees will be referred to below as the “lessees.”

Each hotel is managed under a separate management agreement between the applicable lessee and the manager. For simplicity, the manager will be referred to below as the “manager.”

(Remainder of Page Is Intentionally Blank)

The hotel lease agreements and management agreements are among the contracts described in the next section. The table below specifies the franchise, hotel owner, lessee and manager for the hotels purchased since August 18, 2006, which is the date of Supplement No. 7 (our last active Supplement):

Hotel	Franchise (a)	Hotel Owner/Lessor	Lessee	Manager
Seattle, Washington	Residence Inn	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	Inn Ventures, Inc. (b)

Sarasota, Florida	Homewood Suites	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	Promus Hotels, Inc.

Hattiesburg, Mississippi	Courtyard	Sunbelt-CHM, L.L.C.	Apple Seven Services Southeast, L.P.	LBAM-Investor Group, L.L.C. (b)

Huntsville, Alabama	Homewood Suites	Apple Seven Hospitality Southeast, L.P.	Apple Seven Services Southeast, L.P.	LBAM-Investor Group, L.L.C.

Omaha, Nebraska	Courtyard	Apple Seven SPE Omaha CY, Inc.	Apple Seven Services Omaha CY, Inc.	Courtyard Management Corporation

Milford, Ohio	Homewood Suites	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	White Lodging Services Corporation

Rancho Bernardo, California	Courtyard	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	Dimension Development Company, Inc. (b)

New Orleans, Louisiana	Homewood Suites	Apple Seven SPE New Orleans, L.P.	Apple Seven Services New Orleans, L.P.	Dimension Development Company, Inc. (b)

Ronkonkoma, New York	Hilton Garden Inn	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	White Lodging Services Corporation

Tupelo, Mississippi (c)	Hampton Inn	A7 SPE Tupelo, L.P.	A7 Services Tupelo, L.P.	LBAM-Investor Group, L.L.C.

Miami, Florida	Homewood Suites	Apple Seven SPE Miami, Inc.	Apple Seven Services Miami, Inc.	Dimension Development Company, Inc. (b)

Highlands Ranch, Colorado	Residence Inn	Apple Seven SPE Highlands Ranch, Inc.	Apple Seven Services Highlands Ranch, Inc.	Dimension Development Company, Inc. (b)

Cranford, New Jersey	Homewood Suites	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	Dimension Development Company, Inc. (b)

Mahwah, New Jersey	Homewood Suites	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	Dimension Development Company, Inc. (b)

Hotel	Franchise (a)	Hotel Owner/Lessor	Lessee	Manager

Highlands Ranch, Colorado	Hilton Garden Inn	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	Dimension Development Company, Inc. (b)

Prattville, Alabama	Courtyard	Sunbelt- CPA, L.L.C.	Apple Seven Services Southeast, L.P.	LBAM- Investor Group, L.L.C. (b)

Columbus, Georgia	Fairfield Inn	Sunbelt- Columbus, L.L.C.	Apple Seven Services Southeast, L.P.	LBAM- Investor Group, L.L.C. (b)

Lakeland, Florida	Courtyard	Sunbelt- Lakeland, L.L.C.	Apple Seven Services Lakeland, Inc.	LBAM- Investor Group, L.L.C. (b)

Tallahassee, Florida	Fairfield Inn	Sunbelt- Tallahassee, L.L.C.	Apple Seven Services Tallahassee, Inc.	LBAM- Investor Group, L.L.C. (b)

Notes for Table:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.
(b)	This hotel was purchased from an affiliate of the indicated manager.
(c)	This hotel was the final hotel purchased under a purchase contract dated June 29, 2006, which applied to five other hotels previously purchased by our wholly-owned subsidiaries. These other five hotels are discussed in Supplement No. 7.

We have no material relationship or affiliation with the sellers or the managers, except for the relationship resulting from our purchase, our management agreements for the hotels we own, the pending purchase contracts and any related documents.

Of the purchased hotels listed above, seven continue to serve as collateral for existing loans that were assumed by our purchasing subsidiary. Each of these loans has a non-recourse structure, which means that the lender generally must rely on the property, rather than the borrower, as the lender’s source of repayment in any collection action. There are exceptions to the non-recourse structure in certain situations, such as misappropriation of funds and environmental liabilities. In these situations, the lender is permitted to seek repayment from the indemnitor or guarantor of the loan, which is another one of our wholly-owned subsidiaries.

The table below specifies the loan information for these hotels:

Loan Information (a)

Hotel	Franchise	Approximate Principal Balance of Loan at Closing	Annual Interest Rate	Maturity Date
Omaha, Nebraska	Courtyard	$12,658,000	6.79%	January 2014
New Orleans, Louisiana	Homewood Suites	17,144,000	5.85%	October 2014
Tupelo, Mississippi	Hampton Inn	4,110,000	5.90%	March 2016
Miami, Florida	Homewood Suites	9,819,665	6.50%	July 2013
Highlands Ranch, Colorado	Residence Inn	11,550,000	5.94%	June 2016
Lakeland, Florida	Courtyard	4,220,000	6.80%	January 2013
Tallahassee, Florida	Fairfield Inn	3,500,000	6.80%	January 2013

	Total	$63,001,665

Note for Table:

(a)	All loans provide for monthly payments of principal and interest on an amortized basis.

Purchase Contracts

The following tables provide a summary of the hotels covered by pending purchase contracts that were executed after August 18, 2006, which is the date of Supplement No. 7 (our last active Supplement), and the related loan information for the applicable hotels:

Summary

	Hotel	Franchise	Date of Purchase Contract (a)	Number of Rooms (b)	Gross Purchase Price
1.	Trussville, Alabama	Courtyard	September 27, 2006	84	$9,510,104
2.	Agoura Hills, California	Homewood Suites	October 17, 2006	125	25,250,000
3.	San Diego, California	Hampton Inn	October 17, 2006	177	42,000,000
4.	Provo, Utah	Residence Inn	October 17, 2006	114	(c	)
5.	San Diego, California	Residence Inn	October 17, 2006	121	(c	)
6.	Tucson, Arizona	Residence Inn	November 3, 2006	124	16,640,000
7.	El Paso, Texas	Homewood Suites	November 3, 2006	114	15,390,000
8.	San Antonio, Texas	TownePlace Suites	November 3, 2006	106	11,925,000
9.	San Antonia, Texas	TownePlace Suites	November 3, 2006	123	13,837,500
10.	Dothan, Alabama	Fairfield Inn	January 16, 2007	63	4,584,044
11.	Memphis, Tennessee	Homewood Suites	April 4, 2007	140	11,100,000

			Total	1,291	$193,986,648

Notes for Table:

(a)	Our purchase contract regarding the Trussville hotel applies to the entity holding the hotel, rather than the hotel itself. This table excludes four contracts that were previously reported (in prior Supplements being replaced by this Supplement) and then subsequently terminated.
(b)	The room count includes, for any hotels under construction, the expected number of rooms upon completion.
(c)	These hotels are covered by the same purchase contract with a gross purchase price of $43,750,000. This amount is reflected in the total for the applicable column (in addition to the amounts specifically shown).

Loan Information—Purchase Contract Hotels (a)

	Hotel	Franchise	Approximate Unpaid Principal Balance of Loan		Annual Interest Rate	Maturity Date
1.	San Diego, California	Hampton Inn	$16,335,000		6.74%	March 2014
2.	Provo, Utah	Residence Inn	(b	)	6.55%	April 2013
3.	San Diego, California	Residence Inn	(b	)	6.55%	April 2013
4.	Dothan, Alabama	Fairfield Inn	1,674,000		7.35%	March 2008

		Total	$39,662,000

Note for Table:

(a)	All loans provide for monthly payments of principal and interest on an amortized basis. The loans have a non-recourse structure. (A non-recourse structure is described above in regard to the loans for the recently purchased hotels, and such description generally applies to the hotels listed in this table).
(b)	The hotels listed in 2 and 3 above serve as collateral for the same promissory note, which had an original principal balance of $21,653,000. This amount is reflected in the total for the applicable column (in addition to the amounts specifically shown).

Credit Facility

Under a Loan Agreement dated as of December 14, 2006, we obtained an unsecured credit facility from Wachovia Bank, N.A., for working capital and short-term acquisition funding. We obtained this facility primarily because our closings on property acquisitions may not coincide with the dates on which we receive proceeds from our ongoing offering of Units. The credit facility is evidenced by our promissory note to the lender and is guaranteed by certain of our subsidiaries that are not restricted from making such guaranties by other loan arrangements. If we form new subsidiaries to purchase hotels that are not serving as collateral for existing loans, we generally must cause those new subsidiaries to execute substantially similar guaranties.

The credit facility provides for a maximum aggregate commitment by the lender of $150,000,000 and has a scheduled maturity date of December 13, 2007. We paid a $750,000 commitment fee to the lender to obtain the credit facility.

Our initial advance under the credit facility was $18,000,000, which was repaid in January 2007. Currently (as of March 19, 2007) there is no balance outstanding under the credit facility. The applicable interest rate is generally equal to LIBOR (the London Interbank Offered Rate) plus 2.0%. We may voluntarily prepay any indebtedness under the credit facility in whole or in part at any time.

Payments of any accrued interest amounts are due monthly. We are also required (unless the lender agrees otherwise) to make mandatory prepayments of principal to the extent that we receive proceeds from our ongoing best-efforts offering of units, which typically occurs on a monthly basis. There can be no assurance that such offering proceeds will be sufficient to repay the principal amount of the indebtedness by the maturity date. If such proceeds are not sufficient for that purpose, we may seek to refinance the credit facility. A refinancing, if any, may involve materially different terms and conditions, which may affect the interest rate, payment schedule or unsecured nature of this obligation.

SUMMARY OF CONTRACTS

Hotel Lease Agreements

Each of our hotels is covered by a separate hotel lease agreement between the owner (one of our wholly-owned subsidiaries) and the applicable lessee (another one of our wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. Each lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Shown below are the annual base rents and lease commencement dates for the hotels purchased since August 18, 2006, which is the date of Supplement No. 7 (our last active Supplement):

Hotel	Franchise	Annual Base Rent	Date of Lease Commencement
Seattle, Washington	Residence Inn	$4,487,921	September 1, 2006
Sarasota, Florida	Homewood Suites	983,305	September 15, 2006
Hattiesburg, Mississippi	Courtyard	914,346	October 5, 2006
Huntsville, Alabama	Homewood Suites	716,867	October 27, 2006
Omaha, Nebraska	Courtyard	2,094,619	November 4, 2006
Milford, Ohio	Homewood Suites	568,777	December 1, 2006
Rancho Bernardo, California	Courtyard	2,414,839	December 12, 2006
New Orleans, Louisiana	Homewood Suites	3,231,229	December 15, 2006
Ronkonkoma, New York	Hilton Garden Inn	2,083,338	December 15, 2006
Tupelo, Mississippi	Hampton Inn	556,793	January 23, 2007
Miami, Florida	Homewood Suites	1,843,366	February 21, 2007
Highlands Ranch, Colorado	Residence Inn	1,430,920	February 21, 2007
Cranford, New Jersey	Homewood Suites	1,203,091	March 7, 2007
Mahwah, New Jersey	Homewood Suites	1,527,103	March 7, 2007
Highlands Ranch, Colorado	Hilton Garden Inn	1,388,315	March 9, 2007
Prattville, Alabama	Courtyard	848,310	April 24, 2007
Columbus, Georgia	Fairfield Inn	679,995	April 24, 2007
Lakeland, Florida	Courtyard	891,578	April 24, 2007
Tallahassee, Florida	Fairfield Inn	608,293	April 24, 2007

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

Each of our hotels is being managed by the manager under a separate management agreement between the manager and the applicable lessee (which is one of our wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotel and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Franchise Agreements

In general, for the hotels franchised by Marriott International, Inc. or one of its affiliates, there is a relicensing franchise agreement between the applicable lessee (as specified in a previous section) and Marriott International, Inc. or an affiliate. The franchise for the hotel in Omaha, Nebraska, however, is granted in its management agreement, and there is no separate franchise agreement for that hotel. Each relicensing franchise agreement provides for the payment of royalty fees and marketing contributions to the franchisor. A percentage of gross room revenues is used to determine these payments. In addition, we have caused Apple Seven Hospitality, Inc. or another one of our subsidiaries to provide a separate guaranty of the payment and performance of the applicable lessee under the relicensing franchise agreement.

For the hotels franchised by Hilton Hotels Corporation or one of its affiliates, there is a franchise license agreement between the applicable lessee and Hilton Hotels Corporation or an affiliate. Each franchise license agreement provides for the payment of royalty fees and program fees to the franchisor. A percentage of gross room revenues is used to determine these payments. Apple Seven Hospitality, Inc. or another one of our subsidiaries has guaranteed the payment and performance of the lessee under the applicable franchise license agreement.

The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate. These agreements may be terminated for various reasons, including failure by the applicable lessee to operate in accordance with the standards, procedures and requirements established by the franchisor.

Owner Agreements

For each hotel covered by a relicensing franchise agreement, there is a separate owner agreement between the franchisor, owner and lessee. The owner agreement generally provides that the applicable owner (our wholly-owned subsidiary) will (a) be bound by certain restrictions in the relicensing franchise agreement for the hotel; and (b) perform the obligations of the applicable lessee (which is another one of our wholly-owned subsidiaries) in the event of its default under such agreement.

ADDITIONAL PROPERTIES

Our hotels offer guest rooms and suites, together with related amenities, that are consistent with their operations. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, the hotels are adequately covered by insurance. The following tables present further information about the hotels purchased since August 18, 2006, which is the date of Supplement No. 7 (our last active Supplement):

Table 1. General Information

Hotel	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite (a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel (b)
Seattle, Washington	Residence Inn	234	$56,172,992	$269-399	$56,172,992
Sarasota, Florida	Homewood Suites	100	13,800,000	114-159	12,049,500
Hattiesburg, Mississippi	Courtyard	84	9,455,066	94-149	8,609,866
Huntsville, Alabama	Homewood Suites	107	11,605,779	129-239	10,550,479
Omaha, Nebraska	Courtyard	181	23,100,000	184-194	20,260,800
Milford, Ohio	Homewood Suites	76	7,100,000	119-139	6,566,100
Rancho Bernardo, California	Courtyard	210	36,000,000	99-214	31,451,100
New Orleans, Louisiana	Homewood Suites	166	43,000,000	148-239	38,528,500
Ronkonkoma, New York	Hilton Garden Inn	165	27,000,000	89-114	27,000,000
Tupelo, Mississippi	Hampton Inn	96	5,245,000	76-129	4,910,600
Miami, Florida	Homewood Suites	159	24,300,000	227-275	21,222,200
Highlands Ranch, Colorado	Residence Inn	117	19,000,000	169-199	16,736,700
Cranford, New Jersey	Homewood Suites	108	13,500,000	143-196	8,575,900
Mahwah, New Jersey	Homewood Suites	110	19,500,000	169-209	16,971,000
Highlands Ranch, Colorado	Hilton Garden Inn	128	20,500,000	159-179	18,053,100
Prattville, Alabama	Courtyard	84	9,303,470	99-160	8,169,470
Columbus, Georgia	Fairfield Inn	79	7,332,597	99-109	7,332,597
Lakeland, Florida	Courtyard	78	9,805,236	129-159	8,338,836
Tallahassee, Florida	Fairfield Inn	79	6,646,620	99-109	5,797,370

	Total	2,361	$362,366,760

Notes for Table 1:

(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers.
(b)	The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of each hotel.

Table 2. Operating Information (a)

PART A

		Avg. Daily Occupancy Rates (%)
Hotel	Franchise	2002	2003	2004	2005	2006
Seattle, Washington	Residence Inn	84%	87%	88%	88%	87%
Sarasota, Florida	Homewood Suites	—	—	—	70%	71%
Hattiesburg, Mississippi	Courtyard	—	—	—	—	65%
Huntsville, Alabama	Homewood Suites	—	—	—	—	26%
Omaha, Nebraska	Courtyard	79%	79%	78%	79%	75%
Milford, Ohio	Homewood Suites	—	—	—	33%	51%
Rancho Bernardo, California	Courtyard	—	—	—	—	58%
New Orleans, Louisiana	Homewood Suites	60%	69%	72%	76%	93%
Ronkonkoma, New York	Hilton Garden Inn	—	43%	74%	76%	73%
Tupelo, Mississippi	Hampton Inn	77%	71%	72%	69%	70%
Miami, Florida	Homewood Suites	83%	80%	82%	89%	88%
Highlands Ranch, Colorado	Residence Inn	83%	83%	82%	84%	83%
Cranford, New Jersey	Homewood Suites	83%	82%	80%	78%	81%
Mahwah, New Jersey	Homewood Suites	77%	78%	76%	79%	76%
Highlands Ranch, Colorado	Hilton Garden Inn	—	—	—	—	—
Prattville, Alabama	Courtyard	—	—	—	—	—
Columbus, Georgia	Fairfield Inn	—	71%	82%	81%	79%
Lakeland, Florida	Courtyard	77%	79%	86%	85%	83%
Tallahassee, Florida	Fairfield Inn	82%	83%	82%	80%	79%

PART B
		Revenue per Available Room/Suite ($)
Hotel	Franchise	2002	2003	2004	2005	2006
Seattle, Washington	Residence Inn	$105	$106	$116	$123	$137
Sarasota, Florida	Homewood Suites	—	—	—	74	80
Hattiesburg, Mississippi	Courtyard	—	—	—	—	59
Huntsville, Alabama	Homewood Suites	—	—	—	—	25
Omaha, Nebraska	Courtyard	75	78	81	85	96
Milford, Ohio	Homewood Suites	—	—	—	32	43
Rancho Bernardo, California	Courtyard	—	—	—	—	62
New Orleans, Louisiana	Homewood Suites	100	115	129	145	146
Ronkonkoma, New York	Hilton Garden Inn	—	53	89	93	92
Tupelo, Mississippi	Hampton Inn	52	50	53	52	54
Miami, Florida	Homewood Suites	75	73	79	90	97
Highlands Ranch, Colorado	Residence Inn	78	79	79	85	90
Cranford, New Jersey	Homewood Suites	102	92	93	90	98
Mahwah, New Jersey	Homewood Suites	96	95	92	101	103
Highlands Ranch, Colorado	Hilton Garden Inn	—	—	—	—	—
Prattville, Alabama	Courtyard	—	—	—	—	—
Columbus, Georgia	Fairfield Inn	—	48	59	63	65
Lakeland, Florida	Courtyard	60	64	77	79	89
Tallahassee, Florida	Fairfield Inn	56	58	60	64	66

Note for Table 2:

(a)	Operating information is presented for the last five years, if applicable.

Table 3. Tax and Related Information

Hotel	Franchise	Tax Year (a)		Real Property Tax Rate (d)	Real Property Tax
Seattle, Washington	Residence Inn	2006		0.96934%	$365,239
Sarasota, Florida	Homewood Suites	2006		1.73205%	123,686
Hattiesburg, Mississippi	Courtyard	2006		2.48314%	15,819	(e)
Huntsville, Alabama	Homewood Suites	2006		5.80000%	8,804	(e)
Omaha, Nebraska	Courtyard	2006		2.07512%	271,864
Milford, Ohio	Homewood Suites	2006		6.31240%	97,711
Rancho Bernardo, California	Courtyard	2006	(b)	1.20720%	201,593
New Orleans, Louisiana	Homewood Suites	2006		20.42400%	281,880
Ronkonkoma, New York	Hilton Garden Inn	2006	(c)	18.17800%	376,285
Tupelo, Mississippi	Hampton Inn	2006		2.05860%	44,532
Miami, Florida	Homewood Suites	2006		20.74680%	274,895
Highlands Ranch, Colorado	Residence Inn	2006		9.56700%	178,540
Cranford, New Jersey	Homewood Suites	2006		4.19100%	377,190
Mahwah, New Jersey	Homewood Suites	2006		1.55000%	120,824
Highlands Ranch, Colorado	Hilton Garden Inn	2006		9.56700%	25,690	(e)
Prattville, Alabama	Courtyard	2006		0.64000%	7,258	(e)
Columbus, Georgia	Fairfield Inn	2006		1.66120%	24,261
Lakeland, Florida	Courtyard	2006		2.08430%	78,029
Tallahassee, Florida	Fairfield Inn	2006		1.70834%	56,032

Notes for Table 3:

(a)	Represents calendar year, unless otherwise indicated.
(b)	Represents 12-month period from July 1 through June 30.
(c)	Represents 12-month period from December 1 through November 30.
(d)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable) and includes the impact of non-ad valorem property taxes.
(e)	The hotel was under construction during the specified tax year, and the real property tax shown is not necessarily indicative of property taxes expected for the hotel in the future.

MANAGEMENT

We are expanding our discussion in the prospectus to include the subsections and information below. The following is provided in accordance with recent changes in applicable disclosure regulations of the Securities and Exchange Commission in regard to management, corporate governance and compensation.

Ownership of Equity Securities by Management

The determination of “beneficial ownership” for purposes of this Supplement has been based on information reported to the Company and the rules and regulations of the Securities and Exchange Commission. References below to “beneficial ownership” by a particular person, and similar references, should not be construed as an admission or determination by the Company that Common Shares in fact are beneficially owned by such person.

On the March 21, 2007, the Company had a total of 43,313,782 issued and outstanding Common Shares. There are no shareholders known to the Company who beneficially owned more than 5% of its outstanding voting securities on such date. The following table sets forth the beneficial ownership of the Company’s securities by its directors and executive officers as of such date:

Security Ownership of Management

Title of Class (1)	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Common Shares	Glenn W. Bunting	7,817	*
(voting)	Kent W. Colton	7,817	*
	Glade M. Knight	9,595	*
	Justin G. Knight	1,383	*
	Above directors and executive officers as a group	26,612	*

Series A	Glenn W. Bunting	7,817	*
Preferred Shares	Kent W. Colton	7,817	*
(non-voting)	Glade M. Knight	9,595	*
	Justin G. Knight	1,383	*
	Above directors and executive officers as a group	26,612	*

Series B Convertible	Glade M. Knight	240,000	100%
Preferred Shares
(non-voting)

*	Less than one percent of class.

(1)	Executive officers not listed above for a particular class of securities hold no securities of such class. The Series A Preferred Shares are being issued as part of the Company’s best efforts offering of Units. Each Unit consists of one Common Share and one Series A Preferred Share. The Series A Preferred Shares have no voting rights and are not separately tradable from the Common Shares to which they relate.

(2)	Amounts shown for individuals other than Glade M. Knight and Justin G. Knight consist entirely of securities that may be acquired upon the exercise of options, although no options have been exercised to date. The Series B Convertible Preferred Shares are convertible into Units upon the occurrence of certain events, under a formula which is based on the gross proceeds raised by the Company during its best efforts offering of Units.

Information regarding the Company’s equity compensation plans is set forth in note 5 to the Company’s audited consolidated financial statements, which are included as part of this Supplement.

Corporate Governance

Board of Directors. The Company’s Board of Directors has determined that all of the Company’s directors, except Mr. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (which the Company, although not listed on a national exchange, has adopted for purposes of determining such independence). In making this determination, the Board considered all relationships between the director and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

The Board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity. The Board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the Board is required to disclose the basis for its determination in the Company’s then current annual proxy statement. In addition, the Board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Using these standards, we have classified Mr. Colton and Mr. Bunting as “independent” directors.

Compensation of Directors

During 2006, the directors of the Company were compensated as follows:

All Directors in 2006. All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting the business of the Company.

Independent Directors in 2006. The independent directors (classified by the Company as all directors other than Mr. Knight) received annual directors’ fees of $8,000, plus $1,000 for each meeting of the Board attended in person and $500 for each committee meeting attended. Additionally, the Chair of the Audit Committee receives an additional fee of $1,000 per year. Under the Company’s Non-Employee Directors Stock Option Plan, each non-employee director received options to purchase 7,817 Units, exercisable at $11 per Unit.

Non-Independent Director in 2006. Mr. Knight received no compensation from the Company for his services as a director.

Director Summary Compensation

Director	Year	Fees Earned	Option Awards (1)	Stock Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Glenn W. Bunting	2006	$12,000	$7,473	$—	$—	$—	$—	$19,473
Kent W. Colton	2006	11,000	7,473	—	—	—	—	18,473
Glade M. Knight	2006	—	—	—	—	—	—	—

(1)	The amounts in this column reflect the amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123(R)

Stock Option Grants in Last Fiscal Year

In 2006, the Company adopted a Non-Employee Directors Stock Option Plan (the “Directors Plan”) and an Incentive Stock Option Plan (the “Incentive Plan”). The Directors Plan provides for automatic grants of options to acquire Units. The Directors Plan applies to directors of the Company who are not employees of the Company. The Incentive Plan permits grants of awards that may consist of restricted Units or options to acquire Units. Such awards under the Incentive Plan may be granted to certain employees (including officers and directors) of the Company, Apple Seven Advisors, Inc. or Apple Seven Realty Group, Inc.

Since adoption of the Directors Plan and the Incentive Plan, none of the participants have exercised any of their options to acquire Units. No awards have been granted under the Incentive Plan since inception. The following table shows the options to acquire Units that were granted under the Directors Plan in 2006:

Option Grants in Last Fiscal Year

Name (1)	Number of Units Underlying Options Granted in 2006 (2)
Glade M. Knight	0
Glenn W. Bunting	7,817
Kent W. Colton	7,817

(1)	Glade M. Knight is eligible only for the Incentive Plan. All other listed individuals participate in the Directors Plan.

(2)	Options granted in 2006 are exercisable for ten years from the date of grant at an exercise price of $11 per Unit.

Certain Relationships and Agreements

The Company has significant transactions with related parties. These transactions may not have arms-length terms, and the results of the Company’s operations might be different if these transactions had been conducted with unrelated parties.

The Company has contracted with Apple Suites Realty Group, Inc. (“ASRG”) to provide brokerage services for the acquisition and disposition of real estate assets. ASRG is wholly-owned by Glade M. Knight, the Company’s Chairman and Chief Executive Officer. In accordance with the contract, ASRG is paid a fee equal to 2% of the gross purchase or sales price (as applicable) of any acquisitions or dispositions of real estate investments, subject to certain conditions. Total payments to date to ASRG for services under the terms of this contract were approximately $6.8 million in 2006.

The Company also has contracted with Apple Seven Advisors, Inc. (“A7A”), a company wholly owned by Glade M. Knight to advise the Company and provide day-to-day management services and due-diligence services on acquisitions. In accordance with the contract, the Company pays A7A a fee equal to 0.1% to 0.25% of the total equity contributions to the Company, in addition to certain reimbursable expenses. The aggregate amount of costs paid by the Company to A7A in 2006 was $837,000.

Executive Compensation

General Philosophy

The Company’s executive compensation philosophy is to attract, motivate and retain a superior management team. The Company’s compensation program rewards each senior manager for their contribution to the Company. In addition, the Company uses annual incentive benefits that are designed to be competitive with comparable employers and to align management’s incentives with the interests of the Company and its shareholders.

With the exception of the Company’s Chief Executive Officer (CEO), the Company compensates its senior management through a mix of base salary and bonus designed to be competitive with comparable employers. The Company has not utilized stock based awards or long term compensation for senior management. The Company believes that a simplistic approach to compensation better matches the objectives of all stakeholders. Each member of the senior management team performs similar functions for Apple Two, Apple Five, Apple Six, Apple Suites Realty Group, Apple Six Advisors, Inc. (ASA) and A7A. As a result each senior manager’s total compensation paid by the Company is proportionate to the estimated amount of time devoted to activities associated with the Company. The CEO is Chairman of the Board of Directors, CEO and majority shareholder of ASRG, ASA and A7A, each of which has various agreements with the Company and Apple Two, Apple Five and Apple Six. During 2006, ASRG, ASA and A7A received fees of approximately $10.7 million from Apple Six and Apple Seven. The Compensation Committee of the Board of Directors considers these agreements when developing the CEO’s compensation. As a result, the Company’s CEO has historically not been compensated by the Company. Annually the Chairman of the Board of Directors develops the compensation targets of senior management (as well as goals and objectives) with input from other members of senior management and reviews these items with the Compensation Committee of the Board of Directors.

Base and Incentive Salaries

The process of establishing each senior manager’s compensation involves establishing an overall targeted amount and allocating that total between base and incentive compensation. The overall target is developed using comparisons to compensation paid by other public hospitality REITs, and consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual. It is the Company’s intention to set this overall target sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Once the overall target is established, approximately 75% of that number is allocated to base salary and the remaining 25% is allocated to incentive compensation. The incentive compensation is then allocated 50% to Company overall performance (typically Funds From Operations (FFO) targets) and 50% to each individual’s subjective performance objectives.

Perquisites and Other Benefits

Senior management may participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance and 401K plan. As noted in the Summary Compensation Table below, the Company provides limited perquisites to its senior managers.

Summary Compensation Table

Name	Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension and Non- Qualified Deferred Compensation	All Other Compensation (1)	Total (2)
Glade Knight	Chief Executive Officer	2006	$—	$—	$—	$—	$—	$—	$—	$—
Justin Knight	Senior Vice President, Acquisitions	2006	40,000	20,147	—	—	—	—	5,736	65,883
David McKenney	President, Capital Markets	2006	50,000	20,147	—	—	—	—	4,688	74,835
Kristian Gathright	Senior Vice President, Chief Operating Officer	2006	30,000	20,147	—	—	—	—	4,126	54,273
Bryan Peery	Senior Vice President, Chief Financial Officer	2006	28,333	10,147	—	—	—	—	5,099	43,579

(1)	Includes portion of health insurance, life insurance, parking and 401K match paid by the company.

(2)	As discussed, represents Apple REIT Seven’s allocated share of each officer’s total compensation.

SELECTED FINANCIAL DATA

The following table sets forth selected financial data for the year ended December 31, 2006. Certain information in the table has been derived from the Company’s audited financial statements and notes thereto. This data should be read in conjunction with the Management’s Discussion and Analysis of Financial Conditions and Results of Operations, and the Consolidated Financial Statements and Notes thereto, appearing elsewhere in this Supplement. During the period from the Company’s initial capitalization on May 26, 2005 to April 26, 2006, the Company owned no properties, had no revenue exclusive of interest income, and was primarily engaged in capital formation activities. Operations commenced on April 27, 2006 with the Company’s first property acquisition.

(in thousands except per share and statistical data)	For the year ended December 31, 2006	For the period May 26, 2005 (initial capitalization) through December 31, 2005
Revenues:
Room revenue	$18,800	$—
Other revenue	1,545	—

Total revenue	20,345	—

Expenses:
Hotel operating expenses	12,229	—
Taxes, insurance and other	1,472	—
General and administrative	1,988	40
Depreciation	3,073	—
Interest and other expenses, net	(1,855)	13

Total expenses	16,907	53

Net income (loss)	$3,438	$(53)

Per Share
Earnings (loss) per common share	$0.23	$(5,251.30)
Distributions paid to common shareholders	$0.66	$—
Weighted-average common shares outstanding—basic and diluted	15,152	—

Balance Sheet Data
Cash and cash equivalents	$44,604	$50
Investment in hotels, net	$347,092	$—
Total assets	$409,886	$523
Notes payable	$49,292	$400
Shareholders’ equity	$354,122	$(29)
Net book value per share	$9.56	$—

Other Data
Cash flow from:
Operating activities	$5,158	$(11)
Investing activities	$(328,324)	$—
Financing activities	$367,720	$37
Number of hotels owned at end of period	18	—
Average Daily Rate (ADR) (b)	$116	$—
Occupancy	65.0%	—
Revenue Per Available Room (REVPAR) (c)	$75	$—

Modified Funds From Operations Calculation
Net income (loss)	$3,438	$(53)
Pre-opening costs	465	—
Depreciation	3,073	—

Modified Funds (Deficit) from operations (a)	$6,976	$(53)

(a)	Modified funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles—GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization and pre-opening costs. The Company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs.
(b)	Total room revenue divided by number of rooms sold.
(c)	ADR multiplied by occupancy percentage.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(for the year ended December 31, 2006)

General

The Company was initially capitalized on May 26, 2005, with its first investor closing on March 15, 2006. The Company owned 18 hotels as of December 31, 2006, located within different markets in the United States. The Company intends to be treated as a Real Estate Investment Trust (“REIT”) for federal income tax purposes. The Company’s first hotel was acquired on April 27, 2006, with an additional 17 hotels purchased during the remainder of 2006. Accordingly, the results of operations include only the results of operations of the hotels for the period owned. Exclusive of interest income, the Company had no operating revenues before the first hotel acquisition in April 2006.

Although hotel performance can be influenced by many factors including local competition, local and general economic conditions in the United States and the performance of individual managers assigned to each hotel, performance of the hotels, in general, has met the Company’s expectations for the period owned. In evaluating financial condition and operating performance, the most important matters on which the Company focuses are revenue measurements, such as average occupancy, average daily rate and revenue per available room, and expenses, such as hotel operating expenses, general and administrative and other expenses described below. The following is a summary of results for the year ended December 31, 2006.

(in thousands except statistical data)	Year ended December 31, 2006	Percent of Revenue
Total revenues	$20,345	100%
Hotel direct expenses	12,229	60%
Taxes, insurance and other expense	1,472	7%
General and administrative expense	1,988	10%

Depreciation	3,073
Interest income	2,151
Interest expense	296

Number of Hotels	18
Average Daily Rate (ADR)	$116
Occupancy	65.0%
RevPAR	$75

Hotels Owned

As of December 31, 2006, the Company owned 18 hotels, with a total of 2,291 rooms. The following table summarizes the location, brand, manager, date acquired, number of rooms and gross purchase price for each hotel. All dollar amounts are in thousands.

Location	Brand	Manager	Date Acquired	Rooms	Gross Purchase Price
Houston, TX	Residence Inn	Western	4/27/06	129	$13,600
San Diego, CA	Hilton Garden Inn	Inn Ventures	5/9/06	200	34,500
Brownsville, TX	Courtyard	Western	6/19/06	90	8,550
Stafford, TX	Homewood Suites	Western	8/15/06	78	7,800
Montgomery, AL	Homewood Suites	LBA	8/17/06	91	10,660
Montgomery, AL	Hilton Garden Inn	LBA	8/17/06	97	10,385
Troy, AL	Hampton Inn	LBA	8/17/06	82	6,130
Auburn, AL	Hilton Garden Inn	LBA	8/17/06	101	10,185
Huntsville, AL	Hilton Garden Inn	LBA	8/17/06	101	10,285
Seattle, WA	Residence Inn	Inn Ventures	9/1/06	234	56,173
Sarasota, FL	Homewood Suites	Hilton	9/15/06	100	13,800
Hattiesburg, MS	Courtyard	LBA	10/5/06	84	9,455
Huntsville, AL	Homewood Suites	LBA	10/27/06	107	11,606
Omaha, NE	Courtyard	Marriott	11/4/06	181	23,100
Cincinnati, OH	Homewood Suites	White	12/1/06	76	7,100
Rancho Bernardo, CA	Courtyard	Dimension	12/12/06	210	36,000
New Orleans LA	Homewood Suites	Dimension	12/15/06	166	43,000
Ronkonkoma, NY	Hilton Garden Inn	White	12/15/06	164	27,000

			Total	2,291	$339,329

The Company leased all of its hotels to wholly-owned taxable REIT subsidiaries (collectively, the “lessee”) under master hotel lease agreements. The Company also used the proceeds of its ongoing offering to pay 2% of the gross purchase price for these hotels, which equals approximately $6.8 million, as a commission to Apple Suites Realty Group, Inc. (“ASRG”). ASRG is owned by the Company’s chairman, Chief Executive Officer and President, Glade M. Knight.

During 2006, the Company assumed approximately $29.8 million of debt secured by two of the properties. The following table summarizes the hotel, interest rate, maturity date and the principal amount assumed associated with each mortgage assumed during 2006. All dollar amounts are in thousands.

Location	Brand	Rate	Maturity Date	Principal Assumed
Omaha, NE	Courtyard	6.79%	1/01/14	$12,658
New Orleans, LA	Homewood Suites	5.85%	10/01/14	17,144

			Total	$29,802

No goodwill was recorded in connection with any of the acquisitions.

Management and Franchise Agreements

Each of the Company’s 18 hotels are operated and managed, under separate management agreements, by affiliates of one of the following companies: Marriott, Hilton, Western, LBA, Dimension, WLS, or Inn Ventures. The agreements provide for initial terms ranging from one to twenty years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreements. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. During the year ended December 31, 2006 the Company incurred approximately $619 thousand in management fees.

Western, LBA, WLS, Dimension and Inn Ventures are not affiliated with either Marriott or Hilton, and as a result, the hotels they manage (as well as the hotel managed by Promus Hotels, Inc., which is an affiliate of Hilton) were required to obtain separate franchise agreements with each respective franchisor. The Hilton franchise agreements provide for initial terms ranging between 14 to 20 years. Fees associated with the Hilton agreements generally include the payment of royalty fees and program fees based on room revenues. The Marriott franchise agreements provide for an initial term of twenty years. Fees associated with the Marriott agreements include the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. During the year ended December 31, 2006 the Company incurred approximately $847 thousand in franchise fees.

Results of Operations

During the period from initial capitalization on May 26, 2005 through April 26, 2006, the Company owned no properties, had no revenue and was primarily engaged in initial capital-raising activities. During this period, the Company incurred miscellaneous start-up costs and interest expense related to an unsecured line of credit. Operations did not commence until April 27, 2006, when the Company purchased its first hotel, located in Houston, Texas. During the remainder of 2006, the company purchased an additional 17 hotel properties. As a result, a comparison of 2006 operating results to prior year results is not meaningful.

In general, performance at the Company’s hotels have met expectations for the period held. Hotel performance is impacted by many factors including economic conditions in the United States, as well as each locality. As a result, there can be no assurance that the Company’s operating performance will continue to meet expectations in the future.

Revenues

The Company’s principal source of revenue is hotel room revenue and other related revenue. For the year ended December 31, 2006, the Company had room revenue and other revenue of $18.8 million and $1.5 million, respectively. These revenues reflect hotel operations for the 18 hotels acquired through December 31, 2006 for their respective periods of ownership by the Company. For the period ended December 31, 2006, the hotels achieved average occupancy of 65.0%, average daily rate, or ADR of $116 and revenue per available room, or RevPAR of $75. ADR is calculated as room revenue divided by the number of rooms sold, and RevPAR is calculated as occupancy multiplied by ADR. These rates are consistent with industry and brand averages, and also reflect the fact that five of the Company’s hotels acquired in 2006 are new and recently opened, representing new entrants in their local hotel and lodging market. Newly opened hotels (such as the Company’s hotels in Houston, Brownsville and Stafford, Texas, in addition to the Courtyard in Hattiesburg, Mississippi and the Homewood Suites in Huntsville, Alabama) can have lower occupancy results during their initial months of operations, in comparison to more mature hotels, as sales and marketing efforts are initiated at the new property and market awareness begins to increase.

Expenses

Expenses for the period ended December 31, 2006 represent the expenses related to the 18 hotels acquired through December 31, 2006 for their respective periods owned. For the period ended December 31, 2006, hotel operating expenses totaled $12.2 million, or 60% of total hotel revenue. Hotel direct expenses as a percentage of revenue for a new hotel will generally be higher in the initial months of operations, until the new hotel’s revenues and results of operations reflect greater market awareness and more stabilized operations. Taxes, insurance, and other expenses for the period ended December 31, 2006 was $1.5 million, or 7% of total revenue.

General and administrative expense for the period ended December 31, 2006 was $2.0 million, or 10% of total revenue. The Company anticipates this percentage to decrease as the Company’s asset base grows. Impacting the level of general and administrative expenses incurred during 2006 were expenses associated with preparation for the initial opening for business of the Company’s hotels in Houston and Brownsville, Texas. Under terms of the applicable hotel purchase and management agreements, the Company was responsible for some training-related expenses for hotel staff and for certain expenditures for non-capitalized costs associated with preparing the hotel rooms, kitchen and restaurant areas, and other interior and exterior areas, for operation. Total expenses associated with these pre-opening costs were $465 thousand in the second quarter of 2006. In addition to pre-opening costs, the components of general and administrative expense include advisory fees, legal fees, accounting fees and reporting expense.

Depreciation expense for the period ended December 31, 2006 was $3.1 million. Depreciation expense represents the expense of the Company’s 18 hotels and related personal property (furniture, fixtures and equipment) for their respective periods owned.

Interest expense for the period ended December 31, 2006 was $0.3 million. Interest expense primarily arose from mortgage debt assumed with the acquisition of two of the Company’s hotels, and from short term financing under the Company’s line of credit facility in December 2006 to bridge the purchase of properties and the raising of capital. During 2006, the Company also recognized $2.2 million in interest income, representing interest on excess cash invested in short-term money market instruments.

Related Party Transactions

The Company has significant transactions with related parties. These transactions cannot be construed to be arms length, and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

The Company has a contract with ASRG, a related party, to provide brokerage services for the acquisition and disposition of the Company’s real estate assets. In accordance with the contract, ASRG is paid a fee of 2% of the gross purchase price of any acquisitions or gross sale price of any dispositions of real estate investments, subject to certain conditions. For the year ended December 31, 2006, the Company incurred total fees to ASRG for services under the terms of the contract of $6.8 million. These fees were capitalized as a part of the purchase price of the hotels acquired during 2006.

The Company is party to an advisory agreement with Apple Seven Advisors, Inc. (“ASA”), pursuant to which ASA provides management services to the Company. An annual fee ranging from .1% to .25% of total equity proceeds received by the Company, in addition to certain reimbursable expenses, are payable for these services. ASA utilizes Apple Hospitality Two, Inc. (“AHT”) to provide these services. Expenses related to this agreement totaled $837 thousand in 2006 and $39 thousand in 2005.

Including ASRG and ASA discussed above, Mr. Knight is also Chairman and CEO of Apple Hospitality Two, Inc. (a hospitality REIT), and other real estate investment trusts. Members of the Company’s Board of Directors are also on the board of Apple Hospitality Two, Inc. and/or Apple Hospitality Five, Inc.

During 2006 the Company assumed the rights under four contracts for the purchase of the hotels in Houston, Brownsville and Stafford, Texas and Miami, Florida (Courtyard) from Apple REIT Six, Inc. Mr. Knight is chairman and CEO of Apple REIT Six, Inc. The assumptions were completed at no cost or profit to the Company other than the costs under the original contracts.

The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, Chairman, Chief Executive Officer and President of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into common shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement with ASA, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value). Based on equity raised through December 31, 2006, if a triggering event had occurred, expense would have ranged from $0 to $25.6 million.

Liquidity and Capital Resources

The following table presents the Company’s commercial commitments, relating to principal and interest payments on debt outstanding, and contractual gross purchase price of outstanding property purchase commitments, as of December 31, 2006. See “Capital Requirements and Resources” for a discussion of the Company’s liquidity and available capital resources as of December 31, 2006.

		Amount of Commitment expiring per period
Commercial Commitments (000’s)	Total	Less than 1 year	2-3 Years	4-5 Years	Over 5 Years

Debt (including interest of $13.2 million)	$61,946	$20,654	$5,302	$5,282	$30,708
Land Lease Commitment	46,891	441	957	1,062	44,431
Property Purchase Commitments	331,061	331,061	—	—	—

Total Commercial Commitments	$439,898	$352,156	$6,259	$6,344	$75,139

Capital Requirements and Resources

The Company was initially capitalized on May 26, 2005, with its first investor closing on March 15, 2006. The cash flow generated from the ongoing offering, the properties owned and cash on hand ($44.6 million at December 31, 2006) are the Company’s principal source of liquidity. In addition, the Company may borrow funds, subject to limitations set forth in its bylaws.

The Company anticipates that cash flow, and cash on hand, will be adequate to cover its operating expenses and to permit the Company to meet its anticipated liquidity requirements, including anticipated distributions to shareholders and property acquisitions. The Company intends to use the proceeds from the Company’s on-going best-efforts offering, and cash on hand, to purchase hotel properties.

To maintain its REIT status the Company is required to distribute at least 90% of its ordinary income. Distributions in 2006 totaled $12.5 million and were paid monthly at a rate of $0.073334 per common share and included a return of capital. For the same period the Company’s cash generated from operations was approximately $5.2 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, the Company has had significant amounts of cash earning interest at short term money market rates. As a result, the difference between distributions paid and cash generated from operations has been funded from proceeds from our offering of Units, and this portion of distributions is expected to be treated as a return of capital for federal income tax purposes. The Company intends to continue paying dividends on a monthly basis at an annualized rate of $0.88 per common share. Since a portion of distributions has to date been funded with proceeds from the offering of Units, the Company’s ability to maintain its current intended rate of distribution will be based on its ability to fully invest its offering proceeds and thereby increase its cash generated from operations. Since there can be no assurance of the Company’s ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties.

The Company has on-going capital commitments to fund its capital improvements. The Company is required, under all of the hotel management agreements, to make available, for the repair, replacement, refurbishing of furniture, fixtures, and equipment, an amount between 2% to 5% of gross revenues of the applicable hotel, provided that such amount may be used for the Company’s capital expenditures with respect to the applicable hotel. The Company expects that this amount will be adequate to fund required repair, replacement, and refurbishments and to maintain the Company’s hotels in a competitive condition. As of December 31, 2006, the Company held $2.6 million in reserve for capital expenditures.

The Company is raising equity through a best-efforts offering of Units by David Lerner Associates, Inc. Each Unit is equal to one common share and one Series A preferred share of the Company. The Company achieved the minimum offering of 4.8 million Units at a price of $10.50 per Unit as of March 15, 2006. As of December 31, 2006, the Company had sold 37.0 million Units under this offering with proceeds, net of commissions, totaling $364.6 million. The Company is continuing the offering at $11.00 per Unit in accordance with the prospectus for the Company’s offering.

The Company’s Board of Directors has approved the institution of a Unit Redemption Program to provide limited interim liquidity to shareholders who have held their Units for at least one year. Beginning in March 2007, shareholders may request redemption of Units for a purchase price equal to 92% of the price paid per Unit if the Units have been owned less than three years or 100% of the price paid per Unit if the Units have been owned more than three years. The maximum number of Units that may be redeemed in any given year will be three percent of the weighted average number of Units outstanding at the end of the previous calendar year. The Company reserves the right to change the purchase price of redemptions, reject any request for redemption, or otherwise amend the terms of, suspend, or terminate the Unit Redemption Program. No Units were redeemed during the year ended December 31, 2006, or during the period from initial capitalization on May 26, 2005 through December 31 2005.

The Company entered into an unsecured line of credit facility for working capital and short-term acquisition funding in December 2006. The credit facility provides for a maximum aggregate commitment by the lender, a commercial bank, totaling $150 million, and has a scheduled maturity in December 2007. In conjunction with the acquisition of two hotels in December 2006, the Company utilized the line of credit by borrowing $18.0 million to fund a portion of the aggregate gross purchase price. The applicable interest rate under the line of credit is equal to LIBOR (the London Interbank Offered Rate, which was approximately 5.34% at December 31 2006) plus 2.0%. Payments of interest only are due monthly under terms of the credit agreement. The principal amount outstanding under the line of credit at December 31, 2006 was repaid in full in January 2007.

As of December 31, 2006, the Company had entered into outstanding contracts for the purchase of 19 additional hotels for a total contractual gross purchase price of $331.1 million. Ten of the 19 hotels are under construction and should be completed at various times during 2007. The purchases of the other 9 hotels are projected to close in the first six months of 2007. The contracts are subject to normal due diligence and no assurances can be given that all of the conditions to closing will be satisfied. The Company also anticipates assuming outstanding mortgage loan obligations on six of the 19 properties, representing a source of funding for approximately $63.5 million of the total purchase price of the contracts outstanding as of December 31, 2006. It is anticipated the remainder of the purchase price will be funded from proceeds of the Company’s best efforts offering of Units and cash on hand. The Company may utilize all or a portion of its $150 million line of credit facility as an interim source of funds.

Subsequent Events

In January 2007, the Company declared and paid $2.7 million or $.073334 per common share, in a distribution to its common shareholders. The Company also closed on an additional 2.9 million Units, representing gross proceeds of $31.6 million and proceeds net of selling and marketing costs of $28.4 million.

On January 16, 2007, the Company entered into four separate contracts regarding the potential purchase of four hotels. The purchase contracts are for a 79 room Fairfield Inn, located in Columbus, Georgia, with a purchase price of $7.3 million; a 63 room Fairfield Inn, located in Dothan, Alabama, with a purchase price of $4.6 million; a 78 room Courtyard, located in Lakeland, Florida, with a purchase price of $9.8 million; and a 79 room Fairfield Inn, located in Tallahassee, Florida, with a purchase price of $6.7 million. The initial refundable deposit under each separate purchase contract was $100 thousand. The purchase contracts provide for the Company assuming existing mortgage loans secured by three of the hotels under contract. The aggregate outstanding balance for these loans is approximately $9.4 million. The loans have annual fixed interest rates ranging from 6.80% to 7.35%, and maturity dates ranging form March 2008 to January 2013. All loans provide for monthly payments of principal and interest on an amortized basis.

On January 23, 2007, the Company closed on the purchase of a Hampton Inn hotel in Tupelo, Mississippi, which contains 96 rooms and began operations in 1994. The gross purchase price of the hotel was $5.2 million. In connection with the acquisition, the Company assumed an existing mortgage obligation on the property of $4.1 million. The mortgage has an interest rate of 5.90%, requires monthly payments on an amortizing basis, and matures in March 2016.

In February 2007, the Company declared and paid $2.9 million or $.073334 per common share, in a distribution to its common shareholders. The Company also closed on an additional 3.2 million Units, representing gross proceeds of $35.5 million and proceeds net of selling and marketing costs of $32.0 million.

On February 21, 2007, the Company purchased a Homewood Suites hotel in Miami, Florida which contains 159 rooms. The hotel began operations in 2000, and had a gross purchase price of $24.3 million. In connection with the hotel purchase, the Company assumed a mortgage obligation of $9.8 million, with a stated interest rate of 6.50% and a maturity date in July 2013, in connection with the Miami, Florida Homewood Suites hotel.

On February 22, 2007, the Company purchased a Residence Inn hotel in Highlands Ranch, Colorado. The 117 room hotel was purchased at a gross purchase price of $19.0 million, and began operations in 1996. The Company assumed a mortgage obligation of $11.6 million, with a stated interest rate of 5.94% and a maturity date in June 2016, in connection with the hotel purchase.

On March 7, 2007, the Company purchased a Homewood Suites hotel in Cranford, New Jersey containing 108 rooms. The hotel, which began operations in 2000, had a gross purchase price of $13.5 million. Additionally on March 7, 2007, in a separate transaction, the Company purchased a Homewood Suites hotel in Mahwah, New Jersey which contains 110 rooms. The hotel, which began operations in 2001, had a gross purchase price of $19.5 million.

Impact of Inflation

Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operators’ ability to raise room rates. Currently the Company is not experiencing any material impact from inflation.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at the Company’s hotels may cause quarterly fluctuations in its revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, the Company expects to utilize cash on hand to make distributions.

Critical Accounting Policies

The following contains a discussion of what the Company believes to be critical accounting policies. These items should be read to gain a further understanding of the principles used to prepare the Company’s financial statements. These principles include application of judgment; therefore, changes in judgments may have a significant impact on the Company’s reported results of operations and financial condition.

Capitalization Policy

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

Impairment Losses Policy

The Company records impairment losses on hotel properties used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective properties is less than the properties’ carrying amounts. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

Investment Policy

The purchase price of real estate properties acquired is allocated to the various components, such as land, buildings and improvements, intangible assets and in-place leases as appropriate, in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. The purchase price is allocated based on the fair value of each component at the time of acquisition. Generally the Company does not acquire real estate assets that have in-place leases as lease terms for hotel properties are very short term in nature. The Company has not allocated any purchase price to intangible assets such as management contracts and franchise agreements as such contracts are generally at current market rates and any other value attributable to these contracts are not considered material.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. The Company will adopt this interpretation in the first quarter of 2007. The Company is evaluating the impact, if any, of this interpretation.

EXPERTS

Set forth below are the audited consolidated financial statements of the Company at December 31, 2006 and 2005, and for the year ended December 31, 2006 and the period May 26, 2005 (initial capitalization) through December 31, 2005. These financial statements have been included herein in reliance on the report, also set forth below, of Ernst & Young LLP, an independent registered public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited combined financial statements of the PHD Hotel Portfolio. (The purchase of hotels in this portfolio was discussed in Supplement No. 7 and in this Supplement). These financial statements have been included herein in reliance on the report, also set forth below, of Wilson, Price, Barranco, Blankenship & Billingsley, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of the Stafford, Texas—Hilton Homewood Suites Hotel (the purchase of which was discussed in Supplement No. 7). These financial statements have been included herein in reliance on the report, also set forth below, of L.P. Martin & Company, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Merca Real Estate, LLC, the entity that previously owned our hotel in Sarasota, Florida. These financial statements have been included herein in reliance on the report, also set forth below, of Peck & Jenkins, C.P.A.’s, P.A., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Lake Union Hotel Associates Limited Partnership, the entity that previously owned our hotel in Seattle, Washington. These financial statements have been included herein in reliance on the report, also set forth below, of Bader Martin, PS, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Sunbelt-CHM, L.L.C., the entity that owns our hotel in Hattiesburg, Mississippi, and the audited financial statements of the Blumberg Acquisition Hotels. These financial statements have been included herein in reliance on the reports, also set forth below, of McGladrey & Pullen, LLP, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Briggs Renewal Limited Partnership, the entity that owned our hotel in Omaha, Nebraska. These financial statements have been included herein in reliance on the report, also set forth below, of Pailet, Meunier and LeBlanc, L.L.P., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Linchris Hotel Partners of L.I., LLC, the entity that owned our hotel in Ronkonkoma, New York. These financial statements have been included herein in reliance on the report, also set forth below, of Larson, Kellet & Associates, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited combined financial statements of the Dimension Development Hotels Portfolio. These financial statements have been included herein in reliance on the report, also set forth below, of Keiter, Stephens, Hurst, Gary & Shreaves, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

The following information updates the information presented in the prospectus and Supplement No. 7 (our last active Supplement). Tables I through V, as presented below, replace the corresponding tables in the prospectus and Supplement No. 7.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple REIT Six and Apple Hospitality Five, whose investment objectives are similar to those of the Company, and whose offering closed or was in progress within the three years ending December 31, 2006.

	Apple REIT Six	Apple Hospitality Five
Dollar Amount Offered	$1,000,000,000	$500,000,000
Dollar Amount Raised	1,000,000,000	500,000,000
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%
Organizational Expenses	0.21%	0.30%
Other	0.00%	0.00%
Reserves	0.50%	0.50%
Percent Available from Investment	89.29%	89.20%
ACQUISITION COSTS:
Prepaid items and fees to purchase property	87.29%	87.20%
Cash down payment	0.00%	0.00%
Acquisition fees (1)	2.00%	2.00%
Other	0.00%	0.00%
Total Acquisition Costs	89.29%	89.20%
Percentage Leverage (excluding unsecured debt)	7.00%	1.11%
Date Offering Began	April 2004	January 2003
Length of offering (in months)	23	15
Months to invest 90% of amount available for investment (measured from beginning of offering)	21	24

(1)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2006, and (ii) by all other programs during the three years ended December 31, 2006.

	Apple REIT Six	Apple Hospitality Five	Apple Hospitality Two		Apple Suites (3)		Cornerstone (6)
Date offering commenced	April 2004	January 2003	May 2001		August 1999		May 1993
Dollar amount raised	$1,000,000,000	$500,000,000	$300,000,000		$125,000,000		$432,309,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Acquisition fees
Real Estate commission	16,550,000	8,200,000	8,247,000		3,389,000		4,075,000
Advisory Fees (7)	5,500,000	4,100,000	749,000		706,000		516,000
Other	—	—	—		—		—
Cash generated from operations before deducting payments to Prior Program Sponsor	118,674,000	132,523,000	188,634,000		22,416,000		346,528,000
Management and Accounting Fees	—	—	—		(1)		3,088,348
Reimbursements	—	—	423,000		572,000		2,718,000
Leasing Fees	—	—	—		—		—
Other Fees	—	—	15,700,000	(4)	3,840,000	(5)	13,266,000	(2)

There have been no fees from property sales or refinancings

(1)

Effective January 1, 2001, Apple Suites acquired Apple Suites Management and its subsidiaries. In 2000, Apple Suites paid Mr. Glade M. Knight, its President and Chairman, a deposit of $900,000 in exchange for all of the issued and outstanding stock of Apple Suites Management. For financial reporting purposes, Apple Suites recorded the $900,000 of cash plus the fair value of net liabilities assumed of $513,520 from Apple Suites Management and its subsidiaries as a management termination fee (total of $1,413,520) in 2001. Effective January 1, 2001, all inter-company transactions, including lease revenue and rental expenses, between Apple Suites and Apple Suites Management were eliminated in consolidation.

(2)

Upon the merger transaction in which Cornerstone acquired Apple Residential (on July 23, 1999), the Class B convertible shares of Apple Residential, all of which were held by management of Cornerstone, were converted into Series A convertible preferred shares of Cornerstone. The amount shown is the expense that resulted upon conversion.

(3)	Effective January 31, 2003 Apple Suites merged with and into a subsidiary of Apple Hospitality Two.

(4)

Effective January 31, 2003, Apple Hospitality Two acquired all shares of Apple Suites Advisors (previously owned by Mr. Glade Knight). As a result of this transaction, Mr. Knight received $2 million in cash and a note due in 2007 in the amount of $3.5 million. Additionally as the result of this transaction, Apple Hospitality Two’s Series B Preferred Shares were converted into approximately 1.3 million Series C Preferred Shares. The Series C Preferred Shares were valued at $10.2 million.

(5)

Effective with the merger of Apple Suites and Apple Hospitality Two the 24,000 Series B Shares owned by Mr. Knight or affiliates were converted into 480,000 common shares which were exchanged for 480,000 common shares of Apple Hospitality Two valued at $8 per share.

(6)	Effective April 1, 2005, Cornerstone merged with and into a subsidiary of Colonial Properties Trust.

(7)	Effective February 1, 2003, Apple Hospitality Five advisory fees and related expenses are paid to Apple Hospitality Two.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III – PART 1: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Cornerstone, Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two and Apple Suites, whose offerings closed or were in progress in the five year period ending December 31, 2006. Cornerstone merged into Colonial Properties Trust on April 1, 2005, therefore no results are presented for the year ended December 31, 2005. Apple Suites merged into Apple Hospitality Two on January 31, 2003. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2004 Cornerstone	2003 Cornerstone	2002 Cornerstone	2006 Apple REIT Six	2005 Apple REIT Six	2004 Apple REIT Six	2006 Apple Hospitality Five	2005 Apple Hospitality Five	2004 Apple Hospitality Five
Gross revenues	$182,492,000	$171,652,000	$162,718,000	$235,875,000	$101,790,000	$14,435,000	$125,369,000	$109,413,000	$90,260,000
Profit on sale of properties				—			—
Less: Operating expenses	97,043,000	82,668,000	74,860,000	154,424,000	68,733,000	11,623,000	78,881,000	71,207,000	59,107,000
Interest income (expense)	(46,050,000)	(45,622,000)	(41,653,000)	(1,809,000)	2,126,000	328,000	134,000	127,000	421,000
Depreciation	54,893,000	52,794,000	46,021,000	25,529,000	11,366,000	1,881,000	12,856,000	11,187,000	9,452,000
Net income (loss) GAAP basis	(15,494,000)	(7,298,000)	(83,000)	54,113,000	23,817,000	1,259,000	33,766,000	27,146,000	22,122,000
Taxable income	—		—	—	—	—	—	—	—
Cash generated from operations	40,026,000	41,678,000	46,815,000	81,363,000	28,907,000	2,904,000	47,008,000	38,504,000	30,955,000
Cash generated from sales	—	—	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—	—	—
Less cash distributions to investors	46,509,000	47,304,000	55,743,000	77,997,000	48,865,000	9,479,000	40,467,000	39,781,000	38,928,000
Cash generated after cash distribution	(6,483,000)	(5,626,000)	(8,928,000)	3,366,000	(19,958,000)	(6,575,000)	6,541,000	(1,277,000)	(7,973,000)
Less: Special items	—	—	—	—	—	—	—	—	—
Cash generated after cash distributions and special items	(6,483,000)	(5,626,000)	(8,928,000)	3,366,000	(19,958,000)	(6,575,000)	6,541,000	(1,277,000)	(7,973,000)
Capital contributions, net	6,908,000	51,666,000	6,774,000	78,026,000	471,784,000	333,295,000	(226,000)	(2,103,000)	89,836,000
Fixed asset additions	20,778,000	21,289,000	37,455,000	62,075,000	570,034,000	181,047,000	9,231,000	35,525,000	66,218,000
Line of credit-change in (1)	6,664,000	13,604,000	—	(28,000,000)	28,000,000	—	—	—	—
Cash generated (2)	373,000	13,000	(7,276,072)	(9,788,000)	(106,842,000)	142,766,000	(335,000)	(37,548,000)	14,810,000
End of period cash	1,766,000	1,393,000	1,380,000	26,160,000	35,948,000	142,790,000	1,082,000	1,082,000	38,630,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary Income	12	5	33	66	50	24	78	57	58
Capital gain	7	2	—	—	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	12	5	33	66	50	24	78	57	58
Long-term capital gain	7	2	—	—	—	—	—	—	—
Return of capital	61	81	79	14	30	26	4	23	22
Source (on Cash basis)
Sales	7	—	—	—	—	—	—	—	—
Refinancings	—	—	—	—	—	—	—	—	—
Operations	73	88	112	80	80	50	82	80	80
Other	—	—	—	—		—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%			100%	100%	—	100%	100%	—

*	Any rows not reflected from SEC Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

32

TABLE III – PART 2: OPERATING RESULTS OF PRIOR PROGRAMS

(See Introduction to Part 1 of Table III for further Information)

	2003 Apple Hospitality Five	2006 Apple Hospitality Two	2005 Apple Hospitality Two	2004 Apple Hospitality Two	2003 Apple Hospitality Two	2002 Apple Hospitality Two	2002 Apple Suites
Gross revenue	$33,130,000	$235,473,000	$220,371,000	$204,297,000	$186,409,000	$103,258,000	$48,724,590
Profit on sale of properties	—	—	—	—	—	—	—
Operating expenses	20,944,000	156,334,000	148,298,000	140,186,000	143,972,000	65,623,000	32,958,196
Interest income (expense)	(33,000)	(24,662,000)	(25,723,000)	(34,245,000)	(22,881,000)	(12,109,000)	(6,907,362)
Depreciation	4,001,000	27,796,000	25,415,000	24,068,000	18,747,000	7,335,000	5,555,431
Loss (Gain) discontinued operations	—	(1,914,000)	2,063,000	(651,000)	(688,000)	(676,000)	—
Net income (loss) GAAP basis	8,152,000	28,595,000	18,872,000	6,449,000	1,497,000	18,867,000	3,303,601
Taxable income	—	—	—	—	—	—	—
Cash generated from operations	10,656,000	56,079,000	46,819,000	20,367,000	35,923,000	24,003,000	7,237,462
Cash generated from sales		5,572,000	—	—	—	—
Cash generated from refinancing		—	—	—	—	—
Less cash distributions to investors	15,566,000	33,899,000	33,372,000	37,601,000	54,244,000	17,331,000	10,887,004
Cash generated after cash distribution	(4,910,000)	27,752,000	13,447,000	(17,234,000)	(18,321,000)	6,672,000	(3,649,542)
Special items	—	—	—	—	—	—	—
Cash generated after cash distribution and special items	(4,910,000)	27,752,000	13,447,000	(17,234,000)	(18,321,000)	6,672,000	(3,649,542)
Capital contributions, net	356,429,000	—	119,000	—	90,107,000	145,242,000	—
Fixed asset additions	322,263,000	26,636,000	26,636,000	22,174,000	60,876,000	20,225,000	1,828,836
Line of credit-change in	—	(2,175,000)	(7,175,000)	11,000,000	—	—	1,500,000
Cash generated	23,817,000	(121,000)	(12,703,000)	(4,178,000)	(108,226,000)	110,053,000	(4,489,590)
End of period cash	23,820,000	294,000	415,000	13,118,000	17,296,000	125,522,000	3,842,301
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	42	81	70	50	105	61	37
Capital gain	—	—	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	42	81	70	50	105	61	37
Long-term capital gain	—	—	—	—	—	—	—
Return of capital	38	—	10	40	20	39	49
Source (on Cash basis)
Sales	—	—	—	—	—	—	—
Refinancings	—	—	—	—	—	—	—
Operations	80	81	80	90	125	100	86
Other	—	—	—	—	—	—	—
Amount (in percentage terms) remaining		100%					100%

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

33

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the aggregate results during the period of operation for Cornerstone Realty and Apple Suites, both of which completed operations within the five year period ending December 31, 2006. Cornerstone Realty merged into Colonial Properties Trust on April 1, 2005. Apple Suites merged into Apple Hospitality Two, Inc. on January 31, 2003.

	Cornerstone Realty (1)	Apple Suites (2)
Dollar Amount Raised	$432,309,000	$125,000,000
Number of Properties Purchased	107	17
Date of Closing of Offering	12/01/01	4/17/01
Date of First Sale of Property	3/10/00	1/31/03
Date of Final Sale of Property	4/01/05	1/31/03
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
- from operations	$688	$193
- from recapture	$407	$205
Capital Gain (loss)	$28	$—
Deferred Gain
- Capital	$—	$—
- Ordinary	$—	$—
Cash Distributions to Investors	$1,123	$398
Source (on GAAP basis)
- Investment income	$716	$193
- Return of Capital	$407	$205
Source (on cash basis)
- Sales	$7	$—
- Refinancing	$—	$—
- Operations	$1,116	$398
- Other	$—	$—
Receivable on Net Purchase Money Financing	$—	$—

(1)	Merged into a subsidiary of Colonial Properties Trust on April 1, 2005

(2)	Merged into a subsidiary of Apple Hospitality Two, Inc. on January 31, 2003

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On July 23, 1999, Apple Residential merged with Cornerstone. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price of these apartment communities was $311 million. In addition, Apple Residential’s debt of approximately $32 million was assumed by Cornerstone.

On January 31, 2003, Apple Suites, Inc. merged into a subsidiary of Apple Hospitality Two. Prior to the merger, Apple Suites owned 17 extended-stay hotels.

On April 1, 2005, Cornerstone merged into a subsidiary of Colonial Properties Trust. Prior to the merger, Cornerstone owned 87 apartment communities.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Sale of 2 Cornerstone apartment communities from January 1, 2004 through April 1, 2005 (date of merger into subsidiary of Colonial Properties Trust):
Arbors at Windsor Lake	Jan-97	Jul-04	$10,500,000	—	—	—	$10,500,000	—	$12,327,274	$12,327,274		(1)
Stone Ridge	Dec-93	Jul-04	5,500,000	—	—	—	5,500,000	—	6,688,548	6,688,548		(1)

			$16,000,000				$16,000,000		$19,015,822	$19,015,822

Sale of two hotels in 2006 Apple Hospitality Two, Inc.
Charlotte	Aug 02	Mar 06	$3,700,000	—	—	—	$3,700,000	—	$5,833,000	$5,833,000	$452,000
Spartanburg	Aug 02	Mar 06	1,900,000	—	—	—	1,900,000	—	3,202,000	3,202,000	343,000

			$5,600,000				$5,600,000		$9,035,000	$9,035,000	$795,000

(1)	Information is not available to the registrant.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in those prior programs.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Company

Apple REIT Seven, Inc.

Financial Statements of Businesses Acquired

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Apple REIT Seven, Inc.

We have audited the accompanying consolidated balance sheets of Apple REIT Seven, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2006 and for the period from May 26, 2005 (initial capitalization) to December 31, 2005. Our audits also included the financial statement schedule listed in the Index of Item 15. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple REIT Seven, Inc. at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for the year ended December 31, 2006 and for the period from May 26, 2005 (initial capitalization) through December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/    ERNST & YOUNG LLP

Richmond, Virginia

March 7, 2007

Apple REIT Seven, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2006	December 31, 2005
ASSETS
Investment in real estate, net of accumulated depreciation of $3,073 and $-, respectively	$347,092	$—
Cash and cash equivalents	44,604	50
Restricted cash-furniture, fixtures and other escrows	2,809	—
Due from third party manager, net	2,434	—
Other assets, net	12,947	473

TOTAL ASSETS	$409,886	$523

LIABILITIES
Notes payable	$49,292	$400
Accounts payable and accrued expenses	6,472	152

TOTAL LIABILITIES	55,764	552

SHAREHOLDERS’ EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; issued and outstanding 37,045,297 and 10 shares, respectively	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 and 240,000 shares, respectively	24	24
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding 37,045,297 and 10 shares, respectively	363,239	—
Distributions greater than net income, and retained deficit	(9,141)	(53)

TOTAL SHAREHOLDERS’ EQUITY	354,122	(29)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$409,886	$523

Note: The company was initially capitalized on May 26, 2005 and commenced operations on April 27, 2006.

See notes to consolidated financial statements.

Apple REIT Seven, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	For the Year ended December 31, 2006	For the period May 26, 2005 (initial capitalization) through December 31, 2005
REVENUES:
Room revenue	$18,800	$—
Other revenue	1,545	—

Total revenue	20,345	—

Expenses:
Operating expense	5,404	—
Hotel administrative expense	1,657	—
Sales and marketing	1,776	—
Utilities	1,052	—
Repair and maintenance	874	—
Franchise fees	847	—
Management fees	619	—
Taxes, insurance and other	1,472	—
General and administrative	1,988	40
Depreciation expense	3,073	—

Total expenses	18,762	40

Operating income (loss)	1,583	(40)
Interest income	2,151
Interest expense	(296)	(13)

Net income (loss)	$3,438	$(53)

Basic and diluted net income per common share	$0.23	$(5,251.30)

Weighted average common shares outstanding—basic and diluted	15,152	—

Distributions declared per common share	$0.66	$—

Note: The Company was initially capitalized on May 26, 2005 and commenced operations on April 27, 2006.

See notes to consolidated financial statements.

Apple REIT Seven, Inc.

Consolidated Statement of Shareholders’ Equity

(in thousands, except per share data)

	Common Stock		Series B Convertible Preferred Stock		Distributions Greater than Net income	Total Shareholders’ Equity
	Number of Shares	Amount	Number of Shares	Amount
Initial capitalization at May 26, 2005	—	$—	240	$24	$—	$24
Net loss	—	—	—	—	(53)	(53)

Balance at December 31, 2005	—	—	240	24	(53)	(29)
Net proceeds from the sale of common shares	37,045	363,239	—	—	—	363,239
Net income	—	—	—	—	3,438	3,438
Cash distributions declared and paid to shareholders ($.66 per share)	—	—	—	—	(12,526)	(12,526)

Balance at December 31, 2006	37,045	$363,239	240	$24	$(9,141)	$354,122

Note: The Company was initially capitalized on May 26, 2005 and commenced operations on April 27, 2006.

See notes to consolidated financial statements.

Apple REIT Seven, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	For the year ended December 31, 2006	For the period May 26, 2005 (initial capitalization) through December 31, 2005
Cash flow provided by operating activities:
Net income (loss)	$3,438	$(53)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation of real estate owned	3,073	—
Amortization of deferred financing costs and fair value adjustments	40	—
Changes in operating assets and liabilities, net of amounts acquired/assumed:
Increase in funds due from third party managers	(2,153)	—
Increase in other assets	(295)	—
Increase in accounts payable and accrued expenses	1,055	42

Net cash provided (used) by operating activities	5,158	(11)

Cash flow from investing activities:
Cash paid for the acquisition of hotel properties	(318,076)	—
Deposits and other disbursements for the potential acquisition of hotel properties	(10,131)	—
Capital improvements	(81)	—
Net increase in cash restricted for property improvements	(36)	—

Net cash used in investing activities	(328,324)	—

Cash flow from financing activities:
Proceeds from note payable	18,000	400
Payment of financing costs	(974)	—
Repayment of notes payable	(420)	—
Net proceeds (disbursements) related to issuance of common and preferred stock	363,640	(363)
Cash distributions paid to common shareholders	(12,526)	—

Net cash provided by financing activities	367,720	37
Increase in cash and cash equivalents	44,554	26
Cash and cash equivalents, beginning of period	50	24

Cash and cash equivalents, end of period	$44,604	$50

Supplemental information:
Interest paid	$73	$11
Non-cash transactions:
Notes payable assumed in acquisitions	$30,730	$—

Note: The Company was initially capitalized on May 26, 2005 and commenced operations on April 27, 2006.

See notes to consolidated financial statements.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements

NOTE 1—GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Apple REIT Seven, Inc. (the “Company”) is a Virginia corporation formed to invest in real estate in select metropolitan areas in the United States. Initial capitalization occurred on May 26, 2005 and operations began on April 27, 2006 when the Company acquired its first hotel. The Company has no foreign operations or assets and its operations include only one segment. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation. Although the Company has an interest in several variable interest entities through its purchase commitments, it is not the primary beneficiary and therefore does not consolidate any of these entities.

The Company intends to elect to be treated as a real estate investment trust (“REIT”) for federal income tax purposes. The REIT Modernization Act, effective January 1, 2001, permits real estate investment trusts to establish taxable businesses to conduct certain previously disallowed business activities. The Company has formed wholly-owned taxable REIT subsidiaries (collectively, the “Lessee”), which lease all of the Company’s hotels.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value. All cash and cash equivalents are currently held at one institution, Wachovia Bank, N.A, and the balances may at times exceed federal depository insurance limits.

Investment in Hotels and Related Depreciation

The hotels are stated at cost, net of depreciation, and include real estate brokerage commissions paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party owned by Glade M. Knight, Chairman, CEO and President of the Company. Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, ten years for major improvements and three to seven years for furniture, fixtures and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

The Company records impairment losses on hotel properties used in the operations if indicators of impairment are present, and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

The purchase price of real estate properties acquired is allocated to the various components, such as land, buildings and improvements, intangible assets and in-place leases as appropriate, in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. The purchase price is allocated based on the fair value of each component at the time of acquisition. Generally, the Company does not acquire real estate

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

assets that have in-place leases as lease terms for hotel properties are very short term in nature. Other than the ground lease for the Seattle, Washington Courtyard hotel discussed in Note 9, there has been no allocation of purchase price to intangible assets such as management contracts and franchise agreements as such contracts are generally at current market rates and any other value attributable to these contracts are not considered material.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Offering Costs

As of December 31, 2006, the Company had incurred approximately $41.9 million in costs related to its best-efforts offering of Units. Each Unit is equal to one common share, no par value and one Series A preferred share of the Company. The first closing of Units occurred on March 15, 2006 with the sale of 4,761,905 Units at $10.50 per Unit, with proceeds net of commissions totaling $45.0 million. As of December 31, 2006, the Company had closed on additional sales of 32,283,392 Units at $11.00 per Unit, with total proceeds net of commissions of approximately $364.6 million.

Comprehensive Income

The Company recorded no comprehensive income other than net income during the periods reported.

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no dilutive shares outstanding at December 31, 2006 or 2005. As a result, basic and dilutive outstanding shares were the same. Series B preferred convertible shares are not included in earnings per common share calculations until such time the Series B preferred convertible shares are converted to common shares (see Note 4).

Federal Income Taxes

The Company is operated as, and will annually elect to be taxed as, a REIT under Section 856 to 860 of the Internal Revenue Code. Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation. The characterization of 2006 distributions of $0.66 per share for tax purposes was 63% ordinary income and 37% return of capital (unaudited).

The Lessee, as a taxable REIT subsidiary of the Company, is subject to federal and state income taxes. The taxable REIT subsidiary incurred a loss for the year ended December 31, 2006, and therefore did not have any tax expense. No operating loss benefit has been recorded in the consolidated balance sheet since realization is uncertain. Total net operating loss carry forward for federal income tax purposes was approximately $2.0 million as of December, 31, 2006. The net operating loss carry forward will expire in 2026. There are no material differences between the book basis and tax basis of the Company’s assets.

Sales and Marketing Costs

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management and franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

Stock Incentive Plans

Effective January 1, 2006, the Company adopted Financial Accounting Standards Board (“FASB”) Statement No. 123 (as revised), Share-Based Payment. Statement No. 123 supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and requires all share-based payments to employees or directors, including grants of stock options, to be recognized in the income statement based on a determination of their fair value. The adoption of Statement No. 123 (as revised) had no material impact on the Company’s results of operations or financial position for any period presented, and no restatement of any prior period financial statements was required. During the year ended December 31, 2006, the Company granted a total of 15,634 stock options to its non-employee Directors; an expense of $15 thousand was recorded upon issuance of the stock options.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Summary of Significant Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. The Company will adopt this interpretation in the first quarter of 2007. The Company is evaluating the impact, if any, of this interpretation.

NOTE 2—INVESTMENTS IN REAL ESTATE

As of December 31, 2006, the Company owned 18 hotels consisting of five Hilton Garden Inn hotels, two Residence Inn hotels, four Courtyard hotels, six Homewood Suites hotels and one Hampton Inn hotel. The hotels are located in various states and, in aggregate, consist of 2,291 rooms.

Investment in hotels consisted of the following (in thousands):

December 31, 2006
Land	$30,826
Building and Improvements	306,579
Furniture, Fixtures and Equipment	12,760

350,165
Less Accumulated Depreciation	(3,073)

Investments in Real Estate, net	$347,092

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

The following table summarizes the location, brand, manager, date acquired, number of rooms and gross purchase price for each hotel. All dollar amounts are in thousands.

Location	Brand	Manager	Date Acquired	Rooms	Gross Purchase Price
Houston, TX	Residence Inn	Western	4/27/06	129	$13,600
San Diego, CA	Hilton Garden Inn	Inn Ventures	5/9/06	200	34,500
Brownsville, TX	Courtyard	Western	6/19/06	90	8,550
Stafford, TX	Homewood Suites	Western	8/15/06	78	7,800
Montgomery, AL	Homewood Suites	LBA	8/17/06	91	10,660
Montgomery, AL	Hilton Garden Inn	LBA	8/17/06	97	10,385
Troy, AL	Hampton Inn	LBA	8/17/06	82	6,130
Auburn, AL	Hilton Garden Inn	LBA	8/17/06	101	10,185
Huntsville, AL	Hilton Garden Inn	LBA	8/17/06	101	10,285
Seattle, WA	Residence Inn	Inn Ventures	9/1/06	234	56,173
Sarasota, FL	Homewood Suites	Hilton	9/15/06	100	13,800
Hattiesburg, MS	Courtyard	LBA	10/5/06	84	9,455
Huntsville, AL	Homewood Suites	LBA	10/27/06	107	11,606
Omaha, NE	Courtyard	Marriott	11/4/06	181	23,100
Cincinnati, OH	Homewood Suites	White	12/1/06	76	7,100
Rancho Bernardo, CA	Courtyard	Dimension	12/12/06	210	36,000
New Orleans LA	Homewood Suites	Dimension	12/15/06	166	43,000
Ronkonkoma, NY	Hilton Garden Inn	White	12/15/06	164	27,000

			Total	2,291	$339,329

The Company leased all of its hotels to wholly-owned taxable REIT subsidiaries (collectively, the “lessee”) under master hotel lease agreements. The Company also used the proceeds of its ongoing offering to pay 2% of the gross purchase price for these hotels, which equals approximately $6.8 million, as a commission to ASRG.

No goodwill was recorded in connection with any of the acquisitions.

Note 3—NOTES PAYABLE AND CREDIT AGREEMENTS

The Company entered into an unsecured line of credit facility for working capital and short-term acquisition funding in December 2006. The credit facility provides for a maximum aggregate commitment by the lender, a commercial bank, totaling $150 million, and has a scheduled maturity in December 2007. In conjunction with the acquisition of two hotels in December 2006, the Company utilized the line of credit by borrowing $18.0 million to fund a portion of the aggregate gross purchase price. The applicable interest rate under the line of credit is equal to LIBOR (the London Interbank Offered Rate, which was approximately 5.34% at December 31, 2006) plus 2.0%. Payments of interest only are due monthly under terms of the credit agreement. The principal amount outstanding under the line of credit at December 31, 2006 was repaid in full in January 2007.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

During 2006, the Company also assumed approximately $29.8 million of debt secured by first mortgage notes on two of its hotel properties. In addition, the Company assumed a non-mortgage note payable of $928 thousand in connection with the Omaha, Nebraska Courtyard hotel. The following table summarizes the hotel, interest rate, maturity date and the principal amount assumed associated with each note payable. All dollar amounts are in thousands.

Location	Brand	Rate	Maturity Date	Principal Assumed	Outstanding balance as of December 31, 2006
Omaha, NE	Courtyard	6.79%	1/01/14	$12,658	$12,638
Omaha, NE	Courtyard	8.50%	6/01/12	928	928
New Orleans, LA	Homewood Suites	5.85%	10/01/14	17,144	17,144

			Total	$30,730	$30,710

The aggregate amounts of principal payable under the Company’s credit facility and mortgage obligations, for the five years subsequent to December 31, 2006 are as follows (in thousands):

Total
2007	$18,711
2008	755
2009	807
2010	856
2011	916
Thereafter	26,665

48,710
Fair Value Adjustment of Assumed Debt	582

Total	$49,292

A fair value adjustment was recorded upon the assumption of an above market rate mortgage loan in connection with one of the Company’s hotel acquisitions. This premium will be amortized into interest expense over the remaining term of the related indebtedness using a method approximating the effective interest rate method. The effective interest rate on the applicable debt obligation assumed was 5.92%. The total adjustment to interest expense was $14 thousand for the year ended December 31, 2006, and the unamortized balance of the fair value adjustment at December 31, 2006 was $582 thousand.

During 2006, the Company incurred loan origination costs related to the origination of its line of credit facility and the assumption of mortgage obligations on purchased hotels, totaling approximately $1.0 million. Such costs are being amortized over the period to maturity of the applicable credit facility or mortgage loan, as an addition to interest expense. Amortization of such costs totaled $39 thousand for the year ended December 31, 2006.

NOTE 4—SHAREHOLDERS’ EQUITY

The Company is currently conducting an on-going best-efforts offering. The Company registered its Units on Registration Statement Form S-11 (File No. 333-125546) filed March 3, 2006. The Company began its best-efforts offering (the “Offering”) of Units on March 15, 2006, the same day the Registration Statement was declared effective by the Securities and Exchange Commission. Each Unit consists of one common share and one Series A preferred share. The Offering is continuing as of the date of these financial statements. The managing underwriter is David Lerner Associates, Inc. and all of the Units are being sold for the Company’s account.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The Series A preferred shares do not have any distribution rights except a priority distribution upon the sale of the Company’s assets. The priority distribution (“Priority Distribution”) will be equal to $11.00 per Series A preferred share, and will be paid before any distribution will be made to the holders of any other shares. Upon the Priority Distribution the Series A preferred shares will have no other distribution rights.

The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, Chairman, Chief Executive Officer and President of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into common shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement with Apple Seven Advisors, Inc. (“ASA”), or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value). Based on equity raised through December 31, 2006, if a triggering event had occurred, expense would have ranged from $0 to $25.6 million.

The Company’s Board of Directors has approved the Unit Redemption Program to provide limited interim liquidity to its shareholders who have held their Units for at least one year. Beginning in March 2007, shareholders may request redemption of Units for a purchase price equal to 92% of the price paid per Unit if the Units have been owned less than three years or 100% of the price per Unit if the Units have been owned more than three years. The maximum number of Units that may be redeemed in any given year will be three percent of the weighted average number of Units outstanding at the end of the previous calendar year. The Company reserves the right to change the purchase price of redemptions, reject any request for redemption, or otherwise amend the terms of, suspend, or terminate the Unit Redemption Program. No redemptions occurred during the year ended December 31, 2006, or from the period from May 26, 2005, the Company’s initial capitalization, through December 31, 2005.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

The Company’s articles of incorporation authorize issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares (discussed above) have been issued. The Company believes that the authorization to issue additional preferred shares benefits the Company and its shareholders by permitting flexibility in financing additional growth, giving the Company additional financing options in corporate planning and in responding to developments in business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives the Company the ability to respond to future developments and allows preferred shares to be issued without the expense and delay of a special shareholders’ meeting. At present, the Company has no specific financing or acquisition plans involving the issuance of additional preferred shares and the Company does not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares other than the Series A preferred shares and Series B convertible preferred shares discussed above. The Company cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be. The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

NOTE 5—STOCK INCENTIVE PLANS

During 2006, the Board of Directors approved a Non-Employee Directors Stock Option Plan (the “Directors Plan”) whereby directors, who are not employees of the Company or affiliates, automatically receive the option to purchase Units. Under the Directors Plan, the number of Units authorized for issuance is equal to 45,000 plus 1.8% of the number of Units sold in excess of the minimum offering of 4,761,905 Units. This plan currently relates to the initial public offering of 91,125,541 Units. Therefore, the maximum number of Units authorized under the Directors Plan is currently 626,100 based on the number of shares issued as of December 31, 2006. The options expire 10 years from the date of grant.

During 2006, the Board of Directors approved an Incentive Stock Option Plan (the “Incentive Plan”) whereby incentive awards may be granted to certain employees of the Company or affiliates. Under the Incentive Plan, the number of Units authorized for issuance is equal to 35,000 plus 4.625% of the number of Units sold in the initial offering in excess of 4,761,905. This plan also currently relates to the initial public offering of 91,125,541 Units. Therefore, the maximum number of Units that can be issued under the Incentive Plan is currently 1,528,106 based on the number of shares issued as of December 31, 2006.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

Both plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the Units on the date of grant. Under the Incentive Plan, at the earliest, options become exercisable at the date of the grant. The options expire 10 years from the date of the grant. During 2006, the Company granted options to purchase 15,634 Units under the Non-Employee Directors Plan. All of the options issued vested at the date of issuance, and have an exercise price of $11 per Unit. The Company granted no options under the Non-Employee Directors Plan during 2005, and granted no options under the Incentive Plan during 2006 and 2005. Activity in the Company’s share option plan during 2006 is summarized in the following table:

Year ended December 31, 2006
Outstanding, beginning of year:	—
Granted	15,634
Exercised	—
Expired or canceled	—

Outstanding, end of year:	15,634

Exercisable, end of year:	15,634

The weighted-average exercise price:	$11.00

NOTE 6—MANAGEMENT AND FRANCHISE AGREEMENTS

Each of the Company’s 18 hotels owned at December 31, 2006 are operated and managed, under separate management agreements, by affiliates of one of the following companies (indicates the number of hotels managed): Marriott International, Inc. (“Marriott”) (1), Dimension Development Company (“Dimension”) (2), Hilton Hotels Corporation (“Hilton”) (1), Western International (“Western”) (3), Larry Blumberg & Associates (“LBA”) (7), White Lodging Services Corporation (“WLS”) (2), or Inn Ventures, Inc. (“Inn Ventures”) (2). The agreements provide for initial terms ranging from one to twenty years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreements. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. During the period ended December 31, 2006 the Company incurred approximately $619 thousand in management fee expense.

Dimension, Western, LBA, WLS, and Inn Ventures are not affiliated with either Marriott or Hilton, and as a result, these hotels (including the hotel managed by Promus Hotels, Inc., which is an affiliate of Hilton) were required to obtain separate franchise agreements with each respective franchisor. The Hilton franchise agreements generally provide for initial terms ranging between 14 to 20 years. Fees associated with the Hilton agreements generally include the payment of royalty fees and program fees based on room revenues. The Marriott franchise agreements provide for an initial term of 20 years. Fees associated with the Marriott agreements include the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. During the year ended December 31, 2006 the Company incurred approximately $847 thousand in franchise fee expense.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

NOTE 7—RELATED PARTIES

The Company has significant transactions with related parties. These transactions cannot be construed to be arms length, and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

The Company has a contract with ASRG, a related party, to provide brokerage services for the acquisition and disposition of the Company’s real estate assets. In accordance with the contract, ASRG is paid a fee of 2% of the gross purchase price of any acquisitions or gross sale price of any dispositions of real estate investments, subject to certain conditions. As of December 31, 2006, total payments to ASRG for services under the terms of this contract were $6.8 million, which was capitalized as a part of the purchase price of the hotels.

The Company is party to an advisory agreement with Apple Seven Advisors, Inc. (“ASA”), pursuant to which ASA provides management services to the Company. An annual fee ranging from .1% to .25% of total equity proceeds received by the Company, in addition to certain reimbursable expenses, are payable for these services. ASA utilizes Apple Hospitality Two, Inc. (“AHT”) to provide these services. Expenses relating to this agreement were approximately $837 thousand in 2006, and $39 thousand in 2005.

Including ASRG and ASA discussed above, Mr. Knight is also Chairman and CEO of Apple Hospitality Two, Inc. (a hospitality REIT), and other real estate investment trusts. Members of the Company’s Board of Directors are also on the board of Apple Hospitality Two, Inc. and/or Apple Hospitality Five, Inc.

During 2006 the Company assumed the rights under four contracts for the purchase of the hotels in Houston, Brownsville and Stafford, Texas and Miami, Florida (Courtyard) from Apple REIT Six, Inc. Mr. Knight is Chairman and CEO of Apple REIT Six, Inc. The assumptions were completed at no cost or profit to the Company other than the costs under the original contracts.

NOTE 8—PRO FORMA INFORMATION (UNAUDITED)

The following unaudited pro forma information for the year ended December 31, 2006, is presented as if the acquisitions of the Company’s 18 hotels owned at December 31, 2006 had occurred on the latter of January 1, 2006 or the opening date of the hotel. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on these applicable dates, nor does it purport to represent the results of operations for future periods. The Company’s hotel in Houston, Texas opened in April 2006; the hotel in Brownsville, Texas opened in June 2006; the hotel in Stafford, Texas opened in August 2006; the hotel in Hattiesburg, Mississippi opened in October 2006, and the Homewood Suites hotel in Huntsville, Alabama opened in October 2006. Amounts are in thousands except per share.

Year ended December 31, 2006
Hotel revenues	$68,197
Net income	$11,686
Net income per share-basic and diluted	$0.37

The pro forma information reflects adjustments for actual revenues and expenses of the 18 hotels acquired in 2006 for the respective period owned prior to acquisition by the Company. Net income has been adjusted as follows: (1) interest income has been adjusted to reflect the reduction in cash and cash equivalents required to fund the acquisitions; (2) interest expense related to prior owner’s debt which was not assumed has been eliminated; and (3) depreciation has been adjusted based on the Company’s basis in the hotels.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

NOTE 9—COMMITMENTS

At December 31, 2006, the Company had outstanding contracts regarding the purchase of 19 additional hotels. Ten of the 19 hotels were under construction at that date, with expected completion dates ranging through the end of 2007. The other nine hotels are expected to close during the first six months of 2007. Although the Company believes there is a reasonable probability that it will acquire these hotels, there can be no assurance that all of the conditions to closing will be satisfied. The following table summarizes the location, brand, number of rooms, refundable deposits paid and gross purchase price for each hotel (dollar amounts in thousands):

Location	Brand	Rooms	Deposits	Gross Purchase Price
Tupelo, MS	Hampton Inn	96	$200	$5,245
Cranford, NJ	Homewood Suites	108	500	13,500
Mahwah, NJ	Homewood Suites	110	500	19,500
Miami, FL	Homewood Suites	159	500	24,300
Highlands Ranch, CO	Residence Inn	117	500	19,000
Highlands Ranch, CO	Hilton Garden Inn	128	500	20,500
Agoura Hills, CA	Homewood Suites	125	500	25,250
San Diego, CA	Hampton Inn	177	500	42,000
San Diego, CA	Residence Inn	121	500	32,500
Provo, UT	Residence Inn	114	500	11,250
Prattville, AL	Courtyard	84	250	9,303
Trussville, AL	Courtyard	84	250	9,510
Miami FL	Courtyard	118	300	15,000
Vancouver, WA	Springhill Suites	119	500	15,750
Macon, GA	Hilton Garden Inn	101	200	10,660
Tucson, AZ	Residence Inn	124	832	16,640
El Paso, TX	Homewood Suites	114	770	15,390
San Antonio, TX	TownPlace Suites	106	596	11,925
San Antonio, TX	TownPlace Suites	123	692	13,838

	Total	2,228	$9,090	$331,061

As there can be no assurance that all conditions to closing will be satisfied, the Company includes deposits for hotels under contract in “Other assets, net” in the Company’s Consolidated Balance Sheets and in “Deposits and other disbursements for the potential acquisition of hotel properties” in the Company’s Consolidated Statements of Cash Flows.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

In connection with the Company’s acquisition of a Residence Inn in Seattle, Washington, the Company assumed an existing land lease. The land lease extends through February 2049, with an additional three consecutive 10-year extensions available to the Company (the lessee under the assumed lease). The lease is subject to various payment adjustments during the lease term, including potential periodic increases in lease payments based on the appraised market value of the underlying land at time of adjustment. Based on an assessment of the fair value of the assumed land lease at the time of the hotel acquisition, the Company recorded a land lease liability of $2.4 million. This liability will be amortized over the life of the lease, and is included in accrued expenses on the Company’s consolidated balance sheet as of December 31, 2006. The aggregate amounts of the estimated minimum lease payments pertaining to the Seattle, Washington land lease, for the five years subsequent to December 31, 2006 are as follows (in thousands):

Total
2007	$441
2008	441
2009	516
2010	531
2011	531
Thereafter	44,431

Total	$46,891

NOTE 10—SUBSEQUENT EVENTS

In January 2007, the Company declared and paid $2.7 million or $.073334 per common share, in a distribution to its common shareholders. The Company also closed on an additional 2.9 million Units, representing gross proceeds of $31.6 million and proceeds net of selling and marketing costs of $28.4 million.

On January 16, 2007, the Company entered into four separate contracts regarding the potential purchase of four hotels. The purchase contracts are for a 79 room Fairfield Inn, located in Columbus, Georgia, with a purchase price of $7.3 million; a 63 room Fairfield Inn, located in Dothan, Alabama, with a purchase price of $4.6 million; a 78 room Courtyard, located in Lakeland, Florida, with a purchase price of $9.8 million; and a 79 room Fairfield Inn, located in Tallahassee, Florida, with a purchase price of $6.7 million. The initial refundable deposit under each separate purchase contract was $100 thousand. The purchase contracts provide for the Company assuming existing mortgage loans secured by three of the hotels under contract. The aggregate outstanding balance for these loans is approximately $9.4 million. The loans have annual fixed interest rates ranging from 6.80% to 7.35%, and maturity dates ranging form March 2008 to January 2013. All loans provide for monthly payments of principal and interest on an amortized basis.

On January 23, 2007, the Company closed on the purchase of a Hampton Inn hotel in Tupelo, Mississippi, which contains 96 rooms and began operations in 1994. The gross purchase price of the hotel was $5.2 million. In connection with the acquisition, the Company assumed an existing mortgage obligation on the property of $4.1 million. The mortgage has an interest rate of 5.90%, requires monthly payments on an amortizing basis, and matures in March 2016.

In February 2007, the Company declared and paid $2.9 million or $.073334 per common share, in a distribution to its common shareholders. The Company also closed on an additional 3.2 million Units, representing gross proceeds of $35.5 million and proceeds net of selling and marketing costs of $32.0 million.

Apple REIT Seven, Inc.

Notes to Consolidated Financial Statements—(Continued)

On February 21, 2007, the Company purchased a Homewood Suites hotel in Miami, Florida which contains 159 rooms. The hotel began operations in 2000, and had a gross purchase price of $24.3 million. In connection with the hotel purchase, the Company assumed a mortgage obligation of $9.8 million, with a stated interest rate of 6.50% and a maturity date in July 2013.

On February 22, 2007, the Company purchased a Residence Inn hotel in Highlands Ranch, Colorado. The 117 room hotel was purchased at a gross purchase price of $19.0 million, and began operations in 1996. The Company assumed a mortgage obligation of $11.6 million, with a stated interest rate of 5.94% and a maturity date in June 2016, in connection with the hotel purchase.

On March 7, 2007, the Company purchased a Homewood Suites hotel in Cranford, New Jersey containing 108 rooms. The hotel, which began operations in 2000, had a gross purchase price of $13.5 million. Additionally on March 7, 2007, in a separate transaction, the Company purchased a Homewood Suites hotel in Mahwah, New Jersey which contains 110 rooms. The Mahwah hotel began operations in 2001, and had a gross purchase price of $19.5 million.

Note 11—Industry Segments

The Company owns extended-stay and limited service hotel properties throughout the United States that generate rental and other property related income. The Company separately evaluates the performance of each of its hotel properties. However, because each of the hotels have similar economic characteristics, facilities, and services, the properties have been aggregated into a single operating segment. All segment disclosures are included in, or can be derived from, the Company’s consolidated financial statements.

Note 12—Quarterly Financial Data (unaudited)

The following is a summary of quarterly results of operations for the period ended December 31, 2006. Income per share for the four quarters in 2006 is non-additive in comparison to income per share for the year ended December 31, 2006 due to the timing and size of the Company’s monthly Unit issuances during the period from April 2006 through December 2006.

(in thousands except per share data)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$—	$1,672	$6,364	$12,309
Net income	$11	$118	$1,690	$1,619
Basic and diluted income per common share	$0.01	$0.01	$0.09	$0.05
Distributions declared and paid per share	$—	$0.22	$0.22	$0.22

Member American Institute of Certified Public Accountants	Member Alabama Society of Certified Public Accountants

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Seven Hospitality Ownership, Inc.

We have audited the accompanying combined balance sheets of PHD Hotels Portfolio, as of December 31, 2005 and 2004, and the related combined statements of income, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of PHD Hotels Portfolio, as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, the investment in some of the hotels was sold.

September 21, 2006

PHD HOTELS PORTFOLIO

COMBINED BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
Investments in hotels, net of accumulated depreciation of $4,506,593 and $2,882,899, respectively	$34,876,058	$28,505,573
Construction in progress	2,005,409	912,625
Cash	895,618	1,209,440
Accounts receivable	236,342	224,686
Accounts receivable—related party	151,618	—
Prepaid expenses and other current assets	45,380	21,590
Franchise fees, net of accumulated amortization of $22,861 and $12,694, respectively	202,139	162,306
Goodwill	410,529	410,529
Intangible assets, net of accumulated amortization of $191,760 and $130,703, respectively	524,258	477,302

TOTAL ASSETS	$39,347,351	$31,924,051

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Mortgages payable	$29,938,413	$24,242,482
Note payable—related party	93,012	—
Accounts payable—related party	26,313	26,313
Accounts payable and accrued expenses	819,472	902,673

Total liabilities	30,877,210	25,171,468

MEMBERS’ EQUITY	8,470,141	6,752,583

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$39,347,351	$31,924,051

See independent auditors’ report and notes to combined financial statements.

PHD HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
REVENUES
Rooms	$11,545,252	$8,531,958
Other	934,304	781,724

Total revenues	12,479,556	9,313,682

EXPENSES
Rooms	2,677,592	2,161,872
Food and beverage	1,280,518	995,517
Hotel administration	1,658,894	1,400,970
Property operation, maintenance and energy costs	1,025,236	836,442
Management and franchise fees	975,343	751,537
Miscellaneous expense	203	23,979
Taxes, insurance and other	533,653	417,677
Depreciation and amortization	1,695,811	1,432,995

Total expenses	9,847,250	8,020,989

OPERATING INCOME	2,632,306	1,292,693

Interest income	21,371	6,845
Interest expense	(1,775,053)	(1,362,611)

NET INCOME (LOSS)	$878,624	$(63,073)

See independent auditors’ report and notes to combined financial statements.

PHD HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash flows from operating activities
Net income	$878,624	$(63,073)
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debts	7,889	2,404
Depreciation and amortization	1,695,811	1,432,995
Gain on sale of equipment	(893)	—
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(19,545)	(156,650)
Accounts receivable—related party	(151,618)	—
Prepaid expenses and other current assets	(23,790)	(9,638)
Increase (decrease) in:
Accounts payable and accrued expenses	(83,201)	838,481

Net cash provided by operating activities	2,303,277	2,044,519

Cash flows from investing activities
Purchase of capital assets, including construction in progress	(2,811,683)	(1,934,778)
Intangible assets acquired	(108,013)	(218,443)
Franchise fees	(50,000)	(105,000)
Proceeds from sale of equipment	6,700	—

Net cash used in investing activities	(2,962,996)	(2,258,221)

Cash flows from financing activities
Bank overdraft	—	(877,168)
Proceeds from notes payable	46,289	2,345,189
Principal payments on notes payable	(632,338)	(568,080)
Proceeds from note payable—related party	93,012	—
Equity funding	2,465,000	2,100,000
Distributions	(1,626,066)	(1,888,903)

Net cash provided by financing activities	345,897	1,111,038

Net increase (decrease) in cash	(313,822)	897,336

Cash at beginning of year	1,209,440	312,104

Cash at end of year	$895,618	$1,209,440

Supplemental disclosure of cash flow information
Cash payments for interest, including capitalized interest	$1,979,598	$1,443,249

Supplemental schedule of noncash investing and financing activities
Capital assets purchased included in accounts payable	$463,683	$342,304

Property and equipment financed by notes payable	$6,281,980	$4,622,916

See independent auditors’ report and notes to combined financial statements.

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

HoPo/Tupelo Hotels, LLC is a Alabama limited liability company which was formed on April 25, 2000, for the purpose of acquiring the real estate of a Hampton Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Tupelo, Mississippi, became operational to May 2000, when the management agreement became effective and the hotel commenced operations.

Auburn Hotels, LLC is an Alabama limited liability company which was formed on September 27, 2000, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager), The hotel, located in Auburn, Alabama became operational in November 2001, when the management agreement became effective and the hotel commenced operations. In November 2004, the real and personal property of the Hotel were distributed to the members of the Company. The related note payable was also distributed to the members. The members of the Company entered into an agreement to lease the property back to the Company. These assets and related debt have been combined with the other properties in this financial statement along with their related depreciation and interest expense, thus eliminating the rent expense by the Company to its members.

Montgomery Hotels, LLC is an Alabama limited liability company which was formed on March 12, 2001, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Montgomery, Alabama became operational in August 2003, when the management agreement became effective and the hotel commenced operations.

Troy Hotels, LLC is an Alabama limited liability company which was formed on September 17, 2002, for the purpose of acquiring land and developing a Hampton Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Troy, Alabama, became operational in February 16, 2004, when the management agreement became effective and the hotel commenced operations.

Montgomery Hotels II, LLC is an Alabama limited liability company which was formed on December 24, 2002, for the purpose of acquiring land and developing a Homewood Suites by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Montgomery, Alabama became operational in May 2004, when the management agreement became effective and the hotel commenced operations.

Huntsville Hotels I, LLC is an Alabama limited liability company which was formed on May 3, 2004, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Huntsville, Alabama, became operational in October 2005, when the management agreement became effective and the hotel commenced operations.

Huntsville Hotels II, LLC is an Alabama limited liability company which was formed on February 9, 2005, for the purpose of acquiring land and developing a Homewood Suites by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Huntsville, Alabama, is under construction.

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Macon Hotels, LLC is an Alabama limited liability company which was formed on August 1, 2005, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Macon, Georgia, is under construction.

Personal Assets and Liabilities and Members’ Salaries

In accordance with the generally accepted method of presenting limited liability company and partnership financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability company or partnership nor any provision for income tax expense.

The expenses shown in the combined statements of income do not include any salaries to the members.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Hotels consider all short-term investments with an original maturity of three months or less to be cash equivalents.

Principles of Combination

The accompanying financial statements of PHD Hotels Portfolio include the accounts of Auburn Hotels, LLC and the related Hotel real and personal property owned by its members, HoPo/Tupelo Hotels, LLC, Huntsville Hotels I, LLC, Huntsville Hotels II, LLC, Macon Hotels I, LLC, Montgomery Hotels, LLC, Montgomery Hotels II, LLC and Troy Hotels, LLC (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Concentrations of Credit Risk

The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotels have not experienced any losses in such accounts, The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted Funds

HoPo/Tupelo Hotels, LLC is required to fund mortgage holder with sufficient funds, 4% of gross revenue, to cover the cost of replacements and renewals to the hotel’s property and improvements. The mortgagor holds these funds in escrow in short-term money market securities on behalf of the hotel until the funds are spent on capital improvements.

Accounts Receivable

Accounts receivable is comprised primarily of trade receivables due from Hotel guests, An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2005 and 2004. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Investment in Hotels

The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any. is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Valuation of Long-Lived Assets

The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No, 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No, 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which, the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise Fees

Franchise fees are amortized on a straight-line basis which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates. Amortization expenses totaled $10,167 and $7,416 for the years ended December 31, 2005 and 2004, respectively.

Loan Origination Costs

Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotels’ normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the respective mortgages. Amortization expenses totaled $61,057 and $58,419 for the years ended December 31, 2005 and 2004, respectively.

Income Taxes

No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of the Hotels profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels status, or in changes to allowable Hotels income or loss, the tax liability of the members would be changed accordingly.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $564,427 and $426,638 for the years ended December 31, 2005 and 2004, respectively.

Use of Estimates in the Preparation of Financial Statements

The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENT IN HOTEL PROPERTIES

The following is a reconciliation of the carrying value of the investment in hotels at December 31, 2005 and 2004:

	2005	2004
Land and land improvements	$4,639,455	$3,579,296
Building and improvements	28,195,253	22,505,081
Furniture, fixtures and equipment	6,547,943	5,304,095

	39,382,651	31,388,472
Less accumulated depreciation	(4,506,593)	(2,882,899)

Investment in hotels, net	$34,876,058	$28,505,573

3. MORTGAGES PAYABLE

Mortgages payable at December 31, 2005 and 2004 consisted of the following:

	2005	2004
Auburn Hotels, LLC—Mortgage with CharterBank, secured by land, building and improvements; term of 5 years and due November 2009; interest at 7.00%	$5,810,762	$5,979,013

HoPo/Tupelo Hotels, LLC—Mortgage with First American Bank, secured by land, building and improvements; term of 14 months and due November 2006; interest at 7.00%	3,603,801	3,688,465

HoPo/Tupelo Hotels, LLC—Unsecured note payable with First American Bank; term of 3 years and due September 2005; interest at 8.50%	—	20,604

HoPo/Tupelo Hotels, LLC—Second mortgage with Little Properties, Inc., secured by land, building and improvements; term of 5 years and due April 2005; interest at 10.00%	—	10,363

Huntsville Hotels I, LLC—Mortgage with First American Bank, secured by land, building and improvements; term of 18 months and due February 2006; interest at LIBOR plus 3.00%	6,300,000	—

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

	2005	2004
Huntsville Hotels II, LLC—Construction loan with Colonial Bank, secured by land, building and improvements; term of 18 months and due January 2007; interest at LIBOR plus 2.85%	$28,269	$—

Montgomery Hotels, LLC—Mortgage with GE Capital Franchise Finance Corporation, secured by land, building and improvements; term of 10 years and due October 2013; interest at 7.66%	5,225,513	5,357,851

Montgomery Hotels II, LLC—Mortgage with GE Capital Franchise Finance Corporation, secured by land, building and improvements; term of 10 years and due September 2014; interest at LIBOR plus 3.40%	5,389,187	5,506,668

Troy Hotels, LLC—Mortgage with Troy Bank and Trust, secured by land, building and improvements; term of 20 years and due April 2024; interest at prime plus 1.00%	3,580,881	3,679,518

	$29,938,413	$24,242,482

Future maturities at December 31, 2005 are as follows:

Year ending December 31,
2006	$10,447,801
2007	612,858
2008	628,218
2009	5,655,863
2010	479,221
Thereafter	12,114,452

Total	$29,938,413

Interest of $204,545 and $80,638 was capitalized in the years ended December 31, 2005 and 2004, respectively.

4. CHANGES IN EQUITY

Changes in the Hotels equity accounts during 2005 and 2004 are summarized below:

	2005	2004
Beginning balance	$6,752,583	$6,604,559

Net income (loss)	878,624	(63,073)
Contributions	2,465,000	2,100,000
Distributions	(1,626,066)	(1,888,903)

Ending balance	$8,470,141	$6,752,583

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

5. FRANCHISE AGREEMENTS

Franchise fees totaling $225,000 and $175,000 have been paid to Hilton, Inc. as of December 31, 2005 and 2004, respectively. Amortization expense totaled $10,167 and $7,416 for the years ended December 31, 2005 and 2004, respectively.

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Hilton (Homewood Suites, Hampton Inn and Hilton Garden Inn). The agreements cover initial term of 20 years with varying renewal terms. The agreements provide for payment of base management fees, which are calculated monthly and range from 3% to 8% of gross rental revenues. Franchise fees of $451,730 and $359,183 were paid in 2005 and 2004, respectively.

6. RELATED PARTIES

The Hotels are subject to management agreements with PHD Hotels, Inc., which cover an initial term of 5 years with varying renewal terms. The agreements provide for payment of base management fees, marketing fees, and reservation system fees, which are calculated monthly and range from 4% to 5% of gross rental revenues. Management fees of $523,613 and $392,354 were expensed in 2005 and 2004, respectively. In addition, the Hotels pay for accounting services ranging from $300 to $350 per month.

Auburn Hotels, LLC has a receivable from TH Enterprises of $151,618 as of December 31, 2005.

Auburn Hotels, LLC has an unsecured note payable to HoPo Realty Investments, term of 1 year, bearing interest at 5% and due December 2006. The balance due at December 31, 2005 was $93,012.

7. SUBSEQUENT EVENT

In August 2006, the Hotels sold the real and personal property of Auburn Hotels, LLC, Huntsville Hotels I, LLC, Montgomery Hotels, LLC, Montgomery Hotels II, LLC and Troy Hotels, LLC to Apple Seven Hospitality Ownership, Inc. for a gross purchase price of $47,645,000. The sale of HoPo/Tupelo Hotels, LLC is expected to close in October 2006 for a gross purchase price of $5,245,000, with debt in Wachovia Securities with an aggregate principal balance of approximately $4,150,000 being assumed by a subsidiary of Apple Seven Hospitality Ownership, Inc. The sale of Huntsville Hotels II, LLC and Macon Hotels I, LLC of the hotel investments are pending while construction is completed. The gross purchase price for these investments is $22,210,000 and the sale is expected to close upon substantial completion of construction.

PHD HOTELS PORTFOLIO

COMBINED BALANCE SHEETS (unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Investments in hotels, net of accumulated depreciation of $5,462,107 and $4,506,593, respectively	$35,205,724	$34,876,058
Construction in progress	6,852,651	2,005,409
Cash	2,965,968	895,618
Accounts receivable	309,820	236,342
Accounts receivable—related party	76,618	151,618
Restricted funds held for:
Taxes	13,437	—
Furniture, fixtures and equipment	357,247	—
Prepaid expenses and other current assets	102,776	45,380
Franchise fees, net of accumulated amortization of $26,444 and $22,861, respectively	198,556	202,139
Goodwill	410,529	410,529
Intangible assets, net of accumulated amortization of $232,040 and $191,760, respectively	714,336	524,258

TOTAL ASSETS	$47,207,662	$39,347,351

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Bank overdraft	$923,770	$—
Mortgages payable	34,317,827	29,938,413
Note payable—related party	93,012	93,012
Accounts payable—related party	26,313	26,313
Accounts payable and accrued expenses	1,307,990	819,472

Total liabilities	36,668,912	30,877,210

MEMBERS’ EQUITY	10,538,750	8,470,141

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$47,207,662	$39,347,351

See also the audited financial statements included herein.

PHD HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	2006	2005
REVENUES
Rooms	$7,043,555	$5,337,201
Other	587,602	438,492

Total revenues	7,631,157	5,775,693

EXPENSES
Rooms	1,229,793	828,556
Food and beverage	784,158	577,994
Hotel administration	981,785	749,984
Property operation, maintenance and energy costs	1,176,670	854,741
Management and franchise fees	553,187	434,228
Miscellaneous expense	4,184	—
Taxes, insurance and other	316,414	240,098
Depreciation and amortization	999,378	815,967

Total expenses	6,045,569	4,501,568

OPERATING INCOME	1,585,588	1,274,125

Interest income	8,977	3,819
Interest expense	(1,107,231)	(834,231)

NET INCOME	$487,334	$443,713

See also the audited financial statements included herein.

PHD HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	2006	2005
Cash flows from operating activities
Net income	$487,334	$443,713
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debts	3,999	2,582
Depreciation and amortization	999,378	815,967
Gain on sale of equipment	—	(893)
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(77,477)	(33,837)
Accounts receivable—related party	75,000	—
Prepaid expenses and other current assets	(57,396)	(10,634)
Increase (decrease) in:
Accounts payable and accrued expenses	488,518	201,670

Net cash provided by operating activities	1,919,356	1,418,568

Cash flows from investing activities
Purchase of capital assets, including construction in progress	(1,453,188)	(546,453)
Intangible assets acquired	(230,358)	—
Proceeds from sale of equipment	—	6,700
Net increase in restricted funds held	(370,684)	—

Net cash used in investing activities	(2,054,230)	(539,753)

Cash flows from financing activities
Bank overdraft	923,770	—
Principal payments on notes payable	(299,821)	(349,365)
Equity funding	2,252,500	—
Distributions	(671,225)	(544,172)

Net cash provided (used) by financing activities	2,205,224	(893,537)

Net increase (decrease) in cash	2,070,350	(14,722)

Cash at beginning of year	895,618	1,209,440

Cash at end of year	$2,965,968	$1,194,718

Supplemental disclosure of cash flow information
Cash payments for interest, including capitalized interest	$1,177,522	$859,983

Supplemental schedule of noncash investing and financing activities
Capital assets purchased included in accounts payable	$277,936	$884,452

Property and equipment financed by notes payable	$4,679,235	$2,941,471

See also the audited financial statements included herein.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Seven Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying balance sheet of the Stafford, Texas—Hilton Homewood Suites Hotel (the Hotel), as of December 31, 2005, and the related statements of partners’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2005, and the results of its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/    L.P. Martin & Company, P.C.

May 5, 2006

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

BALANCE SHEET

DECEMBER 31, 2005

ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$587,725
Construction in Progress	1,539,871
Furnishings and Equipment	47,974

TOTAL INVESTMENT IN HOTEL PROPERTY	2,175,570

Cash and Cash Equivalents	34,245
Due from Affiliate	2,450
Franchise Fees	25,000

61,695

TOTAL ASSETS	$2,237,265

LIABILITIES AND PARTNERS’ DEFICIT
LIABILITIES:
Mortgage Payable	$1,353,914
Accounts Payable	853,806
Accrued Liabilities	23,677
Due to Affiliates	6,405

TOTAL LIABILITIES	2,237,802
PARTNERS’ DEFICIT	(537)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT	$2,237,265

The accompanying notes are an integral part of this financial statement.

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

STATEMENT OF PARTNERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2005

Balance, January 1, 2005	$—
Equity Distributions, net	(537)

Balance, December 31, 2005	$(537)

The accompanying notes are an integral part of this financial statement.

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2005

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	$(1,298,087)
Payment of Franchise Fees	(25,000)

NET CASH USED BY INVESTING ACTIVITIES	(1,323,087)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	1,353,914
Affiliate Loans	3,955
Equity Distributions, net	(537)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,357,332

NET INCREASE IN CASH	34,245

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$34,245

SUPPLEMENTAL DISCLOSURES:
Interest Paid: Capitalized to Investment in Hotel Property	$14,400

NONCASH FINANCING AND INVESTING ACTIVITIES:
2005 Hotel property purchases in the amounts of $853,806 and $23,677, respectively, were financed with accounts payable and accrued liabilities.

The accompanying notes are an integral part of this financial statement.

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

NOTES TO THE FINANCIAL STATEMENTS

Year Ended December 31, 2005

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the Stafford, Texas—Hilton Homewood Suites Hotel property (the Hotel) as of December 31, 2005 and for the year then ended. The Hotel is owned by HSHS Property, a Texas limited partnership. The partnership entity was formed during 2005. The partnership acquired the Hotel land and began construction on the 78 room Hotel during 2005.

The Hotel is being developed by W. I. Realty I, L. P., an affiliate. At December 31, 2005, the Hotel was under construction and, accordingly, had not opened for business. It is anticipated Hotel construction will be completed and the Hotel will open for business in the spring of 2006.

Hilton Homewood Suites Hotels specialize in providing extended stay lodging for business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents includes demand deposits in banks.

Concentrations—Cash maintained at major financial institutions may at times during the year be in excess of the FDIC-insured limit. However, these deposits may be redeemed upon demand, and therefore, bear minimal risk.

Investment in Hotel Property—Land and construction in progress are stated at the Owner’s cost. Costs of improvements including interest, financing costs and real estate taxes during the construction period are capitalized. Capitalized interest totaled $14,400 in 2005. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Construction in progress consists of costs incurred to construct the Hotel and develop the site up to the time the Hotel is placed in operation.

No depreciation has been recorded to date since the Hotel has not been placed in operation.

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Loan Costs—Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotel’s normal depreciation policies.

Income Taxes—The Hotel property was owned by a limited partnership throughout the financial statement period. Income and losses of a limited partnership are passed through to the partners and taxed on their individual income tax returns. Accordingly, the financial statements do not reflect an income tax provision.

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Year Ended December 31, 2005

NOTE 3—RELATED PARTY TRANSACTIONS

The Owner has paid Promus Hotels, Inc. a $25,000 franchise fee to operate as a Hilton Homewood Suites Hotel. The franchise term is effective June 3, 2005 and runs through June 2, 2027. The terms of the agreement require the Owner to pay the franchisor monthly royalty and program fees totaling four percent of the Hotel’s gross room revenue.

The Owner has agreed to pay development fees of $234,000 to W. I. Realty I, L. P. in connection with development of the Hotel property. Through December 31, 2005, $93,600 was earned and has been included in construction in progress. The balance of $140,400 is scheduled to be paid in 2006.

NOTE 4—MORTGAGE LOAN PAYABLE

The Hotel property is encumbered by a $7,619,600 construction loan with Sovereign Bank dated August 15, 2005. Through December 31, 2005, $1,353,914 has been advanced. The loan requires interest only payments and bears interest at a floating rate of LIBOR plus 2.0%, 6.385% at December 31, 2005.

The loan is secured by the Hotel property mortgage, a security agreement covering tangible and intangible assets of the Hotel and the guarantee of W. I. Realty I, L. P. The loan is scheduled to mature on February 15, 2007.

NOTE 5—SUBSEQUENT EVENT

The Owner has a sales contract with Apple Seven Hospitality, Inc. (Apple) and anticipates selling the Hotel land, improvements and furnishings to Apple in 2006. The sales price is anticipated to exceed the carrying value of the Hotel’s assets.

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

BALANCE SHEET (unaudited)

	June 30, 2006	December 31, 2005
ASSETS

INVESTMENT IN HOTEL PROPERTY:
Land	$587,725	$587,725
Construction in Progress	5,517,563	1,539,871
Furnishings and Equipment	624,359	47,974

TOTAL INVESTMENT IN HOTEL PROPERTY	6,729,647	2,175,570

Cash and Cash Equivalents	25,573	34,245
Due from Affiliates	4,350	2,450
Franchise Fees	25,000	25,000

	54,923	61,695

TOTAL ASSETS	$6,784,570	$2,237,265

LIABILITIES AND PARTNERS’ DEFICIT
LIABILITIES:
Mortgage Payable	$5,988,476	$1,353,914
Accounts Payable	734,156	853,806
Deposits and Accrued Liabilities	58,442	23,677
Due to Affiliates	35,000	6,405

TOTAL LIABILITIES	6,816,074	2,237,802
PARTNERS’ DEFICIT	(31,504)	(537)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT	$6,784,570	$2,237,265

See also the audited financial statements included herein.

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

STATEMENT OF PARTNERS’ DEFICIT (unaudited)

SIX MONTH PERIOD ENDED JUNE 30, 2006

Balance, January 1	$(537)
Net Loss	(30,632)
Equity Distributions	(335)

Balance, June 30	$(31,504)

See also the audited financial statements included herein.

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

STATEMENT OF OPERATIONS (unaudited)

SIX MONTH PERIOD ENDED JUNE 30, 2006

REVENUES	$—

EXPENSES:
Pre-opening Costs	30,632

NET LOSS	$(30,632)

See also the audited financial statements included herein.

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

STATEMENT OF CASH FLOWS (unaudited)

SIX MONTH PERIOD ENDED JUNE 30, 2006

CASH FLOWS TO OPERATING ACTIVITIES:
Net Loss	$(30,632)

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(4,638,962)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	4,634,562
Affiliate Loans	26,695
Equity Distributions	(335)

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,660,922

NET DECREASE IN CASH	(8,672)
CASH AND CASH EQUIVALENTS, JANUARY 1	34,245

CASH AND CASH EQUIVALENTS, JUNE 30	$25,573

SUPPLEMENTAL DISCLOSURES:
Interest Paid: Capitalized to Investment in Hotel Property	$108,312

See also the audited financial statements included herein.

Peck & Jenkins, C.P.A.’s, P.A.

Certified Public Accountants

Phone: 727-785-2773

Fax: 727-784-4803

September 26, 2006

The Members

Merca Real Estate, LLC

(dba Homewood Suites by Hilton Sarasota)

We have audited the accompanying balance sheets of Merca Real Estate, LLC as of December 31, 2005 and 2004, and the related statements of operations, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Merca Real Estate, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

34650 US Hwy 19 N, Suite 108  •  Palm Harbor, FL 34684

MERCA REAL ESTATE, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$686,559	$23,365
Restricted cash	22,118	—
Accounts receivable, net	92,100	—
Due from affiliate	50,510	—
Note receivable	—	152,704
Prepaid expenses and other current assets	16,529	6,387

Total current assets	867,816	182,456

Property and equipment:
Land	450,000	450,000
Building and improvements	7,098,662	5,550,628
Furniture, fixtures and equipment	910,300	439,255
Less accumulated depreciation	(273,710)	(18,254)

Net property and equipment	8,185,252	6,421,629

Other assets, net	207,768	50,000

Total assets	$9,260,836	$6,654,085

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$340,163	$66,552
Accrued expenses	133,346	93,845
Current portion of long-term debt	102,029	—

Total current liabilities	575,538	160,397

Long-term debt, less current portion	6,061,523	2,589,641

Total liabilities	6,637,061	2,750,038

Members’ equity	2,623,775	3,904,047

Total liabilities and members’ equity	$9,260,836	$6,654,085

See accompanying notes and accountant’s report.

MERCA REAL ESTATE, LLC

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Revenues:
Suites	$2,286,556	$—
Food and beverage	47,730	—
Other income	51,307	—
Telephone	16,683	—

Total revenues	2,402,276	—

Costs and expenses:
Suites	405,577	—
Depreciation and amortization	264,372	—
Food and beverage	8,344	—
Franchise and management fees	130,763	25,000
General and administrative	621,148	121,149
Insurance	32,617	—
Marketing	227,003	—
Property operations and maintenance	143,521	—
Property taxes	29,700	502
Rentals and other expenses	10,504	—
Telephone	17,941	—
Utilities	181,870	—

Total costs and expenses	2,073,360	146,651

Operating income (loss)	328,916	(146,651)

Other income (expense):
Interest income	10,627	2,124
Interest expense	(283,894)	—
Management fee from related party	50,510	—
Management fee to related party	(27,000)	—
Amortization of loan fees	(19,336)	—

Total other income (expense)	(269,093)	2,124

Net income (loss)	$59,823	$(144,527)

See accompanying notes and accountant’s report.

MERCA REAL ESTATE, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Members’ equity at beginning of period	$3,904,047	$2,717,036
Members’ contributions	906,715	2,173,189
Distributions to members	(2,246,810)	(841,651)
Net income (loss)	59,823	(144,527)

Members’ equity at end of period	$2,623,775	$3,904,047

See accompanying notes and accountant’s report.

MERCA REAL ESTATE, LLC

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash flows from operating activities:
Net income (loss)	$59,823	$(144,527)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	255,456	5,497
Amortization	28,253	—
Changes in operating accounts:
Accounts receivable, net	(92,100)	—
Due from affiliate	(50,510)	—
Prepaid expenses and other current assets	(10,142)	5,625
Accounts payable and accrued expenses	313,112	101,506

Net cash provided by operating activities	503,892	(31,899)

Cash flows from investing activities:
Additions to building and land	(1,548,034)	(3,893,806)
Additions to furniture, fixtures and equipment	(471,045)	(418,697)
Acquisition of franchise rights and computer software	(41,000)	(25,000)
Collection of notes receivable	152,704	390,000

Net cash used in investing activities	(1,907,375)	(3,947,503)

Cash flows from financing activities:
Proceeds of long-term debt	3,610,359	1,929,641
Repayment of long-term debt	(36,448)	—
Contributions from members	906,715	2,173,189
Distributions to members	(2,246,810)	(841,651)
Payment of deferred financing costs	(145,021)	—

Net cash provided by financing activities	2,088,795	3,261,179

Net cash increase (decrease) for period	685,312	(718,223)
Cash at beginning of period	23,365	741,588

Cash at end of period	$708,677	$23,365

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amount capitalized	$271,291	$—

See accompanying notes and accountant’s report.

MERCA REAL ESTATE, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

Merca Real Estate, LLC (the Company), dba Homewood Suites by Hilton Sarasota, is a Florida limited liability company formed on March 30, 2000 with a stated life of 99 years. The Company owned and operated a hotel in Sarasota, Florida that commenced business in February 2005. See Note 8—Subsequent Event.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short-term investments with original maturities of three months or less when purchased.

Accounts receivable

Accounts receivable are stated at the amount management expects to collect, net of a $610 allowance for doubtful accounts at December 31, 2005. Payment from hotel guests is due upon checkout, unless commercial accounts are established. Accounts receivable consist of amounts due from credit card processing companies, commercial accounts, and guests who have not yet checked out of the hotel.

Property and equipment

Property and equipment are stated at cost and include capitalized interest, property taxes, insurance and other direct costs incurred during the construction period. The amounts of interest capitalized for the years ended December 31, 2005 and 2004 were $98,796 and $32,919, respectively.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 30 years for buildings and five to eight years for furniture, fixtures and equipment.

Repair and maintenance costs are charged to expense as incurred.

Other assets

Other assets consist of loan costs, franchise rights and computer software in the amounts of $145,021, $50,000 and $41,000, respectively. Loan costs are amortized over the term of the loan agreement using the straight-line method. Franchise rights are amortized over a period of 20 years using the straight line method. Computer software is amortized over a life of three years. The amounts of accumulated amortization at December 31, 2005 for loan costs, franchise rights and computer software were $19,336, $2,083 and $6,834, respectively. No amounts were amortizable at December 31, 2004.

Revenue recognition

Revenue is recognized as earned, which is generally when a guest occupies a room, or at the time other hotel services are provided.

Marketing expenses

Marketing costs are expensed when incurred.

MERCA REAL ESTATE, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2005 and 2004

Income taxes

The Company is not a taxpaying entity for federal or state income tax purposes, and therefore no tax provision has been reflected in the accompanying statements. Any federal or state income taxes due are the responsibility of the members of the Company.

Fair value of financial instruments

The fair value of the Company’s cash, restricted cash, accounts and note receivable, and long-term obligations approximate their carrying amounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3—CASH

At various times during the fiscal year, the Company’s cash in bank balances exceeded the federally insured limits. However, these accounts are demand deposits and therefore bear minimal risk.

The terms of the Management Agreement (See Note 6) required that the Company fund the cost of replacements and renewals of the hotel’s property and improvements through monthly deposits equivalent to 3% of gross revenue. These funds were held in an interest-bearing account and disbursements were restricted to capital improvements or replacements.

NOTE 4—NOTE RECEIVABLE

At December 31, 2004 the Company was owed $152,704 pursuant to a note with an unrelated party. During 2005 the note was collected in full. These transactions are unrelated to the operation of the hotel.

NOTE 5—LONG-TERM DEBT

As of December 31, 2004, the Company was obligated under two mortgage notes payable to Stearns Bank, N.A. with original maturities of less than one year. Both notes were assigned to GE Capital Franchise Finance Corporation (GE) in conjunction with the execution of an amended, consolidated and restated note of $6,200,000 on May 31, 2005; therefore, the amounts outstanding at December 31, 2004 are classified as long-term.

The note payable to GE bore interest at an initial rate of Libor plus 3.5% with a maturity date of June 1, 2010. The note was collateralized by a mortgage on the hotel property and a security agreement with assignment of rents, and was guaranteed by the members of the Company. The loan was paid in full upon the sale of the hotel property on September 15, 2006 (See Note 8).

MERCA REAL ESTATE, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2005 and 2004

NOTE 6—FRANCHISE LICENSE AND MANAGEMENT AGREEMENTS

Franchise License Agreement

Effective April 3, 2003, the Company entered into a franchise license agreement with Promus Hotels, Inc. (a subsidiary of Hilton Hotels Corporation) to operate a hotel under the licensed name Homewood Suites by Hilton. The agreement was scheduled to terminate on April 2, 2025. The Company paid an initial fee of $50,000 which was capitalized as other assets. The agreement provided for a monthly royalty fee of 2% of gross room revenue during the first year, 3% during the second and third years, and 4% thereafter. In addition, the agreement provided for a monthly program fee of 4% of gross room revenue, subject to possible increases not to exceed 1% of gross room revenue per calendar year or 5% of gross room revenue in the aggregate. The royalty and program fees charged to expense for the year ended December 31, 2005 were $45,731 and $91,462, respectively. The agreement was terminated upon the sale of the hotel property on September 15, 2006 (See Note 8).

Management Agreement

Effective May 17, 2004, the Company entered into a management agreement with Promus Hotels, Inc. (a subsidiary of Hilton Hotels Corporation) for a period of five years commencing with the opening of the hotel. The agreement provided for a fixed management fee of 2.5% of the annual gross revenues plus an incentive management fee equal to 10% of the amount by which the gross operating profit exceeded budgeted gross operating profit. In addition, the agreement provided for six monthly fees of $5,000 during the pre-opening phase; these fees were $25,000 for the year ended December 31, 2004. The fixed, incentive, and monthly fees charged to expense for the year ended December 31, 2005 were $59,871, $20,160 and $5,000, respectively. The Company is no longer subject to this agreement, pursuant to the sale of the hotel property on September 15, 2006 (See Note 8).

NOTE 7—RELATED PARTY TRANSACTIONS

From time to time, the Company provides management services to Saravista, Inc., an affiliated entity owned by the members of the Company. During 2005, the Company charged $50,510 for such services, and this entire amount was unpaid as of December 31, 2005. The members of the Company maintain a practice of settling such charges on a periodic basis. Saravista, Inc. provided management services to the Company during 2005 for a fee of $27,000, which was paid in full.

During 2004 and 2005, furniture and fixtures in the amounts of $414,513 and $464,932, respectively, were purchased from Advantis Hospitality, LLC, an affiliated entity owned and controlled by the members of the Company.

NOTE 8—SUBSEQUENT EVENT

On September 15, 2006, the Company sold its hotel property and related assets to a wholly owned subsidiary of Apple REIT Seven, Inc. for a gross purchase price of $13,800,000.

MERCA REAL ESTATE, LLC

BALANCE SHEETS (unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$756,995	$686,559
Restricted cash	97,302	22,118
Accounts receivable, net	116,157	92,100
Due from affiliate	50,510	50,510
Note receivable	—	—
Prepaid expenses and other current assets	26,555	16,529

Total current assets	1,047,519	867,816

Property and equipment:
Land	450,000	450,000
Building and improvements	7,098,662	7,098,662
Furniture, fixtures and equipment	910,300	910,300
Less accumulated depreciation	(448,358)	(273,710)

Net property and equipment	8,010,604	8,185,252

Other assets, net	181,487	207,768

Total assets	$9,239,610	$9,260,836

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$334,735	$340,163
Accrued expenses	295,350	133,346
Current portion of long-term debt	134,950	102,029

Total current liabilities	765,035	575,538

Long-term debt, less current portion	5,998,280	6,061,523

Total liabilities	6,763,315	6,637,061

Members’ equity	2,476,295	2,623,775

Total liabilities and members’ equity	$9,239,610	$9,260,836

See also the audited financial statements included herein.

MERCA REAL ESTATE, LLC

STATEMENTS OF OPERATIONS (unaudited)

Six months ended June 30, 2006 and 2005

	2006	2005
REVENUES:
Suites	$1,734,416	$1,011,384
Food and beverage	5,705	6,794
Other income	81,194	14,728
Telephone	5,947	10,539

Total revenues	1,827,262	1,043,445

Costs and expenses:
Suites	278,245	150,453
Depreciation and amortization	181,593	105,749
Food and beverage	71,074	1,333
Franchise and management fees	101,370	69,343
General and administrative	178,347	293,997
Insurance	27,877	9,703
Marketing	163,403	87,253
Property operations and maintenance	143,248	103,233
Property taxes	78,956	58,004
Rentals and other expenses	5,112	4,330
Telephone	10,305	7,403
Utilities	87,988	76,784

Total costs and expenses	1,327,518	967,585

Operating income	499,744	75,860

Other income (expense):
Interest income	6,507	1,528
Interest expense	(305,395)	(75,937)
Management fee from related party	—	17,617
Management fee to related party	—	(13,500)
Amortization of loan fees	(19,336)	—

Total other income (expense)	(318,224)	(70,292)

Net income	$181,520	$5,568

See also the audited financial statements included herein.

MERCA REAL ESTATE, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (unaudited)

Six months ended June 30, 2006 and 2005

	2006	2005
Members’ equity at beginning of period	$2,623,775	$3,904,047
Contributions from members	—	894,376
Distributions to members	(329,000)	(500,020)
Net income	181,520	5,568

Members’ equity at end of period	$2,476,295	$4,303,971

See also the audited financial statements included herein.

MERCA REAL ESTATE, LLC

Statements of Cash Flows (unaudited)

Six months ended June 30, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net income	$181,520	$5,568
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	174,648	102,182
Amortization	26,281	3,567
Changes in operating accounts:
Accounts receivable, net	(24,057)	(81,982)
Due from affiliate	—	(17,616)
Prepaid expenses and other current assets	(10,026)	(56,461)
Accounts payable and accrued liabilities	156,576	374,761

Net cash provided by operating activities	504,942	330,019

Cash flows from investing activities:
Additions to building and land	—	(1,548,034)
Additions to furniture, fixtures and equipment	—	(469,429)
Acquisition of computer software	—	(41,000)

Net cash used in investing activities	—	(2,058,463)

Cash flows from financing activities:
Proceeds of long-term debt	—	1,677,359
Repayment of long-term debt	(30,322)	—
Contributions from members	—	894,376
Distributions to members	(329,000)	(500,020)

Net cash provided by financing activities	(359,322)	2,071,715

Net cash increase for period	145,620	343,271
Cash at beginning of period	708,677	23,365

Cash at end of period	$854,297	$366,636

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amount capitalized	$305,395	$75,937

See also the audited financial statements included herein.

INDEPENDENT AUDITORS’ REPORT

The Partners

Lake Union Hotel Associates Limited Partnership

We have audited the accompanying balance sheets of Lake Union Hotel Associates Limited Partnership (the Partnership) as of December 31, 2005 and 2004, and the related statements of operations, partners’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2005 and 2004, and the results of its operations, changes in partners’ deficit, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    Bader Martin, P.S.

September 26, 2006

Bader Martin, P.S. Certified Public Accountants + Business Advisors

1000 Second Avenue, 34th Floor, Seattle, Washington 98104-1022 | 206.621.1900 | FAX 206.682.1874 | www.badermartin.com

A member firm of DFX International, a worldwide association of independent accounting firms and business advisors.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
Current assets:
Cash	$306,919	$315,937
Replacement reserves	185,202	252,796
Accounts receivable	150,103	238,170
Prepaid expenses and other	67,615	49,222

Total current assets	709,839	856,125

Property and equipment:
Hotel facilities	25,053,992	25,037,371
Furniture, fixtures, and equipment	4,084,585	3,693,539

	29,138,577	28,730,910
Less accumulated depreciation	(13,208,441)	(12,131,190)

	15,930,136	16,599,720

Escrow deposits	764,638	399,261
Deferred charges, net	171,591	218,481

	936,229	617,742

	$17,576,204	$18,073,587

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$641,714	$592,534
Current portion of capital lease obligations	15,488	14,279
Trade accounts payable	187,179	171,163
Accrued expenses	433,423	382,435

Total current liabilities	1,277,804	1,160,411

Deferred rent payable	1,229,418	1,214,319
Long-term debt, net of current portion	25,200,751	25,842,465
Capital lease obligations, net of current portion	19,736	35,224

Total long-term obligations	26,449,905	27,092,008

Partners’ deficit	(10,151,505)	(10,178,832)

	$17,576,204	$18,073,587

See notes to financial statements.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2005	2004
REVENUES:
Suites	$10,507,589	$9,921,076
Telephone	23,319	30,627
Other	733,758	574,381

Total revenues	11,264,666	10,526,084

Departmental costs and expenses:
Suites	2,516,161	2,422,079
Telephone	32,610	36,451

Total departmental costs and expenses	2,548,771	2,458,530

Gross margin	8,715,895	8,067,554

Undistributed operating expenses:
Administrative and general	659,011	604,698
Marketing	901,743	827,775
Property operation and maintenance	436,836	432,596
Energy costs	563,336	522,023
Property and other taxes	378,984	430,708
Insurance	204,068	195,867
Franchise fee	420,304	398,080
Hotel management fee and administrative services fee	578,730	541,731
Rental expense	485,951	492,240

Total undistributed operating expenses	4,628,963	4,445,718

Operating income	4,086,932	3,621,836

Interest	(2,035,463)	(2,141,897)
Depreciation	(1,077,252)	(1,077,186)
Amortization	(46,890)	(43,628)

Net income	$927,327	$359,125

See notes to financial statements.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

STATEMENTS OF PARTNERS’ DEFICIT

Balance, January 1, 2004	$(10,337,957)
Net income	359,125
Distributions to partners	(200,000)

Balance, December 31, 2004	(10,178,832)
Net income	927,327
Distributions to partners	(900,000)

Balance, December 31, 2005	$(10,151,505)

See notes to financial statements.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$927,327	$359,125

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,077,252	1,077,186
Amortization	46,890	43,628
Changes in operating accounts:
Accounts receivable	88,067	(41,533)
Prepaid expenses and other	(18,393)	418
Trade accounts payable	16,017	(11,233)
Accrued expenses	50,987	2,973
Deferred rent payable	15,099	27,468

Total adjustments	1,275,919	1,098,907

Net cash provided by operating activities	2,203,246	1,458,032

Cash flows used in investing activities:
Change in escrow deposits	(365,377)	183,392
Additions to hotel facilities	(16,621)	(74,968)
Additions to furniture and equipment	(357,319)	(512,642)

Cash used in investing activities	(739,317)	(404,218)

Cash flows used in financing activities:
Distributions to partners	(900,000)	(200,000)
Repayments of long-term obligations	(640,541)	(606,806)

Cash used in financing activities	(1,540,541)	(806,806)

Net (decrease) increase in cash	(76,612)	247,008
Cash, beginning of year	568,733	321,725

Cash, end of year	$492,121	$568,733

Supplemental noncash investing and financing activities:
Leased equipment added directly to capital lease	$33,728

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,098,414	$2,145,545

See notes to financial statements.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

1. The Partnership:

Lake Union Hotel Associates Limited Partnership dba Residence Inn by Marriott—Seattle Downtown (the Partnership) owns and operates a 234 unit hotel in Seattle, Washington. During the years ended December 31, 2005 and 2004, approximately 10% of the Partnership’s revenues were provided by a medical facility near the hotel. The Partnership dissolves the earliest of December 31, 2079, sale of all property, or certain other occurrences.

Under the partnership agreement dated December 1, 1989 and as amended on March 1, 1999 there is a “qualified income offset” provision requiring the allocation of all income to limited partners until their capital deficits (as defined) are eliminated. As a result of the April 1999 refinancing, the limited partners no longer have an adjusted deficit, and in years that the Partnership has net income, it will be allocated to the general partner and special limited partners. Once allocated income is equal to previously allocated losses, profits, losses, and distributions will be generally allocated 45% to the general partner, 5% to the special limited partners and 50% to the limited partners.

2. Summary of significant accounting policies:

Use of estimates in preparation of financial statements:

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash:

The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Partnership had cash on deposit with a bank in excess of federally insured limits at December 31, 2005 and 2004.

Property and equipment:

Property and equipment are stated at cost. Depreciation expense is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements, and 6 years for furniture, fixtures, and equipment. Depreciation expense includes amortization of capitalized leases.

Accounts receivable:

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Balances are due when guests check out of the hotel unless commercial accounts have been established. Commercial accounts are due when invoiced and considered delinquent after 60 days. Management closely monitors outstanding balances and writes off accounts when it is determined that they will not be collected. No collateral is required. At December 31, 2005 and 2004, no allowance is considered necessary. The maximum loss that may be incurred if not collected is limited to the carrying amount, net of any allowance provided. One customer accounted for approximately 10% of accounts receivable at December 31, 2005.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS—(Continued)

Deferred charges and related amortization:

Loan costs are deferred and amortized by over the life of the agreement using the effective interest method. Franchise fees are amortized over a period of 15 years using the straight-line method.

Deferred rent payable:

Deferred rent payable is the amount of land lease rent recorded on the straight-line basis that exceeds the rent due according to the provisions of the lease.

Revenue recognition:

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room, or consummation of purchases of other hotel services.

Advertising:

Advertising is charged to expense during the period in which it is incurred. Advertising totaled $271,300 and $264,500 during 2005 and 2004, respectively. No direct-response advertising costs were incurred.

Income taxes:

No provision has been made for income taxes as these are the responsibility of the partners.

3. Replacement reserves:

Replacement reserves consists of funds management has voluntarily set aside for major repairs and replacements.

4. Escrow deposits:

The loan agreement for the mortgage note payable requires deposits to lender reserve accounts for seasonality, property taxes, property and equipment repairs, and the ground lease. Monthly reserve deposits range from $24,200 in the winter months to $83,000 in the summer months. The Partnership can obtain reimbursement for qualifying property and equipment expenditures from the property and equipment escrow account.

5. Deferred charges:

	2005	2004
Franchise fees	$65,000	$65,000
Loan costs	398,017	398,017

	463,017	463,017
Accumulated amortization	(291,426)	(244,536)

Unamortized cost	$171,591	$218,481

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS—(Continued)

6. Long-term debt:

Long-term debt consists of a mortgage note which is payable in monthly installments of approximately $223,800, including interest at 8%, and matures in May 2009. The mortgage note is collateralized by substantially all assets of the Partnership and an assignment of leases and rents.

Scheduled maturities of the mortgage note are as follows :

Year ending December 31,
2006	$641,714
2007	695,000
2008	752,700
2009	23,753,051

$25,842,465

7. Leases, commitments and related parties:

Management agreement:

The Partnership has a management agreement with Inn Ventures, Inc., which is owned by individuals with interests in the general partner. The agreement, with an initial term through April 2001, was extended through September 2006, and provides for a management fee of 5% of suite and other revenues. Fees incurred under the management agreement for 2005 and 2004 were approximately $560,700 and $523,700, respectively. Accounts payable included approximately $43,200 and $34,900 due to Inn Ventures, Inc. at December 31, 2005 and 2004, respectively.

Franchise agreement:

The Partnership has a franchise agreement with Residence Inn by Marriott, Inc. with an initial term of 15 years, through April 2006, and an option for a 10 year renewal, subject to certain terms and conditions. The agreement provides for annual franchise fees of 4% of gross suite revenues and fees for a national marketing fund to benefit the Residence Inn by Marriott system of 2.5% of gross suite revenues. Fees incurred under the franchise agreement for 2005 and 2004 were approximately $683,000 and $646,900, respectively. Accounts payable included approximately $38,300 and $59,800 due to Residence Inn by Marriott, Inc. at December 31, 2005 and 2004, respectively.

Administrative services agreement:

The Partnership has an administrative services and consulting agreement with an advisor to provide financial and administrative assistance to the Partnership. Annual administrative fees for 2005 and 2004 were $18,000 for each year. The agreement will terminate if and when all or substantially all of the assets of the Partnership are sold.

Leases:

The Partnership leases automotive and office equipment under operating lease agreements with third parties. In addition, the Partnership leases land under a lease expiring in 2049 including options to extend the lease for three consecutive ten year terms. The land lease payments are to be recalculated in 2019, based on the fair market value of the property at that date.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS—(Continued)

The Partnership has capital lease agreements with third parties for telephone and internet access equipment. Furniture, fixtures, and equipment includes approximately $329,600 and $295,900 at December 31, 2005 and 2004, respectively, and accumulated depreciation includes approximately $268,300 and $246,900 related to the capitalized equipment at December 31, 2005 and 2004, respectively.

Approximate future minimum operating and capital lease payments are as follows:

Year ending December 31,	Operating Leases	Capital Leases
2006	$467,200	$17,791
2007	459,200	17,791
2008	454,100	2,966
2009	528,400
2010	533,800
Thereafter	4,869,400

Total minimum lease payments	$7,312,100	38,548

Less amount representing interest		(3,324)

Present value of net minimum lease payments		$35,224

8. Benefit plan:

The Partnership has a 401(k) profit sharing plan covering substantially all employees with one year of service. The plan requires Partnership contributions equal to 50% of each participant’s contribution up to 1% of salary. Contributions to this plan were approximately $8,700 and $6,800 for 2005 and 2004, respectively.

9. Subsequent event:

On June 27, 2006, the Partnership entered into a contract with Apple Seven Hospitality Ownership, Inc. to sell the Partnership real property and certain related assets. The sale closed September 1, 2006.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

BALANCE SHEETS (unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash, including replacement reserves	$834,126	$492,121
Accounts receivable	124,954	150,103
Prepaid expenses and other	88,089	67,615

Total current assets	1,047,169	709,839

Property and equipment:
Hotel facilities	25,053,992	25,053,992
Furniture, fixtures, and equipment	4,319,752	4,084,585

	29,373,744	29,138,577
Less accumulated depreciation	(13,701,731)	(13,208,441)

	15,672,013	15,930,136

Escrow deposits	555,990	764,638
Deferred charges, net	150,611	171,591

	936,229	936,229

Total Assets	$17,425,783	$17,576,204

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$657,202	$641,714
Current portion of capital lease obligations	15,488	15,488
Trade accounts payable	259,386	187,179
Accrued expenses	482,962	433,423

Total current liabilities	1,415,038	1,277,804

Deferred rent payable	1,229,418	1,229,418
Long-term debt, net of current portion	24,870,801	25,200,751
Capital lease obligations, net of current portion	12,149	19,736

Total long-term obligations	26,112,368	26,449,905

Partners’ deficit	(10,101,623)	(10,151,505)

Total Liabilities and Partners’ Deficit	$17,425,783	$17,576,204

See also the audited financial statements included herein.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS (UNAUDITED)

For The Six Months Ended June 30, 2006 And 2005

	Six months ended June 30,
	2006	2005
REVENUES:
Suites	$5,420,056	$4,915,873
Telephone	10,831	12,809
Other	352,784	332,348

Total revenues	5,783,671	5,261,030

Departmental costs and expenses:
Suites	1,310,807	1,180,557
Telephone	12,986	16,365

Total departmental costs and expenses	1,323,793	1,196,922

Gross margin	4,459,878	4,064,108

Operating expenses:
Administrative and general	319,404	311,509
Marketing	446,481	413,189
Property operation and maintenance	212,675	209,622
Energy costs	301,931	266,128
Property and other taxes	178,678	231,887
Insurance	98,321	102,775
Franchise fee	277,763	197,186
Hotel management fee and administrative services fee	297,257	270,603
Rental expense	240,387	239,425

Total operating expenses	2,372,897	2,242,324

Operating income	2,086,981	1,821,784

Interest expense	(1,022,835)	(988,285)
Depreciation and amortization expense	(514,270)	(561,239)

Net income	$549,876	$272,260

See also the audited financial statements included herein.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	Six months ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$549,876	$272,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	514,270	561,239
Changes in operating accounts:
Accounts receivable	25,148	(33,800)
Prepaid expenses and other	(43,246)	74,548
Trade accounts payable	94,980	60,688
Accrued expenses	49,539	121,966
Deferred rent payable	—	(64,531)

Total adjustments	640,691	720,110

Net cash provided by operating activities	1,190,567	992,370

Cash flows used in investing activities:
Change in escrow deposits	208,648	(235,622)
Additions to hotel facilities, furniture, fixtures and equipment	(235,167)	(127,306)

Cash used in investing activities	(26,519)	(362,928)

Cash flows used in financing activities:
Distributions to partners	(499,994)	(399,998)
Repayments of long-term obligations	(322,049)	(280,181)

Cash used in financing activities	(822,043)	(680,179)

Net increase (decrease) in cash	342,005	(50,737)
Cash, beginning of period	492,121	568,733

Cash, end of period	$834,126	$517,996

See also the audited financial statements included herein.

INDEPENDENT AUDITORS REPORT

McGladrey & Pullen

Certified Public Accountants

Independent Auditor’s Report

To the Members of

Sunbelt-CHM, LLC

Dothan, Alabama

We have audited the accompanying balance sheet of Sunbelt-CHM, LLC (the Hotel) as of December 31, 2005, and the related statement of cash flows for the period from March 8, 2005, date of inception, to December 31, 2005. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunbelt-CHM, LLC as of December 31, 2005, and its cash flows for the period from March 8, 2005, date of inception, to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6, in October 2006, the Hotel was sold.

/s/    McGladrey & Pullen, LLP

Richmond, Virginia

October 6, 2006

Sunbelt-CHM, LLC

Balance Sheet

December 31, 2005

Assets
Land	$640,000
Construction in progress	356,946
Cash	6,565
Prepaid expenses and other assets	560
Franchise fee	50,000

Total assets	$1,054,071

Liabilities And Members’ Equity
Liabilities:
Due to affiliates	$959,213
Accounts payable and accrued expenses	94,858

Total liabilities	1,054,071

Commitments (Note 5)
Members’ Equity	—

Total liabilities and members’ equity	$1,054,071

See notes to financial statements.

Sunbelt-CHM, LLC

Statement Of Cash Flows

Period from March 8, 2005 (Inception) to December 31, 2005

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	$(877,088)
Franchise fee	(50,000)
Purchase of other non-operating assets	(560)

Net cash used in investing activities	(927,648)

Cash Flows From Financing Activities
Proceeds from affiliates	934,213

Net cash provided by financing activities	934,213

Net increase in cash	6,565
Cash:
Beginning	—

Ending	$6,565

See notes to financial statements.

SUNBELT-CHM, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: The accompanying financial statements present the financial information of the following Hotel property (the Hotel):

Sunbelt-CHM, LLC is an Alabama limited liability company which was formed on March 8, 2005, for the purpose of acquiring land, developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Hattiesburg, Mississippi became operational in October 2006, when the management agreement became effective and the hotel commenced operations. There were no revenues earned or costs and expenses incurred from date of inception March 8, 2005 to December 31, 2005.

A summary of the Hotel’s significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation nor any provision for income tax expense.

Construction in process: Construction in process is stated at cost. Property taxes incurred during the construction of the facilities have been capitalized and will be depreciated over the life of the asset, once placed in service.

Valuation of long-lived assets: The Hotel accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise fees: Franchise fees will be amortized on a straight-line basis over the term of the agreement commencing on the Hotel opening date.

Income taxes: No federal or state income taxes are payable by the Hotel, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of Hotel’s profits or losses in their individual tax returns. The tax returns, the status of the Hotel as such for tax purposes, and the amount of allocable Hotel’s income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotel’s status, or in changes to allocable Hotel’s income or loss, the tax liability of the members would be changed accordingly.

Estimates: The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SUNBELT-CHM, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 2. Management Agreements

The Hotel is subject to a management agreement with the Manager, which covers an initial term of 10 years expiring July 31, 2016. The agreement provides for payment of management fees calculated as 4% of gross rental revenues and an accounting fee for all agreed-upon accounting services in the amount of $500 per month. The agreement commences upon the Hotel beginning operations.

Note 3. Franchise Agreements

An initial franchise fee totaling $50,000 has been paid to Marriott International, Inc. as of December 31, 2005. The Hotel is subject to a franchise agreement under which the Hotel agrees to use the franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. The agreement covers an initial term of 20 years with an option for a 10 year renewal. The agreement provides for payment of base franchise fees, which are calculated monthly as 5.5% of gross rental revenues.

Note 4. Related Parties

The managing member of the Hotel is also the President of the Manager. Funds loaned by related parties in the amounts of $934,213 at December 31, 2005, represent funding for Hotel construction. These loans are unsecured, non-interest bearing demand obligations.

At December 31, 2005 the Hotel also owed the Manager $25,000 for payment of development fees incurred to date related to the construction of the property.

Note 5. Commitments

Effective July 5, 2005, the Hotel entered into an agreement with Hollis and Spann, Inc. (the Contractor). The agreement is for the construction of the hotel property, and is for a maximum cost of $4,000,000. As of December 31, 2005, the Hotel has paid approximately $180,000 to the Contractor. At December 31, 2005, the Hotel owed the Contractor approximately $95,000 for construction rendered to date. These amounts are included in construction in progress in the accompanying balance sheet. Further payments are due as construction progresses and billings are received.

Note 6. Subsequent Event

In October 2006, the Hotel was sold to Apple REIT Seven, Inc. for a gross purchase price of approximately $9.46 million.

Sunbelt CHM, LLC

Balance Sheets (Unaudited)

As of June 30, 2006 and December 31, 2005

	June 30, 2006	December 31, 2005
Assets
Land	$640,000	$640,000
Construction in progress	3,067,138	356,946
Cash	4,649	6,565
Prepaid expenses and other assets	13,960	560
Franchise fee	50,000	50,000

Total assets	$3,775,747	$1,054,071

Liabilities And Members’ Equity
Liabilities:
Due to affiliates	$3,054,213	$959,213
Accounts payable and accrued expenses	721,534	94,858

Total liabilities	3,775,747	1,054,071

Members’ Equity	—	—

Total liabilities and members’ equity	$3,775,747	$1,054,071

See also the audited financial statements included herein.

Sunbelt CHM, LLC

Statement Of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2006 and the

Period from March 8, 2005 (Inception) to June 30, 2005

	Six Months Ended June 30, 2006	Period from March 8, 2005 (Inception) to June 30, 2005
Cash Flows From Operating Activities
Net income	$—	$—

Net cash used in operating activities	—	—

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	(2,083,516)	(80,765)
Payment of franchise fee	—	(50,000)
Purchase of other non-operating assets	(13,400)	—

Net cash used in investing activities	(2,096,916)	(130,765)

Cash Flows From Financing Activities
Proceeds from affiliates	2,095,000	130,765

Net cash provided by financing activities	2,095,000	130,765

Net decrease in cash	(1,916)	—
Cash:
Beginning of period	6,565	—

End of period	$4,649	$—

See also the audited financial statements included herein.

PAILET, MEUNIER and LeBLANC, L.L.P.

Certified Public Accountants

Management Consultants

INDEPENDENT AUDITOR’S REPORT

To the Partners

BRIGGS RENEWAL LIMITED PARTNERSHIP

We have audited the accompanying balance sheets of BRIGGS RENEWAL LIMITED PARTNERSHIP, as of December 31, 2005 and 2004 and the related statements of operations, changes in partners’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BRIGGS RENEWAL LIMITED PARTNERSHIP as of December 31, 2005 and 2004 and the results of its operations, changes in partners’ equity (deficit), and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Metairie, Louisiana

February 20, 2006

3421 N. Causeway Blvd., Suite 701  •  Metairie, LA 70002  •  Telephone (504) 837-0770  •  Fax (504) 837-7102

Member of Member Firms in Principal Cities • PCAOB - Public Company Accounting Oversight Board

AICPA: Center for Public Company Audit Firms (SEC)  •  Governmental Audit Quality Center  •  Private Companies Practice Section (PCPS)

BRIGGS RENEWAL LIMITED PARTNERSHIP

BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
ASSETS
Current Assets
Cash	$13,666	$1,538
Due from Marriott	14,554	2,515
Due from Marriott—Working Capital Advance	72,400	72,400
Prepaid Mortgage Payments	91,881	183,761

Total Current Assets	192,501	260,214

Restricted Cash
Replacement Reserve	1,330,931	1,078,726

Total Restricted Assets	1,330,931	1,078,726

Property and Equipment
Building	1,732,060	1 ,732,060
Building Improvements	22,219,017	22,219,017
Land	304,800	304,800
Furniture & Fixtures	1,248,563	1,248,563

Total Property and Equipment	25,504,440	25,504,440
Less Accumulated Depreciation	(4,427,639)	(3,728,538)

Net Property and Equipment	21,076,801	21,775,902

Other Assets
Mortgage Costs, Net of Accumulated Amortization	190,675	214,760

Total Other Assets	190,675	214,760

Total Assets	$22,790,908	$23,329,602

See auditor’s report and notes to financial statements

BRIGGS RENEWAL LIMITED PARTNERSHIP

BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities
Accounts Payable, Partnership	$10,016	$0
Accrued Expenses	19,000	19,000
Accrued Interest Mortgage	74,174	75,381
Accrued Interest—TIF (Note F)	28,908	8,843
Current Portion of Long Term Debt (Note F)	370,630	352,574

Total Current Liabilities	502,728	455,798

Long Term Debt
Mortgage Loan Payable (Note F)	12,862,143	13,071,403
Less Current Portion (Note F)	(370,630)	(352,574)
Loan Limited Partner (Note H)	560,500	560,500
Loan General Partner (Note H)	560,500	560,500
Loan TIF (Note F)	1,079,393	1,225,059
Due to Related Party—Deferred Development Fee (Note H)	0	666,337

Total Long Term Debt	14,691,906	15,731,225

Partners’ Equity	7,596,274	7,142,579

Total Liabilities and Partners’ Equity	$22,790,908	$23,329,602

See auditor’s report and notes to financial statements

BRIGGS RENEWAL LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS

For the years ended December 31, 2005 and 2004

	2005	2004
REVENUE
Net Operating Revenue From Hotel Operations	$2,360,496	$2,285,243
Income—TIF	240,181	241,594
Rental Income Commercial Space	14,250	3,000

Total	2,614,927	2,529,837

Expenses
Interest Expense	1,174,834	1,197,723
Amortization and Depreciation	723,186	723,186
Accounting and Auditing	19,000	19,000
Legal	16,277	2,066
Investment Servicing Fee	10,000	10,000
Asset Management Fee	12,000	6,000
Incentive Management Fee	77,873	0
General and Administrative	1,918	9,958

Total Expenses	2,035,088	1,967,933

Net Income (Loss) from Operations	579,839	561,904

Other Income
Interest income	32,452	12,360

Net Income (Loss)	$612,291	$574,264

See auditor’s report and notes to the financial statements

BRIGGS RENEWAL LIMITED PARTNERSHIP

STATEMENTS OF CHANGES IN PARTNERS’ EQUITY

For the years ended December 31, 2005 and 2004

	Total 100.00%	FINANCIAL BENEFIT LIFE INS. CO. 59.394%	DELTA LIFE CORP. 39.596%	HRI BRIGGS CORP. 1 .00%	AMERUS MGMT. INC. .01%
Partners’ Equity—Beginning of Year—January 1, 2005	$7,142,579	$2,490,157	$1,660,104	$2,992,270	$48
Contributions	0	0	0	0	0
Distributions	(158,596)	(94,196)	(62,798)	(1,586)	(16)
Net Income (Loss)	612,291	363,664	242,443	6,123	61

Partners’ Equity—End of Year—December 31, 2005	$7,596,274	$2,759,625	$1,839,749	$2,996,807	$93

See auditor’s report and notes to financial statements

BRIGGS RENEWAL LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities
Net Income	$612,291	$574,264

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	723,186	723,186
(Increase) decrease in prepaid expenses	91,880	(183,761)
Increase (decrease) in accounts payable	10,018	(18)
Increase (decrease) in accrued liabilities	0	(6,007)
Increase (decrease) in accrued interest payable	18,856	74,129
(Increase) decrease in due from Marriott	(12,039)	181,026

Total adjustments	831,901	788,555

Net cash provided (used) by operating activities	1,444,192	1,362,819

Cash flow from investing activities:
(Deposit) withdrawal replacement reserve	(252,205)	(233,428)
Increase (decrease) in due from limited partners	0	210,964

Net cash provided (used) by investing activities	(252,205)	(22,464)

Cash flow from financing activities:
Proceeds (principal payments) TIF loan	(145,666)	(121,158)
Principal payments on long-term debt	(209,260)	(178,597)
Increase (payments) deferred developer’s fee	(666,337)	(891,660)
Distributions to partners	(158,596)	(178,259)

Net cash provided (used) by financing activities	(1,179,859)	(1,369,674)

Net increase (decrease) in cash and equivalents	12,128	(29,319)
Cash and equivalents, beginning of year	1,538	30,857

Cash and equivalents, end of year	$13,666	$1,538

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest expense	$1,155,528	$1,123,594

See auditor’s report and notes to financial statements

BRIGGS RENEWAL LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE A—ORGANIZATION

BRIGGS RENEWAL LIMITED PARTNERSHIP was formed November 18,1997, under the laws of the State of Delaware for the purpose of acquiring, rehabilitating, developing, improving, maintaining, owning, leasing and disposing of the real property known as Briggs Pump located in Omaha, Nebraska. This property was developed into a Hotel with related facilities. The limited partnership renovated the property and operates and manages the building as a 181-guest room complex, known as the Omaha Downtown Courtyard, a Courtyard by Marriott, (the “Hotel”). The Hotel began operations in October 1999.

Tax Credits

The complex constitutes a “certified historic structure” as permitted under IRS regulations. The rehabilitation of this building qualifies for rehabilitation tax credits as permitted by IRS regulations.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Basis of Presentation

The financial statements are prepared on the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents represent unrestricted deposits in financial institutions.

Cash and Other Deposits

All bank balances of deposits, up to $100,000 in amount, as of December 31,2005, are deposited in institutions insured by the FDIC. Account balances over $100,000 will be collateralized with the Federal Reserve.

Capitalization and Depreciation

Real estate, improvements, furniture and equipment are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. The estimated service lives for depreciable assets are as follows: real estate, 39 years; improvements, 39 years; furniture and equipment, 7 years. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

Organizational Costs

In 1999, BRIGGS RENEWAL LIMITED PARTNERSHIP adopted the Statement of Position (SOP) 98-5, Reporting on the Costs of Start-up Activities, issued by the AICPA. In accordance with SOP 98-5, start-up activities, including organizational costs, were expensed in 1999.

BRIGGS RENEWAL LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2005 and 2004

Income Taxes

No provision or benefit for income taxes has been included in these financial statements. Taxable income or loss passes through to and is reportable by the partners individually.

NOTE C—USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE D—PARTNERS’ CAPITAL CONTRIBUTIONS

The Partnership’s General Partner is HRI Briggs Corporation, a Louisiana corporation, and the amount contributed is $2,982,253. The lnvestor Limited Partner was AmerUs- Credit Investment, L.L.C., an lowa Limited liability company, with capital contributions in the amount of $3,172,685. In August, 1999, the lnvestor Limited Partner assigned its interest to Financial Benefit Life Insurance Company in the amount of 59.394% and Delta Life Corporation in the amount of 39.596%. AmerUs Management, Inc., an lowa corporation, is the Special Limited Partner, with capital contributions of $100.

NOTE E—INVESTMENT IN REAL ESTATE

Investment in real estate at December 31, 2005, consists of the following:

	Total Fixed Assets	Accumulated Depreciation	Net Fixed Assets
Buildings	$1,732,060	$281,275	$1,450,785
Rehabilitation	22,219,017	3,016,712	19,202,305
Furniture, Fixtures, and Equipment	1,248,563	1,129,652	118,911
Land	304,800	—	304,800

Totals	$25,504,440	$4,427,639	$21,076,801

Total depreciation expense for the year ended December 31,2005, amounted to $699,101.

NOTE F—LONG TERM DEBT

Mortgage Payable

The project is financed by a mortgage payable to GMAC Commercial Mortgage in the original amount of $14,175,000 for the development and rehabilitation of the property. However, the commercial space improvements of $725,000 were not funded by GMAC, resulting in an adjusted mortgage of $13,450,000. During the year 2000, the final funds available, in the amount of $2,042,618, were drawn on the project. During 2002, the loan was paid in full when the balance was $12,876,566. Additional financing of $13,250,000 was obtained through GMAC Commercial Mortgage Bank at a fixed interest rate of 6.79%. At December 31, 2005, the principal balance of this note amounted to $12,862,143, with an initial maturity in January, 2014.

The terms of the 6.79% loan consist of monthly principal and interest payments of $91,881 beginning February 1, 2004. A 25-year amortization with a 10-year term and a balloon payment of the remaining balance will then be due on the Maturity Date.

BRIGGS RENEWAL LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2005 and 2004

The liability of the partnership under the mortgage note is limited to the underlying value of the real estate collateral plus any other amounts deposited with the lender.

Schedule of Mortgage Loans

Mortgage Loan—GMAC Commercial Mortgage	$12,862,143
Less: Current Portion	(221,479)

Mortgage Loan Payable at December 31, 2005	$12,640,664

Scheduled maturities of the GMAC loan are as follows:

2006	$221,479
2007	236,995
2008	253,597
2009	271,362
2010	290,372
Thereafter	11,588,338

Total	$12,862,143

The fair value of the mortgage note payable is estimated based on the current rates offered to the project for debt of the same remaining maturities. At December 31,2005, the fair value of the mortgage approximates the amount recorded in the financial statements.

The Hotel project is pledged as collateral for the mortgage. The mortgage loan is nonrecourse debt secured by deeds of trust on the related real estate.

Tax Increment Financing Loan

The Partnership entered into a tax increment financing loan agreement with the First National Bank of Omaha, in November, 1997, in the original amount of $1,519,000. The agreement requires semi-annual payments of principal and interest beginning in June, 2000, with the first two payments being made in 2000. Interest was payable at a rate of 8.75% until May 31, 2000. Beginning on June 1, 2000, and continuing on June 1 of every third year thereafter, the interest rate will be adjusted to yield 250 basis points over the three-year Treasury constant. The note will never be less than 8.50%. The rate was adjusted at June 1,2003, to 8.50%. Annual payments of $240,181 were made in 2005.

At December 31,2005, the loan balance, including capitalized interest, was $1,079,393. Accrued interest payable at December 31, 2005 amounted to $28,907.

Scheduled maturities of the tax increment financing loan are as follows:

2006	$149,151
2007	156,315
2008	170,691
2009	186,379
2010	204,748
Thereafter	212,109

Total	$1,079,393

BRIGGS RENEWAL LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2005 and 2004

NOTE G—MANAGEMENT AGREEMENT

The Partnership entered into an agreement with Courtyard Management Corporation (also known as Courtyard by Marriott) to manage and operate the Hotel. The term of the agreement is effective for an initial period of twenty years, with the option to renew for two additional periods of ten years each.

The Partnership has agreed to pay the Manager 7% of the gross hotel revenues, as defined in the agreement, received from the property. For the year ended December 31,2005, management fees amounted to $428,809.

Additionally, the Partnership has agreed to pay the Manager an lncentive Management Fee equal to 30% of available cash flow, as defined in the agreement. During 2005, Incentive Management Fees totaled $81,342.

NOTE H—RELATED PARTY TRANSACTIONS

Investment Servicing Fee

The partnership shall pay AmerUs Management, Inc. for its services in supervising and monitoring the performance of the Property Management Agent pursuant to the Property Management Agreement an annual Oversite Management Fee (which Fee shall be treated as a Partnership expense). The Oversite Management Fee for each fiscal year shall be $10,000. During the year ended December 31, 2005, $10,000 was paid to AmerUs Management, Inc., covering the services rendered for the year.

Asset Management Fee

An asset management fee in the annual amount of $10,000 is payable by the Partnership to Historic Restoration, Inc., an affiliate of the General Partner. The fee is payable on May 1st of each whole or partial fiscal year beginning on May 1,2000. Asset management fees of $12,000 and $6,000 were paid to Historic Restoration, Inc. in 2005 and 2004, respectively.

Notes Payable—Affiliates

Notes Payable to Affiliates at December 31, 2005, consists of the following:

Partner	Balance
AmerUs	$560,500
HRI Briggs Corporation	560,500

Total	$1,121,000

Interest on these notes is payable from cash flows, with interest accruing at 15.0% per annum.

Deferred Development Fees Payable

At December 31,2005 and 2004, Deferred Development Fees, in the amount of $0 and $666,337, respectively, are payable to Historic Restoration, Inc. for its services in connection with the development and completion of the Project. The fee is to be paid from cash flows, refinancing proceeds, sales proceeds, or sales proceeds from a terminating capital transaction, in accordance with the Partnership Agreement, but no later than the fifteenth anniversary of the Occupancy Date.

BRIGGS RENEWAL LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2005 and 2004

NOTE I—PARTNERSHIP PROFITS AND LOSSES AND DISTRIBUTIONS

Ownership is 1% to the General Partner and 99% to the Limited Partners. Profits and losses and all other items of Partnership gain, loss, deductions, or credits, shall be allocated to the Partners in accordance with the partnership interests. Of the profits and losses allocated to the Partners, each Partner shall be entitled to the same proportion of such profits and losses as the Capital Contributions of each such Partner in relation to the total Capital Contributions actually made or required to be made by all of the Partners, but in no event shall the General Partner have an interest of less than 1.0% in profits or losses.

Subject to the terms of the Project Documents, any Cash Flow generated in or with respect to any fiscal year shall be distributed or applied from time to time as required within 90 days after the end of each fiscal year in the following order of priority:

1) To pay the lnvestment Servicing Fee for such fiscal year and any unpaid lnvestment Servicing Fee accrued from prior fiscal years;

2) To pay any unpaid Excess Adjustment;

3) To pay accrued interest on the Investor Limited Partner Loans and the Voluntary General Partner Loans, such amounts to be paid on a pari passu, pro rata amounts of such loans;

4) To the repayment of any unpaid lnvestor Limited Partner Loans and any unpaid Voluntary General Partner Loans, such amounts to be paid on a pari passu, pro rata basis based on the outstanding amounts of such loans;

5) To pay accrued interest on the Subordinated Partner Loans, such amounts to be paid on a pari passu, pro rata basis based on the outstanding amounts of such loans;

6) To pay any unpaid Operating Deficit Loans;

7) To the payment of any outstanding Excess Adjustment Loans, with payments to be applied first to accrued but unpaid interest, and then to principal;

8) So long as any portion of the Development Fee remains unpaid, 85% of the balance of cash flow shall be applied to payment of the unpaid portion of the Development Fee, and the remaining 15% of such balance shall be distributed as follows: 1.00% to General Partner, 98.99% to lnvestor Limited Partner, and 0.01 % to Special Limited Partner;

9) After payment in full of the Development Fee, if no Debt Service Coverage Loan has theretofore been made, then 70% of the balance of Cash Flow shall be applied to the payment of the Incentive Partnership Management Fee and 30% of such balance shall be distributed as follows: 1.00% to General Partner, 98.99% to lnvestor Limited Partner, and 0.01% to Special Limited Partner; and

10) After payment in full of the Development Fee, if a Debt Service Coverage Loan has theretofore been made, then 21% of the balance of Cash Flow shall be applied to the payment of the lncentive Partnership Management Fee, 49% of such balance shall be distributed to the lnvestor Limited Partner, and the remaining 30% of such balance shall be distributed as follows: 1.00% to General Partner, 98.99% to lnvestor Limited Partner, and 0.01% to Special Limited Partner.

NOTE J—RESERVES

The Partnership is required to maintain an escrow reserve account with Marriott to cover the cost of replacements and renewals related to the Furniture, Fixtures and Equipment at the Hotel, and routine or non-major repairs and maintenance to the Buildings. The reserve is to be funded in an amount equal to 3% of Gross Revenues for the first 13 accounting periods, 4% for periods 14 through 26, and 5% thereafter. At December 31,2005, the replacement reserve balance was $1,330,931.

BRIGGS RENEWAL LIMITED PARTNERSHIP

BALANCE SHEETS (unaudited)

September 30, 2006 and 2005

	2006	2005
ASSETS
Current Assets
Cash	$147,535	$154,350
Prepaid Mortgage Payments	91,881	91,870

Total Current Assets	239,416	246,220

Restricted Cash
Reserve with Lender	72,400	72,400
Replacement Reserve	1,513,637	1,248,173

Total Restricted Assets	1,586,037	1,320,573

Property and Equipment
Building	1,732,060	1,732,060
Building Improvements	22,219,017	22,219,017
Land	304,800	304,800
Furniture & Fixtures	1,248,563	1,248,563

Total Property and Equipment	25,504,440	25,504,440
Less Accumulated Depreciation	(4,925,210)	(4,252,864)

Net Property and Equipment	20,579,230	21,251,576

Other Assets
Mortgage Costs, Net of Accumulated Amortization	249,026	196,696

Total Other Assets	249,026	196,696

Total Assets	$22,653,709	$23,015,065

See also the audited financial statements included herein.

BRIGGS RENEWAL LIMITED PARTNERSHIP

BALANCE SHEETS (unaudited)

September 30, 2006 and 2005

	2006	2005
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities
Accounts Payable, Partnership	$49,751	$152,753
Accrued Interest Mortgage	74,174	75,381
Accrued Interest—TIF (Note F)	10,159	6,033
Current Portion of Long Term Debt (Note F)	370,630	352,574

Total Current Liabilities	504,714	586,741

Long Term Debt
Mortgage Loan Payable (Note F)	12,695,579	12,911,628
Less Current Portion (Note F)	(370,630)	(352,574)
Loan Limited Partner (Note H)	560,500	560,500
Loan General Partner (Note H)	560,500	560,500
Loan TIF (Note F)	928,162	1,079,393
Due to Related Party—Deferred Development Fee (Note H)	0	133,442

Total Long Term Debt	14,374,111	14,892,889

Partners’ Equity	7,774,884	7,535,435

Total Liabilities and Partners’ Equity	$22,653,709	$23,015,065

See also the audited financial statements included herein.

BRIGGS RENEWAL LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS (unaudited)

For the Nine Months Ending September 30, 2006 and 2005

	2006	2005
REVENUE
Net Operating Revenue From Hotel Operations	$1,882,385	$1,639,915
Income—TIF	237,390	240,181
Rental Income Commercial Space	35,255	14,250

Total	2,155,030	1,894,346

Expenses
Interest Expense	853,889	889,147
Amortization and Depreciation	518,722	542,390
Accounting and Auditing	9,000	9,000
Legal	19,908	15,957
Investment Servicing Fee	10,000	5,833
Commission Commercial Lease	13,375	0
Incentive Management Fee Related Party	416,640	0
General and Administrative	10,463	1,903

Total Expenses	1,851,997	1,464,230

Net Income (Loss) from Operations	303,033	430,116

Other Income
Interest income	50,010	20,426

Net Income (Loss)	$353,043	$450,542

See also the audited financial statements included herein.

BRIGGS RENEWAL LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS (unaudited)

For the nine months ended September 30, 2006 and 2005

	2006	2005
Cash flow from operating activities
Net income	$353,043	$450,542
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	518,722	542,390
Prepaid expenses and other assets	86,954	166,806
Accounts payable	94,909	209,134
Accrued interest payable	(92,923)	(78,191)

Net cash provided by operating activities	960,705	1,290,681

Cash flow from investing activities:
Change in replacement reserve	(255,106)	(241,847)

Net cash used by investing activities	(255,106)	(241,847)

Cash flow from financing activities:
Payments of long-term debt	(397,297)	(305,441)
Payments of deferred development fee	—	(532,895)
Distributions to partners	(174,433)	(57,686)

Net cash used by financing activities	(571,730)	(896,022)

Net increase in cash and cash equivalents	133,869	152,812
Cash and cash equivalents, beginning of year	13,666	1,538

Cash and cash equivalents, end of period	$147,535	$154,350

See also the audited financial statements included herein.

INDEPENDENT AUDITORS’ REPORT

Members

Linchris Hotel Partners of L.I., LLC

Hanover, Massachusetts:

We have audited the accompanying balance sheet of Linchris Hotel Partners of L.I., LLC (Company) (a New York limited liability company) as of December 31, 2005, and the related statements of operations and members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Linchris Hotel Partners of L.I., LLC as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

Montoursville, Pennsylvania

November 22, 2006

40 Choate Circle  •  Montoursville, PA 17754            Phone:  (570) 368-2941  •  Fax: (570) 368-3172

LINCHRIS HOTEL PARTNERS OF L.I., LLC

BALANCE SHEET

DECEMBER 31, 2005

ASSETS
CURRENT ASSETS:
Cash	$233,961
Accounts receivable, net	56,174
Inventories	17,726
Prepaid expenses	278,233

Total current assets	586,094

PROPERTY AND EQUIPMENT, net	18,732,941

OTHER ASSETS:
Restricted cash—sewer reserve	49,898
Deferred financing costs, net of accumulated amortization of $189,054	708,119
Franchise fee, net of accumulated amortization of $8,050	54,050

Total other assets	812,067

TOTAL ASSETS	$20,131,102

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt:
Notes payable	$388,548
Obligations under capital lease	27,808
Accounts payable, trade	130,040
Accrued expenses and other current liabilities	181,967
Due to related party	55,000

Total current liabilities	783,363

LONG-TERM DEBT:
Notes payable, net of current maturities	12,764,537
Due to related party	85,000

Total liabilities	13,632,900

MEMBERS’ EQUITY	6,498,202

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$20,131,102

See Notes to Financial Statements

LINCHRIS HOTEL PARTNERS OF L.I., LLC

STATEMENT OF OPERATIONS AND MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2005

REVENUES:
Rooms	$5,588,137
Food	440,373
Beverages	121,716
Telephone	32,697
Other	48,010

Total revenues	6,230,933

DEPARTMENTAL COSTS AND EXPENSES:
Rooms	1,183,716
Food	512,709
Beverages	60,477
Telephone	33,161
Other	6,775

Total departmental costs and expenses	1,796,838

GROSS PROFIT	4,434,095

OPERATING EXPENSES:
Marketing and sales	463,127
Operation, maintenance and energy	670,479
Administrative and general	730,905
Taxes, fees and insurance	769,339
Depreciation and amortization	1,106,642

Total operating expenses	3,740,492

INCOME FROM OPERATIONS	693,603

NET RENTAL INCOME	4,364

INCOME FROM OPERATIONS AND NET RENTAL INCOME	697,967

OTHER INCOME (EXPENSE):
Interest income	2,586
Interest expense	(989,558)
Loss on disposal of asset	(80,767)

Total other expense, net	(1,067,739)

NET LOSS	(369,772)

MEMBERS’ EQUITY, BEGINNING	6,867,974

MEMBERS’ EQUITY, ENDING	$6,498,202

See Notes to Financial Statements

LINCHRIS HOTEL PARTNERS OF L.I., LLC

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(369,772)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,106,642
Bad debts	2,400
Loss on disposal of asset	80,767
Change in:
Restricted cash	16,362
Accounts receivable	(21,717)
Inventories	(2,145)
Prepaid expenses	(217,544)
Accounts payable, accrued expenses and other current liabilities	(32,047)

Net cash provided by operating activities	562,946

CASH USED BY INVESTING ACTIVITIES,
Purchase of property and equipment	(62,508)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable	(362,044)
Repayment of obligations under capital lease	(70,610)
Repayment to related party	(55,000)

Net cash used by financing activities	(487,654)

NET INCREASE IN CASH	12,784

CASH, BEGINNING	221,177

CASH, ENDING	$233,961

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION,
Interest paid	$989,558

See Notes to Financial Statements

LINCHRIS HOTEL PARTNERS OF L.I., LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2005

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Accounts Receivable and Bad Debts

Accounts receivable are stated net of an allowance for doubtful accounts which was $4,800 at December 31, 2005. Accounts receivable are written off against the allowance account when they are deemed uncollectible. The allowance account is revised annually based upon a review of its adequacy by the Company’s management.

Inventories

Inventories of food, beverages, and supplies are valued at the lower of cost (first-in, first-out (FIFO) basis) or market value.

Property and Equipment and Depreciation and Amortization

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets.

Deferred Financing Costs and Amortization

Costs incurred in connection with obtaining long-term debt have been deferred and are being amortized over the term of the loan using the straight-line method, which does not materially differ from the interest method. Amortization expense amounted to $89,717 for the year ended December 31, 2005.

Franchise Fee and Amortization

A franchise fee paid to Hilton Inns, Inc. is being amortized using the straight-line method over eighteen years, the franchise term. Amortization expense amounted to $3,450 for the year ended December 31, 2005.

Leasing

The Company leases equipment under capital and operating lease arrangements (See Notes 5 and 8).

The Company leases exterior space to a third party under a cancellable operating lease requiring fixed monthly payments over five years.

Advertising

Advertising costs are charged to expense when incurred.

Income Taxes

The Company itself is not a taxpaying entity for federal and New York income tax reporting. Federal and New York income taxes of the members are computed on their total income from all sources; accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Actual results could differ from estimated amounts.

LINCHRIS HOTEL PARTNERS OF L.I., LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE YEAR ENDED DECEMBER 31, 2005

Cash Flows

For purposes of the statement of cash flows, the Company considers all short-term investments purchased with a maturity of three months or less to be cash.

2. DESCRIPTION OF PRINCIPAL BUSINESS ACTIVITY AND CONCENTRATION OF CREDIT RISK:

The Company operates the Hilton Garden Inn located in Ronkonkama, New York. The Company’s accounts receivable result from the sale of rooms, food and beverages to customers in the normal course of operating a hotel and restaurant. Consequently, the ability of each of the Company’s customers to honor their obligations to the Company is dependent upon economic and other factors affecting their operations.

The Company maintains its cash accounts with two financial institutions. Total cash balances with a financial institution are insured up to a maximum of $100,000 by the Federal Deposit Insurance Corporation.

3. PROPERTY AND EQUIPMENT:

Property and equipment at December 31, 2005 are summarized as follows:

Land	$2,418,039
Land improvements	2,539,370
Building and improvements	11,834,582
Furniture, fixtures and equipment	3,976,281
Equipment acquired under capital lease	200,771
Vehicle	37,106
Construction in progress	2,213

Total	21,008,362

Less accumulated depreciation and amortization	2,275,421

Property and equipment, net	$18,732,941

Depreciation charged to operations totaled $1,013,475 for the year ended December 31, 2005.

LINCHRIS HOTEL PARTNERS OF L.I., LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE YEAR ENDED DECEMBER 31, 2005

4. NOTES PAYABLE:

The following is a summary of the Company’s notes payable at December 31, 2005:

Note payable in monthly installments of $109,526, including interest at 7.21% per annum through October 2013, at which time the total amount outstanding is due. This note is secured by a first-lien security interest on real property and personal property existing and hereafter acquired, the personal guarantees of the Company members and assignments of the management agreement with Linchris Hotel Corporation and leases and rents.	$13,140,217
Note payable in monthly installments of $757 with no stated interest, maturing in April 2007. This note is secured by a vehicle with a net book value of $19,790 at December 31, 2005.	12,868

Total	13,153,085

Less current maturities	388,548

Long-term debt	$12,764,537

Aggregate principal maturities of notes payable are as follows:

2006	$388,548
2007	411,335
2008	437,925
2009	470,565
2010	505,636
Thereafter	10,939,076

Total	$13,153,085

During the year ended December 31, 2005, interest costs of $989,558 were incurred and charged to expense. No interest costs were capitalized during the year ended December 31, 2005.

5. OBLIGATIONS UNDER CAPITAL LEASE:

The Company leases equipment under the terms of capital leases expiring in 2006. The assets and liabilities under capital leases are recorded at the lower of the present value of minimum lease payments or the fair value of the assets. The assets are included in property and equipment in the accompanying balance sheet and depreciated over their estimated useful lives. Accumulated depreciation related to equipment acquired under capital lease totaled $54,830 at December 31, 2005.

Interest rates on the capital leases range from 9.17% to 12.45% and are imputed based on the lessor’s implicit rate of return.

The following summarizes the future annual minimum lease payments required under the capital lease obligations together with the present value of the net minimum lease payments as of December 31, 2005.

2006	$28,496
Less amount representing interest	688

Present value of net minimum lease payments	$27,808

LINCHRIS HOTEL PARTNERS OF L.I., LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE YEAR ENDED DECEMBER 31, 2005

The present value of net minimum lease payments as of December 31, 2005 has been classified, as follows, in the accompanying financial statements:

Current maturities of obligations under capital lease	$27,808

6. RELATED PARTY TRANSACTIONS:

Linchris Hotel Corporation, Inc. (Linchris), a company owned by one of the members, provides management services to the Company. Such services totaled $187,012 for the year ended December 31, 2005. The Company also purchases repair and maintenance services and supplies from Linchris. Purchases from Linchris totaled $42,868 for the year ended December 31, 2005. At December 31, 2005, the Company owed $27,427 to Linchris for these services.

One of the Company’s members served as the developer and construction coordinator for the Company. The Company agreed to compensate this member for these services in the amount of $250,000, payable over five years. The balance outstanding under this agreement at December 31, 2005 totaled $140,000, and has been classified in the accompanying financial statements as due to related party. The scheduled payments to the related party are as follows:

2006	$55,000
2007	55,000
2008	30,000

Total	$140,000

7. EMPLOYEE BENEFIT PLAN:

The Company sponsors a defined contribution benefit plan covering all employees who meet the Plan’s eligibility requirements. The Plan permits employees to make contributions that are matched by the Company based on a percentage of the employee’s contribution, subject to certain restrictions. The Company made matching contributions to the Plan of $3,324 for the year ended December 31, 2005.

8. COMMITMENTS:

Franchise Fee

The Company has a franchise agreement with Hilton Inns, Inc. whereby the Company is obligated to pay a monthly royalty fee of 5% and a monthly programming fee of 4.3% of daily gross room sales.

Operating Lease

The Company leases equipment under a non-cancellable lease arrangement. Minimum future rental payments required under the operating lease are due as follows:

2006	$2,373

For the year ended December 31, 2005, lease expense under such lease arrangement totaled $4,068 and is included in operation, maintenance and energy in the accompanying statement of operations and members’ equity.

LINCHRIS HOTEL PARTNERS OF L.I., LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE YEAR ENDED DECEMBER 31, 2005

9. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

Accrued expenses and other current liabilities at December 31, 2005 consisted of the following:

Vacation	$38,306
Sales tax payable	36,798
Salaries and wages	18,559
Other	88,304

Total	$181,967

10. SUBSEQUENT EVENT:

The Company has entered into an agreement to sell its property and equipment for $27,000,000.

LINCHRIS HOTEL PARTNERS OF L.I., LLC

BALANCE SHEETS (unaudited)

SEPTEMBER 30, 2006 and 2005

	2006	2005
ASSETS

CURRENT ASSETS:
Cash	$385,753	$424,982
Accounts receivable, net of an allowance for doubtful accounts of $5,000 in 2006 and $4,200 in 2005	24,122	46,566
Inventories, at cost	19,265	17,043
Prepaid expenses	125,479	130,955

Total current assets	554,619	619,546

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $3,038,230 in 2006 and $2,022,180 in 2005	18,030,710	18,986,182

OTHER ASSETS:
Deferred financing costs, net of accumulated amortization of $256,341 in 2006 and $166,624 in 2005	640,831	730,548
Franchise fee, net of accumulated amortization of $10,637 in 2006 and $7,188 in 2005	51,463	54,912
Restricted cash—sewer reserve		49,479

Total other assets	692,294	834,939

TOTAL ASSETS	$19,277,623	$20,440,667

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt:
Notes payable	$403,319	$381,610
Obligations under capital lease		46,156
Accounts payable, trade	180,458	32,879
Accrued expenses and other current liabilities	223,638	289,795
Due to related party	55,000	55,000

Total current liabilities	862,415	805,440

LONG-TERM DEBT:
Notes payable, net of current maturities	12,461,063	12,864,369
Due to related party	30,000	85,000

Total liabilities	13,353,478	13,754,809

MEMBERS’ EQUITY	5,924,145	6,685,858

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$19,277,623	$20,440,667

See also the audited financial statements included herein.

LINCHRIS HOTEL PARTNERS OF L.I., LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY (unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005

	2006	2005
REVENUES:
Rooms	$4,268,945	$4,345,266
Food	326,984	335,351
Beverages	89,234	91,390
Telephone	19,546	27,601
Other	45,589	35,985

Total revenues	4,750,298	4,835,593

DEPARTMENTAL COSTS AND EXPENSES:
Rooms	947,242	908,554
Food	376,800	391,166
Beverages	46,559	46,707
Telephone	22,284	25,918
Other	3,825	5,049

Total departmental costs and expenses	1,396,710	1,377,394

GROSS PROFIT	3,353,588	3,458,199

OPERATING EXPENSES:
Marketing and sales	344,500	358,983
Operation, maintenance and energy	565,391	497,096
Administrative and general	526,658	563,484
Taxes, fees and insurance	374,202	578,354
Depreciation and amortization	832,684	830,110

Total operating expenses	2,643,435	2,828,027

INCOME FROM OPERATIONS	710,153	630,172

NET RENTAL INCOME	21,420

INCOME FROM OPERATIONS AND NET RENTAL INCOME	731,573

OTHER INCOME (EXPENSE):
Interest income	2,382	1,286
Interest expense	(708,012)	(732,808)
Loss on disposal of asset		(80,766)

Total other expenses, net	(705,630)	(812,288)

NET INCOME (LOSS)	25,943	(182,116)

MEMBERS’ EQUITY, BEGINNING	6,498,202	6,867,974

MEMBERS’ DISTRIBUTIONS	(600,000)

MEMBERS’ EQUITY, ENDING	$5,924,145	$6,685,858

See also the audited financial statements included herein.

LINCHRIS HOTEL PARTNERS OF L.I., LLC

STATEMENTS OF CASH FLOWS (unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$25,943	$(182,116)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	832,684	830,110
Bad debts	200	1,800
Loss on disposal of asset		80,766
Change in:
Restricted cash	49,898	16,782
Accounts receivable	31,852	(11,509)
Inventories	(1,539)	(1,462)
Prepaid expenses	152,754	(70,266)
Accounts payable, accrued expenses and other current liabilities	92,089	(21,380)

Net cash provided by operating activities	1,183,881	642,725

CASH USED BY INVESTING ACTIVITIES,
Purchase of property and equipment	(60,578)	(62,508)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable	(288,703)	(269,150)
Repayment of obligations under capital lease	(27,808)	(52,262)
Repayment to related party	(55,000)	(55,000)
Members’ distributions	(600,000)

Net cash used by financing activities	(971,511)	(376,412)

NET INCREASE IN CASH	151,792	203,805

CASH, BEGINNING	233,961	221,177

CASH, ENDING	$385,753	$424,982

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION,
Interest paid	$708,012	$732,808

See also the audited financial statements included herein.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

Apple REIT Seven, Inc.

Richmond, Virginia:

We have audited the accompanying combined balance sheets of the Dimension Development Hotels Portfolio (the “Hotels”), as further described in Note 1, as of December 31, 2005, 2004 and 2003, and the related combined statements of income and owners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hotels as of December 31, 2005, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Note 9, on October 17, 2006, the owners of the 11 Hotels entered into agreements to sell the Hotels.

/s/    Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

Richmond, Virginia

December 1, 2006

DIMENSION DEVELOPMENT HOTELS PORTFOLIO

Combined Balance Sheets

December 31, 2005, 2004 and 2003

	2005	2004	2003
Assets

Investment in hotels, net	$136,190,367	$130,432,948	$112,147,767
Cash and cash equivalents	3,088,352	2,151,380	2,570,381
Escrow deposits	2,458,634	2,156,325	652,072
Accounts receivable	1,198,456	835,556	690,076
Due from affiliates	1,283,062	1,204,816	1,086,947
Prepaid expenses and other assets	2,671,514	208,465	253,371
Intangible assets, net	1,512,467	829,144	770,365

Total assets	$148,402,852	$137,818,634	$118,170,979

Liabilities and Owners’ Equity

Liabilities:
Mortgage notes payable	$119,325,977	$110,372,940	$95,901,250
Cash overdraft	926,955	136,429	—
Accounts payable and accrued expenses	4,404,428	3,101,666	2,479,864
Due to affiliates	12,859	—	682,106

Total liabilities	124,670,219	113,611,035	99,063,220

Owners’ equity:	23,732,633	24,207,599	19,107,759

Total liabilities and owners’ equity	$148,402,852	$137,818,634	$118,170,979

See accompanying notes to combined financial statements.

DIMENSION DEVELOPMENT HOTELS PORTFOLIO

Combined Statements of Income and Owners’ Equity

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Revenues:
Rooms	$39,467,816	$34,382,751	$32,466,021
Other income, net	1,045,683	1,034,647	998,655

Total revenues	40,513,499	35,417,398	33,464,676

Operating expenses:
Rooms	8,693,237	7,874,284	7,308,013
Depreciation and amortization	5,941,454	5,215,492	4,945,544
Real estate taxes, insurance and other	2,477,369	2,317,194	2,199,269
Property operation, maintenance and energy costs	3,460,239	3,072,892	2,741,422
Management and franchise fees	4,239,788	3,780,477	3,598,343
Hotel administrative	5,051,949	4,713,643	4,066,107

Total operating expenses	29,864,036	26,973,982	24,858,698

Operating income	10,649,463	8,443,416	8,605,978

Interest expense	7,093,685	6,149,502	5,422,112

Net income	3,555,778	2,293,914	3,183,866

Owners’ equity, beginning of year	24,207,599	19,107,759	23,817,620
Capital contributions	2,601,471	10,345,477	846,011
Distributions	(6,632,215)	(7,539,551)	(8,739,738)

Owners’ equity, end of year	$23,732,633	$24,207,599	$19,107,759

See accompanying notes to combined financial statements.

DIMENSION DEVELOPMENT HOTELS PORTFOLIO

Combined Statements of Cash Flows

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from operating activities:
Net income	$3,555,778	$2,293,914	$3,183,866
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	5,941,454	5,215,492	4,945,544
Changes in operating assets and liabilities:
Accounts receivable	(362,900)	(145,480)	(458)
Prepaid expenses and other assets	(2,463,049)	44,906	140,456
Cash overdraft	790,526	136,429	(215,896)
Accounts payable and accrued expenses	1,302,762	621,802	1,010,239

Net cash provided by operating activities	8,764,571	8,167,063	9,063,751

Cash flows from investing activities:
Purchases of property and equipment	(10,480,916)	(22,838,457)	(1,550,930)
Acquisitions of intangible assets	(944,243)	(410,634)	(517,345)
Net (increase) decrease in escrow deposits	(302,309)	(1,504,253)	784,060
Advances to affiliates	(78,246)	(117,869)	(730,497)
Advances from affiliates	12,859	(682,106)	82,750

Net cash used in investing activities	(11,792,855)	(25,553,319)	(1,931,962)

Cash flows from financing activities:
Proceeds from borrowings	10,404,499	16,901,990	3,714,613
Payments on borrowings	(1,451,462)	(2,430,300)	(3,217,768)
Capital contributions	1,644,434	10,035,116	846,011
Distributions	(6,632,215)	(7,539,551)	(8,739,738)

Net cash provided by (used in) financing activities	3,965,256	16,967,255	(7,396,882)

Net increase (decrease) in cash and cash equivalents	936,972	(419,001)	(265,093)

Cash, beginning of year	2,151,380	2,570,381	2,835,474

Cash, end of year	$3,088,352	$2,151,380	$2,570,381

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,317,293	$2,185,494	$5,163,204

Noncash investing and financing transactions:
Capital expenditures accrued	$579,742	$—	$—

Contributions of capital in the form of property and equipment	$957,037	$310,361	$—

See accompanying notes to combined financial statements.

DIMENSION DEVELOPMENT HOTELS PORTFOLIO

Notes to Combined Financial Statements

1. Summary of Significant Accounting Policies:

Description of Business: The accompanying combined financial statements present the financial information of the following Hotel properties:

RT-BL Associates, LLC is a Florida limited liability company formed in 1998 for the purpose of constructing, owning and operating a Homewood Suites by Hilton in Miami, Florida. The hotel opened for business in 2000.

Coachman Hotel, LLC is a New Jersey limited liability company formed in 1998 for the purpose of constructing, owning and operating a Homewood Suites by Hilton in Cranford, New Jersey. The hotel opened for business in 2000.

Mahwah Hotel, LLC is a New Jersey limited liability company formed in 1998 for the purpose of constructing, owning and operating a Homewood Suites by Hilton in Mahwah, New Jersey. The hotel opened for business in 2001.

RT SD-Provo, LP is a Delaware limited partnership formed in 2001 for the purpose of acquiring, owning and operating Residence Inns by Marriott in Provo, Utah and San Diego, California. The hotels were acquired in 2001.

RT SD-Denver, LP is a Delaware limited partnership formed in 2001 for the purpose of acquiring, owning and operating a Residence Inn by Marriott in Highlands Ranch, Colorado. The hotel was acquired in 2001. Ownership of the hotel in Highlands Ranch, Colorado was transferred to RT-CO Hotel Partners, LLC in May of 2006.

RGT-HB San Diego, LP is a Delaware limited partnership formed in 2002 for the purpose of acquiring, owning and operating a Hampton Inn by Hilton in San Diego, California. The hotel was acquired in 2002.

RT Rancho B. Associates, LP is a Delaware limited partnership formed in 2004 for the purpose of acquiring, owning and operating hotels. The partnership acquired a Sheraton Four Points Hotel in 2004. The hotel, located in Rancho Bernardo, California, was substantially renovated and re-opened as a Courtyard by Marriott in March, 2006.

RT-HR Hotel Partners, LLC is a Colorado limited liability company formed in 2005 for the purpose of constructing, owning and operating hotels. The company plans to operate a Hilton Garden Inn in Highlands Ranch, Colorado. The hotel was under construction as of December 31, 2005.

RT-AH Associates, LP is a Delaware limited partnership formed in 2004 for the purpose of constructing, owning and operating hotels. The partnership plans to operate a Homewood Suites by Hilton in Agoura Hills, California. The hotel was under construction as of December 31, 2005.

Baronne Hotel Investors, LLC is a Louisiana limited liability company formed in 1999 for the purpose of constructing, owning and operating a Homewood Suites by Hilton in New Orleans, Louisiana. The hotel opened for business in 2002.

Principles of Combination: The accompanying combined financial statements of the Dimension Development Hotels Portfolio include the accounts of RT-BL Associates, LLC, Coachman Hotel, LLC, Mahwah Hotel, LLC, RT SD-Provo, LP, RT-SD Denver, LP, RGT-HB San Diego, LP, RT-Rancho B. Associates, LP, RT-HR Hotel Partners, LLC, RT-AH Associates, LP and Baronne Hotel Investors, LLC, (collectively, the “Hotels”). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in the combination.

DIMENSION DEVELOPMENT HOTELS PORTFOLIO

Notes to Combined Financial Statements—(Continued)

Cash and Cash Equivalents: The Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

Concentration of Credit Risks: The Hotels maintain their cash balances in multiple financial institutions and occasionally have cash balances in excess of federally insured limits.

Accounts Receivable: Accounts receivable are primarily comprised of trade receivables due from guests of the Hotels. The Hotels consider any doubtful accounts receivable to be immaterial at December 31, 2005, 2004 and 2003. Accordingly, no allowance for doubtful accounts was considered necessary. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Hotels: Investment in hotels is stated at cost less accumulated depreciation. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Escrow Deposits: Escrow deposits are maintained under the control of the mortgage noteholders for the benefit of the Hotels.

Impairment of Long-Lived Assets: The Hotels review the carrying value of their tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated undiscounted cash flows.

Intangible Assets: Franchise fees are amortized on a straight-line basis over the lives of the related agreements. Loan origination costs are amortized on a straight line basis, which approximates the effective interest method, over the term of the respective mortgage loan agreements.

Revenue Recognition: Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Advertising and Promotion Costs: Advertising and promotion costs are charged to operations as incurred and amounted to $1,335,074, $1,070,331 and $1,144,354 for 2005, 2004 and 2003, respectively.

Income Taxes: No provision for federal or state income taxes has been included in the financial statements since taxable income or loss of the Hotels is required to be reported by the owners on their income tax returns.

DIMENSION DEVELOPMENT HOTELS PORTFOLIO

Notes to Combined Financial Statements—(Continued)

2. Investment in Hotels:

Investment in hotels at year-end consisted of:

	2005	2004	2003
Land	$18,440,624	$16,665,024	$10,187,435
Buildings and improvements	115,859,072	112,172,404	97,407,092
Furnishings and equipment	16,976,626	16,513,584	14,904,549
Construction in progress	5,741,304	292,506	—

At cost	157,017,626	145,643,518	122,499,076
Less accumulated depreciation	(20,827,259)	(15,210,570)	(10,351,309)

Investment in hotels, net	$136,190,367	$130,432,948	$112,147,767

Depreciation expense totaled $5,680,534, $4,863,637 and $4,714,520 for 2005, 2004 and 2003, respectively.

3. Intangible Assets:

Intangible assets at year-end consisted of:

	2005	2004	2003
Franchise fees	$313,250	$313,250	$229,650
Loan origination costs	1,835,744	854,843	817,657

At cost	2,148,994	1,168,093	1,047,307
Less accumulated amortization	(636,527)	(338,949)	(276,942)

	$1,512,467	$829,144	$770,365

Amortization expense, including write-off of loan origination costs upon re-financings, totaled $260,920, $351,855 and $231,024 for 2005, 2004 and 2003, respectively.

4. Mortgage Notes Payable:

Mortgage notes payable at December 31, 2005, 2004 and 2003 consisted of the following:

	2005	2004	2003
RT-BL Associates, LC—Mortgage note with GMAC Commercial Mortgage Bank, secured by the investment in the hotel; term of 10 years and due July 2013; Interest at 6.50%	$10,041,284	$10,219,840	$10,385,199

Coachman Hotel, LLC—Mortgage note with M & T Bank, secured by the investment in the hotel; term of 7 years and due April 2010; Interest at 5.50%	9,963,059	10,174,804	10,373,535

Mahwah Hotel, LLC—Mortgage note with M & T Bank, secured by the investment in the hotel; term of 7 years and due April 2010; Interest at 5.50%	9,488,627	9,690,293	9,879,555

RT SD-Provo, LP—Mortgage note with Bear Stearns Commercial Mortgage, Inc., secured by the investment in the hotel; term of 10 years and due March 2013; Interest at 6.55%	21,972,985	22,371,753	22,740,879

RT SD-Denver, LP—Mortgage note with Bear Stearns Funding, Inc., secured by the investment in the hotel; term of 10 years and due February 2011; Interest at 8.07%	8,907,678	9,061,014	9,202,156

DIMENSION DEVELOPMENT HOTELS PORTFOLIO

Notes to Combined Financial Statements—(Continued)

	2005	2004	2003

RGT-HB San Diego, LP—Mortgage note with International Bank of Commerce, secured by the investment in the hotel; term of 3 years and due December 2005; Interest at New York Prime Rate plus 0.50% (7.75% at December 31, 2005)	$—	$—	$18,181,665

RGT-HB San Diego, LP—Mortgage note with Lehmans Brothers Bank, FSB, secured by the investment in the hotel; term of 10 years and due March 2014; Interest at 6.74%	16,547,553	16,814,985	—

RT-Rancho B. Associates, LP—Mortgage note with International Bank of Commerce, secured by the investment in the hotel; term of 5 years and due November 2009; Interest at New York Prime Rate plus 0.50%	17,480,875	14,500,000	—

RT-HR Hotel Partners, LLC—Mortgage note with M & T Bank, secured by the investment in the hotel; term of 10 years and due January 2016; Interest at LIBOR plus 2.00% (6.29% at December 31, 2005).	3,700,000	—	—

RT-AH Associates, LP—Mortgage note with M & T Bank, secured by the investment in the hotel; term of 6 years, 5 months and due September 2011; Interest at LIBOR plus 2.25%	3,723,624	—	—

Baronne Hotel Investors, LLC—Mortgage note with GMAC Commercial Mortgage Bank, secured by the investment in the hotel; term of 10 years and due October 2014; Interest at 5.85%	17,427,940	17,500,000	—

Baronne Hotel Investors, LLC—Mortgage note with International Bank of Commerce, secured by the investment in the hotel; term of 5 years, 9 months and due November 2006; Interest at New York Prime Rate	—	—	12,018,532

Baronne Hotel Investors, LLC—Mortgage note with International Bank of Commerce, secured by the investment in the hotel; term of 5 years and due December 2007; Interest at New York Prime Rate	—	—	1,853,043

Baronne Hotel Investors, LLC—Mortgage note with International Bank of Commerce, secured by the investment in the hotel; term of 6.5 years and due November 2006; Interest at New York Prime Rate	—	—	966,686

Baronne Hotel Investors, LLC—Mortgage note with International Bank of Commerce, secured by the investment in the hotel; term of 60 days and due December 2003; Interest at New York Prime Rate plus 0.50%	—	—	300,000

Non-mortgage debt—Various installment loans, secured by vehicles, with interest ranging from 5.9% to 6.5%, and due at various dates through October 2007.	72,352	40,251	—

	$119,325,977	$110,372,940	$95,901,250

DIMENSION DEVELOPMENT HOTELS PORTFOLIO

Notes to Combined Financial Statements—(Continued)

Scheduled maturities of debt at December 31, 2005 are as follows:

2006	$3,530,560
2007	3,646,395
2008	3,826,382
2009	15,796,603
2010	19,632,663
Thereafter	72,893,374

Total	$119,325,977

5. Related Party Transactions:

The Hotels are subject to management agreements with Dimension Development Company, Inc., which cover initial and renewal terms of varying lengths. The agreements provide for payment of base management fees which are calculated monthly and range from 2.5% to 4% of gross rental revenues. Management fees totaled $1,282,868, $1,091,181 and $1,048,082 in 2005, 2004 and 2003, respectively.

Owners of certain properties contributed land, hotels under construction and similar property as capital contributions for certain of the Hotels. The credits to the capital accounts were made pursuant to the provision of the governing entity agreements and represent the conclusion of the owners that such amounts were at fair value.

The Cranford, New Jersey hotel is built on land owned by an affiliated condominium association.

6. Franchise Agreements:

The Hotels are subject to various franchise agreements under which the Hotels agree to use the franchisors’ trademarks, standards of service and construction quality and design. There are agreements with Hilton Inns, Inc. (Homewood Suites, Hampton Inn and Hilton Garden Inn) and Marriot International, Inc. (Courtyard by Marriot and Residence Inn). The agreements cover initial and renewal terms of varying lengths. The agreements provide for payment of base franchise and advertising fees, which are calculated monthly and range from 2% to 5% of gross rental revenues. Franchise and related fees totaled $2,956,916, $2,690,297 and $2,550,259 for 2005, 2004 and 2003, respectively.

7. Leases:

The Hotels lease various items of hotel and office equipment for terms of two to five years. Most leases require the Hotels to pay related maintenance and taxes. The Cranford, New Jersey hotel is built on land owned by an affiliated condominium association. The hotel in Cranford, New Jersey also leases the land for its parking lot under a 99-year lease, of which 90 years remain at December 31, 2005. The annual rental commitment was $6,600 for 2005 and increases annually to $36,678 in 2095. Total aggregate annual lease and condominium payments are not material to the Hotels’ results of operations and any noncancellable commitments under the agreements are not material to the Hotels’ financial position.

8. Contingencies and Guarantees:

From time to time, the Hotels are involved in litigation that management considers to be in the normal course of business. The hotels are not presently involved in any legal proceedings which management expects individually or in the aggregate to have a material adverse effect on the Hotel’s financial condition or results of

DIMENSION DEVELOPMENT HOTELS PORTFOLIO

Notes to Combined Financial Statements—(Continued)

operations. Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”), requires the disclosures of certain guarantees and clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of certain types of guarantee obligations. Under the partnership and operating agreements, the Hotels have certain obligations to indemnify their owners for certain events or occurrences. The maximum liability under these obligations is unlimited; however, the Hotels’ insurance policies serve to limit their exposure. The Hotels believe that the estimated fair value of these indemnification obligations is minimal.

9. Subsequent Event:

On October 17, 2006, the Hotels entered into agreements with Apple Seven Hospitality Ownership, Inc. to sell substantially all of the Hotels’ assets for a gross purchase price of $286.8 million plus the assumption of certain liabilities including mortgage debt of approximately $79.5 million. The sale is scheduled to close at varying dates, beginning in late 2006 and running through early 2007.

Dimension Development Hotels Portfolio

Combined Balance Sheets (unaudited)

September 30, 2006 and December 31, 2005

	September 30, 2006	December 31, 2005
Investment in hotels, net	$147,153,136	$136,190,367
Cash and cash equivalents	3,030,152	3,088,352
Escrow deposits	5,572,039	2,458,634
Accounts receivable	859,147	1,198,456
Due from affiliates	2,402,835	1,283,062
Prepaid expenses and other assets	1,420,857	2,671,514
Intangible assets, net	1,669,781	1,512,467

Total Assets	$162,107,947	$148,402,852

Mortgage notes payable	$127,285,352	$119,325,977
Cash overdraft	264,797	926,955
Accounts payable and accrued expenses	4,555,540	4,404,428
Due to affiliates	89,709	12,859

Total liabilities	132,195,398	124,670,219

Owners’ equity	29,912,549	23,732,633

Total liabilities and owners’ equity	$162,107,947	$148,402,852

See also the audited financial statements included herein.

Dimension Development Hotels Portfolio

Combined Statements of Operations (unaudited)

Nine Months Ending September 30, 2006 and 2005

	Nine Months Ending 9/30/06	Nine Months Ending 9/30/05
Revenues:
Rooms	$35,078,272	$30,266,112
Other income, net	2,119,080	816,802

Total revenues	37,197,352	31,082,914

Operating expenses:
Rooms	8,100,798	7,108,070
Depreciation and amortization	4,313,116	4,608,021
Real estate taxes, insurance and other	1,826,839	1,688,888
Property operation, maintenance and energy costs	3,275,411	2,754,935
Management and franchise fees	3,647,481	3,220,220
Hotel administrative	4,179,627	3,544,091

Total operating expenses	25,343,272	22,924,225

Operating income	11,854,080	8,158,689

Interest expense	7,279,103	5,307,617

Net Income	$4,574,977	$2,851,072

See also the audited financial statements included herein.

Dimension Development Hotels Portfolio

Combined Statements of Cash Flows (unaudited)

Nine Months Ending September 30, 2006 and 2005

	2006	2005
Cash flow from operating activities
Net income	$4,574,977	$2,851,072
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,313,116	4,608,021
Prepaid expenses and other assets	1,589,966	(1,820,884)
Accounts payable and accrued expenses	(511,046)	1,509,888

Net cash provided by operating activities	9,967,013	7,148,097

Cash flow from investing activities:
Purchases of property and equipment and intangibles	(15,433,199)	(4,935,860)
Change in escrow deposits	(3,113,405)	(1,548,942)
Advances to/from affiliates	(1,042,923)	(1,309,263)

Net cash used by investing activities	(19,589,527)	(7,794,065)

Cash flow from financing activities:
Proceeds from borrowings	9,191,786	5,169,573
Payments on borrowings	(1,232,411)	(1,131,200)
Capital contributions (distributions)	1,604,939	(3,483,268)

Net cash used by financing activities	9,564,314	555,105

Net decrease in cash and cash equivalents	(58,200)	(90,863)

Cash and cash equivalents, beginning of year	3,088,352	2,151,380

Cash and cash equivalents, end of period	$3,030,152	$2,060,517

See also the audited financial statements included herein.

Independent Auditor’s Report

To the Members

Blumberg Acquisition

Dothan, Alabama

We have audited the accompanying combined balance sheet of Blumberg Acquisition Hotels, as of December 31, 2006, and the related combined statements of income, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the management of Blumberg Acquisition Hotels. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Blumberg Acquisition Hotels as of December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, each of the hotels included in investment in hotels at December 31, 2006 are under contract for sale.

Richmond, Virginia

April 4, 2007

Blumberg Acquisition Hotels

Combined Balance Sheet

December 31, 2006

Assets
Investment in hotels, net of accumulated depreciation of $3,921,296	$11,553,678
Construction in progress	2,737,532
Cash	4,297,780
Accounts receivable—trade	64,864
Due from affiliates	3,981,480
Restricted funds held for:
Taxes, insurance and replacement reserve	476,954
Collateral reserve	177,500
Prepaid expenses and other current assets	273,427
Franchise fees, net of accumulated amortization of $ 61,290	128,710
Loan origination costs, net of accumulated amortization of $ 134,331	233,382

Total assets	$23,925,307

Liabilities And Members’ Equity
Liabilities:
Mortgages payable	$14,732,701
Due to affiliates	48,112
Accounts payable and accrued expenses	851,579

Total liabilities	15,632,392
Commitments and Subsequent Event
Members’ Equity	8,292,915

Total liabilities and members’ equity	$23,925,307

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Combined Statement Of Income

Year Ended December 31, 2006

Revenues:
Suites	$7,595,783
Other	192,589

Total revenues	7,788,372

Expenses:
Operating	1,849,367
Hotel administration	367,236
Sales and marketing	12,793
Utilities	417,193
Repairs and maintenance	381,536
Management and franchise fees	1,025,509
Taxes, insurance and other	681,738
Depreciation and amortization	737,321

Total expenses	5,472,693

Operating income	2,315,679
Interest income	160,468
Interest expense	(840,656)

Net income	$1,635,491

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Combined Statement Of Member’s Equity

Year Ended December 31, 2006

Beginning Balance	$8,841,429
Net income	1,635,491
Distributions	(2,184,005)

Ending Balance	$8,292,915

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Combined Statement Of Cash Flows

Year Ended December 31, 2006

Cash Flows From Operating Activities
Net income	$1,635,491
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	700,031
Amortization	37,290
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable—trade	41,037
Prepaid expenses and other current assets	(150,173)
Increase in:
Accounts payable and accrued expenses	62,583

Net cash provided by operating activities	2,326,259

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	(2,193,756)
Franchise fees	(50,000)
Net increase in restricted funds held	(167,565)

Net cash used in investing activities	(2,411,321)

Cash Flows From Financing Activities
Principal payments on notes payable	(337,864)
Net proceeds from affiliates	2,617,849
Loan origination fees	(26,646)

Net cash provided by financing activities	2,253,339

Net increase in cash	2,168,277
Cash:
Beginning	2,129,503

Ending	$4,297,780

Supplemental Disclosure Of Cash Flow Information Cash payments for interest, including capitalized interest	$882,625

Supplemental Schedule Of Noncash Investing And Financing Activities Property and equipment financed by notes payable	$2,016,799

Distributions paid through reduction in due from affiliates	$2,184,005

Capital assets purchased included in accounts payable	$545,842

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 1. Nature Of Business And Significant Accounting Policies

Nature of business: The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

Sunbelt—Columbus, LLC is a Georgia limited liability company which was formed on November 1, 1999, for the purpose of acquiring land developing a Fairfield Inn by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Columbus, Georgia became operational in August 2003, when the management agreement became effective and the hotel commenced operations.

Blumberg—Dothan Motel, LLC is an Alabama corporation, which was formed on April 1, 1993, for the purpose of acquiring land developing a Fairfield Inn by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Dothan, Alabama became operational in December 1993, when the management agreement became effective and the hotel commenced operations.

Sunbelt—Lakeland, LLC is a Florida limited liability company which was formed on July 26, 1999, for the purpose of acquiring land developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Lakeland, Florida became operational in June 2000, when the management agreement became effective and the hotel commenced operations.

Sunbelt—CPA, LLC is an Alabama limited liability company which was formed in December 2005, for the purpose of acquiring land developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Prattville, Alabama is under construction and has not commenced operations.

Sunbelt—Tallahassee, LLC is a Florida limited liability company which was formed on July 26, 1999, for the purpose of acquiring land developing a Fairfield Inn and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Tallahassee, Florida became operational in June 2000, when the management agreement became effective and the hotel commenced operations.

A summary of the Hotels’ significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation nor any provision for income tax expense. The expenses shown in the combined statements of income do not include any salaries to the members.

Principles of combination: The accompanying financial statements combine the accounts of Sunbelt—Columbus, LLC, Blumberg—Dothan Motel, LLC, Sunbelt—Lakeland, LLC, Sunbelt—CPA, LLC and Sunbelt—Tallahassee, LLC (collectively the Hotels, or Blumberg Acquisition Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Revenue recognition: Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 1. Nature Of Business And Significant Accounting Policies (Continued)

Concentrations of credit risk: The Hotels maintain their cash in bank deposit accounts, which at times may exceed federally insured limits. The Hotels have not experienced any losses in such accounts. The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted funds: The Hotels are required to fund some of the various mortgage holders with sufficient funds, generally 4% of gross revenue, to cover the cost of replacements and renewals to the Hotel’s property and improvements. The mortgagors hold these funds in escrow in short-term money market securities on behalf of the Hotels until the funds are spent on capital improvements.

Accounts receivable: Accounts receivable is comprised primarily of trade receivables due from Hotel guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2006. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered past due when any portion of the receivable balance is outstanding for more than 90 days. Interest is charged on trade receivables that are outstanding for more than 30 days and is recognized as charged. No interest has been charged to trade receivables during 2006.

Investment in hotels: The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Valuation of long-lived assets: The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise fees: Franchise fees are amortized on a straight-line basis, which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates.

Loan origination costs: Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotels’ normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the mortgage. Amortization expenses totaled $28,457 for the year ended December 31, 2006.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 1. Nature Of Business And Significant Accounting Policies (Continued)

Income taxes: No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying combined financial statements. The members are required to include their respective share of the Hotels’ profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels status, or in changes to allocable Hotels income or loss, the tax liability of the members would be changed accordingly.

Sales and marketing: Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion.

Estimates: The presentation of the combined financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Investment In Hotel Properties

The following is a schedule of the components of the carrying amounts of the investment in Hotels at December 31, 2006:

Land and land improvements	$1,896,126
Building and improvements	10,578,672
Furniture, fixtures and equipment	3,000,176

15,474,974
Less accumulated depreciation	(3,921,296)

Investment in hotels, net	$11,553,678

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 3. Mortgages Payable

Mortgages payable at December 31, 2006 consist of the following:

Sunbelt—Columbus, LLC with the Development Authority of Columbus, GA, Series 2003 Taxable Revenue Bonds, secured by the investment in the Hotel; term of 20 years, and due August, 2023; interest at Weekly Rate (5.4% at December 31, 2006)	$3,300,000
Blumberg—Dothan Hotel, LLC with GEMSA, secured by the investment in the Hotel; term of 10 years and due March 2008; interest at 7.35%	1,670,427
Sunbelt—Lakeland, LLC with Wachovia Securities, secured by the investment in the Hotel; term of 10 years and due January 2013; interest at 6.8%	4,232,449
Sunbelt—CPA, LLC with Regions Bank, secured by the investment in the Hotel, term of 18 months and due February 2008; interest only until due; interest at LIBOR plus 2% (7.35% at December 31, 2006)	2,016,799
Sunbelt—Tallahassee, LLC with Wachovia, secured by the investment in the Hotel; term of 10 years and due January 2013; interest at 6.8%	3,513,026

$14,732,701

In connection with the bond for Sunbelt—Columbus, LLC, the Hotel was required to establish a letter of credit in favor of the Bond Trustee in the amount of $3,551,781, to secure the payment of principal and interest under the bonds. The letter of credit is effective through September 9, 2007 unless earlier terminated or extended under the terms of the Bond Document. In addition, in connection with the bonds, the Hotels are required to maintain a collateral reserve account equal to 5% of the principal amount of the bonds. Based on borrowings outstanding at December 31, 2006, the Hotels maintained $177,500, which is in compliance with the bond terms.

As of December 31, 2006, the Sunbelt—CPA, LLC property was under construction, but had not drawn the remaining $983,201 from its construction loan. In February 2007, the final draw was taken for a total of $3,000,000 outstanding.

Future maturities at December 31, 2006 are as follows:

Years Ending December 31,
2007	$313,030
2008	3,907,387
2009	285,315
2010	298,503
2011	312,630
Thereafter	9,615,836

$14,732,701

Interest of $42,733 was capitalized in the year ended December 31, 2006.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 4. Management Agreements

The Hotels are subject to management agreements, which cover an initial term of 10 years with varying renewal terms. The agreements provide for payment of base management fees, marketing fees, and reservation system fees, which are calculated monthly and range from 4% to 5% of gross rental revenues. Management fees of $318,152 were expensed in 2006.

Note 5. Franchise Agreements

Franchise application fees totaling $190,000 have been paid to Marriott International, Inc. as of December 31, 2006. Amortization expense totaled $8,833 for the year ended December 31, 2006. Annual amortization expense is expected to approximate $11,000 for each of the next five years.

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Marriott International, Inc. (Courtyard and Fairfield Inn). The agreements cover an initial term of 20 years with varying renewal terms. The agreement provides for payment of base franchise fees, which are calculated monthly and range from 7% to 9% of gross rental revenues. Franchise fees of $594,742 were paid in 2006.

Note 6. Commitments

Sunbelt - Columbus, LLC leases land under an operating lease with terms of 25 years, options for automatic renewals and a purchase option after the tenth year. Total rent expense was $54,157 for 2006.

The total minimum rental commitment at December 31, 2006 is due as follows:

Years Ending December 31,
2007	$57,000
2008	57,000
2009	57,000
2010	57,000
2011	57,000
Thereafter	1,042,795

$1,327,795

During the purchase of the land for the hotel in Prattville, Alabama, Sunbelt - CPA, LLC (CPA) entered into agreements with the City of Prattville (City) and a third party seller (seller). As an incentive to locate the hotel in Prattville, the City would give CPA property tax credits of up to $175,000, which would be used to payoff a promissory note between CPA and the seller. Per the agreement there is no additional outflow of cash for the promissory note, however, CPA is committed to the $175,000 until paid off.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 7. Related Parties

The managing member of the Hotels is also the President of the Manager. Funds loaned to related parties in the amounts of $3,981,480 at December 31, 2006, respectively, represent funding for related entity construction.

The Hotels also owed the Manager $48,112 at December 31, 2006 for the management fees, employee expenses and miscellaneous operating expenses incurred in the normal course of business during 2006. All amounts owed were paid in the subsequent year.

Note 8. Subsequent Event

As of January 16, 2007, each of the Hotels was under contract for sale to Apple Seven Hospitality Ownership, Inc., a wholly-owned subsidiary of Apple REIT Seven, Inc. The aggregate purchase price under the five purchase contracts is approximately $37.7 million. The purchaser will assume debt in Blumberg—Dothan Hotel, LLC, Sunbelt—Lakeland, LLC, and Sunbelt—Tallahassee, LLC with an aggregate principal balance of approximately $9.4 million under terms of the purchase contracts.

Apple REIT Seven, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
PHD Hotels Portfolio:
Hampton Inn	Tupelo, MS	5.2	January 23, 2007
Hilton Garden Inn	Macon, GA	10.7	Pending

Dimension Hotels Portfolio (9):
Residence Inn	Highlands Ranch, CO	19.0	February 21, 2007
Homewood Suites	Miami, FL	24.3	February 21, 2007
Homewood Suites	Cranford, NJ	13.5	March 7, 2007
Homewood Suites	Mahwah, NJ	19.5	March 7, 2007
Hilton Garden Inn	Highlands Ranch, CO	20.5	March 9 ,2007
Homewood Suites	Agoura Hills, CA	25.3	Pending
Hampton Inn	San Diego, CA	42.0	Pending
Residence Inn	San Diego, CA	32.5	Pending
Residence Inn	Provo, UT	11.3	Pending

Blumberg Hotel Portfolio (5):
Fairfield Inn	Columbus, GA	7.3	April 24, 2007
Courtyard	Lakeland, FL	9.8	April 24, 2007
Fairfield Inn	Tallahassee, FL	6.6	April 24, 2007
Courtyard	Prattville, AL	9.3	April 24, 2007
Fairfield Inn	Dothan, AL	4.6	Pending

	Total	$261.4

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Larry Blumberg & Associates, or by Dimension Development Company, Inc. under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Seven, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 2006, nor does it purport to represent the future financial position of Apple REIT Seven, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and are qualified in their entirety by, the historical balance sheets of the acquired hotels, as included in this document.

Balance Sheet as of December 31, 2006 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma

ASSETS
Investment in hotel properties, net	$347,092	$268,485	(A)	$615,577
Cash and cash equivalents	44,604	(195,129	)(C)	10,000
		160,525	(D)
Restricted cash—escrow deposits	2,809	1,783	(B)	4,592

Other assets	15,381	—		15,381

Total Assets	$409,886	$235,664		$645,550

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage note payable—secured	$49,292	$75,030	(B)	$124,322
Accounts payable, accrued costs and other liabilities	6,472	109	(B)	6,581

Total liabilities	55,764	75,139		130,903

Shareholders’ equity (deficit)	—	—		—
Preferred stock, authorized 15,000,000 shares	—	—		—
Series A preferred shares, no par value, authorized 200,000,000 shares	—	—		—
Series B preferred convertible stock, no par value, authorized 240,000 shares	24	—		24
Common stock, no par value, authorized 200,000,000 shares	363,239	160,525	(C)	523,764
Retained earnings (deficit)	(9,141)	—		(9,141)

Total shareholders’ equity	354,122	160,525		514,647

Total liabilities and shareholders’ equity	$409,886	$235,664		$645,550

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(In thousands)	PHD Hotels: Tupelo, MS Hampton Inn	PHD Hotels: Macon GA Hilton Garden Inn	Dimension Development Hotels Portfolio	Blumberg Hotels Portfolio	Total Combined
Purchase price per contract	$5,245	$10,660	$207,800	$37,671	$261,376
Other closing costs	17	33	520	50	620
Other capitalized costs (credits) incurred	85	75	652	450	1,262
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	105	213	4,156	753	5,227

Investment in hotel properties	5,452	10,981	213,128	38,924	268,485	(A)

Net other assets/(liabilities) assumed	(3,900)	3	(60,059)	(9,400)	(73,356	)(B)

Total purchase price	$1,552	$10,984	$153,069	$29,524	$195,129

Less: Cash on hand at December 31, 2006 to fund acquisitions					(44,604	)(C)
Plus: Working capital requirements					10,000	(D)

Equity proceeds needed for acquisitions and working capital (000’s)					$160,525	(D)

(A)	The estimated total purchase price for the sixteen properties that have been, or will be, purchased after December 31, 2006 consists of the following. This purchase price allocation is preliminary and subject to change.
(B)	Represents other assets and liabilities assumed in the acquisition of the hotels including, restricted cash, mortgages payable, and prepaid or accrued property taxes.
(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.
(D)	Represents pro forma equity proceeds utilized for acquisitions and working capital.

Apple REIT Seven, Inc.

Pro Forma Condensed Statements of Operations (unaudited)

For the year ended December 31, 2006

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Residence Inn	Houston, TX	$13.6	April 27, 2006
Hilton Garden Inn	San Diego, CA	34.5	May 9, 2006
Courtyard	Brownsville, TX	8.6	June 19, 2006
Homewood Suites	Stafford, TX	7.8	August 15, 2006
Residence Inn	Seattle, WA	56.2	September 1, 2006
Homewood Suites	Sarasota, FL	13.8	September 15, 2006
Courtyard	Hattiesburg, MS	9.5	October 5, 2006
Courtyard	Omaha, NE	23.1	November 4, 2006
Hilton Garden Inn	Ronkonkoma, NY	27.0	December 15, 2006

PHD Hotels Portfolio (8 Hotels):
Homewood Suites	Montgomery, AL	10.7	August 17, 2006
Hilton Garden Inn	Montgomery, AL	10.4	August 17, 2006
Hampton Inn	Troy, AL	6.1	August 17, 2006
Hilton Garden Inn	Auburn, AL	10.2	August 17, 2006
Hilton Garden Inn	Huntsville, AL	10.3	August 17, 2006
Homewood Suites	Huntsville, AL	11.6	October 27, 2006
Hampton Inn	Tupelo, MS	5.2	January 23, 2007
Hilton Garden Inn	Macon, GA	10.7	Pending

Dimension Hotels Portfolio (11):
Courtyard	Rancho Bernardo, CA	36.0	December 12, 2006
Homewood Suites	New Orleans, LA	43.0	December 15, 2006
Residence Inn	Highlands Ranch, CO	19.0	February 21, 2007
Homewood Suites	Miami, FL	24.3	February 21, 2007
Homewood Suites	Cranford, NJ	13.5	March 7, 2007
Homewood Suites	Mahwah, NJ	19.5	March 7, 2007
Hilton Garden Inn	Highlands Ranch, CO	20.5	March 9 ,2007
Homewood Suites	Agoura Hills, CA	25.3	Pending
Hampton Inn	San Diego, CA	42.0	Pending
Residence Inn	San Diego, CA	32.5	Pending
Residence Inn	Provo, UT	11.3	Pending
Blumberg Hotel Portfolio (5):
Fairfield Inn	Columbus, GA	7.3	April 24, 2007
Courtyard	Lakeland, FL	9.8	April 24, 2007
Fairfield Inn	Tallahassee, FL	6.6	April 24, 2007
Courtyard	Prattville, AL	9.3	April 24, 2007
Fairfield Inn	Dothan, AL	4.6	Pending

	Total	$593.8

For the year ended December 31, 2006 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations	West Houston, Texas - Marriott Residence Inn Hotel (A)	Bernardo Venture (A)	Brownsville, Texas - Courtyard by Marriott Hotel (A)	Stafford, Texas - Hilton Homewood Suites Hotel (A)	PHD Hotels Portfolio (A)	Lake Union Hotel Associates LP dba Residence Inn Seattle Downtown (A)	Merca Real Estate, LLC (Sarasota, FL Homewood Suites) (A)
Revenue:
Room revenue	$18,800	$—	$2,032	$—	$—	$9,560	$7,845	$2,225
Other operating revenue	1,545	—	259	—	—	734	560	125

Total revenue	20,345	—	2,291	—	—	10,294	8,405	2,350

Expenses
Operating expenses	11,610	—	1,000	—	—	5,902	3,909	1,111
General and administrative	1,988	—	202	—	31	—	476	230
Management fees	619	—	68	—	—	611	428	58
Taxes, insurance and other	1,472	—	196	—	—	296	364	150
Depreciation of real estate owned	3,073	—	326	—	—	1,311	686	257

Interest, net	(1,855)	—	418	(3)	—	1,471	1,368	429

Total expenses	16,907	—	2,210	(3)	31	9,591	7,231	2,235

Income tax expense	—	—	—	—	—	—	—	—

Net income (loss)	$3,438	$—	$81	$3	$(31)	$703	$1,174	$115

Income (loss) per common share:
Basic and diluted	$0.23

Basic and diluted weighted average common shares outstanding (000s)	15,152

(Continued)

For the year ended December 31, 2006 (unaudited)

(In thousands, except per share data)	Sunbelt- CHM, L.L.C. (Hattiesburg, MS Courtyard) (A)	Briggs Renewal Limited Partnership (Omaha, NE Courtyard) (A)	Linchris Hotel Partners of L.I., LLC (Ronkonkoma NY Hilton Garden Inn)	Dimension Development Hotels Portfolio (A)	Blumberg Hotels Portfolio (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$—	$5,621	$5,210	$45,411	$7,596	$—		$104,300
Other operating revenue	—	365	623	2,484	192	—		6,887

Total revenue	—	5,986	5,833	47,895	7,788	—		111,187

Expenses
Operating expenses	—	2,087	2,776	18,399	3,256	—		50,050
General and administrative	—	501	642	5,566	367	701	(B)	10,704
Management fees	—	419	175	1,490	430	—		4,298
Taxes, insurance and other	—	280	298	2,212	682	—		5,950
Depreciation of real estate owned	—	577	1,018	5,413	737	(10,325	)(C)	13,215
						10,142	(D)
Interest, net	—	893	858	7,370	681	(7,580	)(E)	4,050

Total expenses	—	4,757	5,767	40,450	6,153	(7,062)		88,267

Income tax expense	—	—	—	—	—	—	(G)	—

Net income (loss)	$—	$1,229	$66	$7,445	$1,635	$7,062		$22,920

Income (loss) per common share:
Basic and diluted								$0.55

Basic and diluted weighted average common shares outstanding (000s)						26,832	(F)	41,984

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2006 for the respective periods prior to acquisition by the Company. The Company was initially formed on May 20, 2005, and had no operations before that date. Additionally, five properties began operations during 2006, and four properties remained under construction as of January 2007. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Houston, TX Residence Inn, opened April 2006; Brownsville, TX Courtyard, opened June 2006, Stafford, TX Homewood Suites, opened August 2006 Hattiesburg, MS Courtyard, opened October 2006; Huntsville, AL Homewood Suites, opened October 2006, Macon, GA Hilton Garden Inn, under construction; Agoura Hills, CA Homewood Suites, under construction, Highlands Ranch, CO Hilton Garden Inn, under construction and Prattville, AL Courtyard under construction.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated. Interest income relates only to working capital balances.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the later of January 1, 2006 or the date the hotel opened.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.